MINERAL INDUSTRY ADVISORY
Sound Mining International Limited
Directorate:

Vaughn Glenn Duke,

Jonathan Karsten
Sound Mining House, 2A Fifth Avenue, Rivonia

2128, South Africa

|

Tel:
+23 (0) 11 234 7152

|

Reg no:
2007/020184/07
TECHNICAL REPORT SUMMARY
FAR

WEST GOLD RECOVERIES
(PROPRIETARY)

LIMITED
Prepared for:
Far West Gold Recoveries
(Proprietary) Limited
Cycad House, Building 17
Constantia Office Park
Cnr 14
th

Avenue and
Hendrik Potgieter Road
Weltevredenpark, 1709
Document No.: PR/SMI/1203/22
Effective date:

30 June 2022
Document date: 28 October 2022

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
2
TABLE OF CONTENTS
1.
Executive Summary .......................................................................................................................................................................................8
1.1.
Introduction ................................

................................

................................

................................

................................

........... 8
1.2.
History ................................

................................

................................

................................

................................

.................. 11
1.3.
Geological Setting ................................

................................

................................

................................

...............................

12
1.4.
Exploration

................................

................................

................................

................................

................................

........... 16
1.5.
Metallurgical Testing ................................

................................

................................

................................

.......................... 17
1.6.
Mineral Resource Estimation

................................

................................

................................

................................

............. 17
1.7.
Mineral Reserve Estimates

................................

................................

................................

................................

................. 18
1.8.
Mine Design and Mine Plan

................................

................................

................................

................................

................ 18
1.9.
Process and Recovery Methods................................

................................

................................

................................

......... 20
1.10.
Infrastructure

................................

................................

................................

................................

................................

....... 21
1.11.
Market Studies

................................

................................

................................

................................

................................

..... 23
1.12.
Environmental Permitting and Liability

................................

................................

................................

............................ 23
1.13.
Capital Expenditure and Operating Costs

................................

................................

................................

........................ 24
1.14.
Economic Assessment ................................

................................

................................

................................

........................ 25
1.15.
Concluding Comments ................................

................................

................................

................................

....................... 29
2.
Introduction

..................................................................................................................................................................................................

30
2.1.
Corporate Structure and Compliance

................................

................................

................................

...............................

30
2.2.
Purpose and Terms of Reference (ToR) ................................

................................

................................

........................... 31
2.3.
Qualified Persons Declaration and Qualifications ................................

................................

................................

.......... 31
2.4.
Units, Currencies and Survey Coordinate System ................................

................................

................................

........... 32
2.5.
Political and Economic Climate ................................

................................

................................

................................

......... 32
2.6.
Minerals Industry

................................

................................

................................

................................

................................

.

33
3.
Property Description

..................................................................................................................................................................................

34
3.1.
Property Location................................

................................

................................

................................

................................

34
3.2.
Legal Tenure and Permitting ................................

................................

................................

................................

............. 35
3.3.
Material Agreements, Access and Surface Rights

................................

................................

................................

........... 35
3.3.1.
Exchange Agreement

................................

................................

................................

................................

........ 35
3.3.2.
Use and Access Agreement ................................

................................

................................

..............................

36
3.3.3.
Leeudoorn Agreement

................................

................................

................................

................................

...... 36
3.4.
Permitting ................................

................................

................................

................................

................................

............ 36
3.4.1.
Driefontein Operational Area ................................

................................

................................

.......................... 37
3.4.2.
Kloof Operational Area ................................

................................

................................

................................

..... 37
3.5.
Driefontein Environmental Authorization Transfer

................................

................................

................................

........ 38
3.6.
Water Use Licenses ................................

................................

................................

................................

.............................

38
3.7.
Other Permitting Requirements ................................

................................

................................

................................

....... 38
3.8.
Royalties ................................

................................

................................

................................

................................

............... 39
3.9.
Liabilities

................................

................................

................................

................................

................................

............... 39
3.10.
Concluding Comments ................................

................................

................................

................................

....................... 39
4.
Accessibility, Climate, Local Resources, Infrastructure and Physiography ...................................................................................

40
5.
History

...

44
6.
Geological Setting, Mineralization and Deposit

..................................................................................................................................

46
6.1.
Regional Setting, Mineralization and Deposit ................................

................................

................................

................. 46
6.2.
Local Geological Setting, Deposit and Mineralization ................................

................................

................................

.... 48
6.3.
Property Geology, Deposit and Mineralization ................................

................................

................................

............... 50
7.
Exploration ...................................................................................................................................................................................................

52
7.1.
Methods and Databases

................................

................................

................................

................................

..................... 52
7.2.
Geophysical Characterization ................................

................................

................................

................................

............ 52
7.3.
Geo-hydrological Characterization................................

................................

................................

................................

.... 52
7.4.
Geotechnical Characterization ................................

................................

................................

................................

.......... 52
7.5.
LIDAR and Surveying

................................

................................

................................

................................

........................... 52

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7.6.
Drilling ................................

................................

................................

................................

................................

.................. 53
7.7.
Exploration Budget

................................

................................

................................

................................

.............................

53
8.
Sample Preparation, Analysis and Security ..........................................................................................................................................

54
8.1.
Sampling Method

................................

................................

................................

................................

................................

54
8.2.
Sample Security ................................

................................

................................

................................

................................

... 54
8.3.
Analytical Laboratories ................................

................................

................................

................................

....................... 54
8.4.
Analytical Procedures ................................

................................

................................

................................

......................... 55
8.5.
Bulk Density ................................

................................

................................

................................

................................

......... 55
8.6.
Concluding Comments ................................

................................

................................

................................

....................... 55
9.
Data Verification .........................................................................................................................................................................................

56
9.1.
Quality Assurance and Quality Control (QA/QC)

................................

................................

................................

............. 56
9.2.
Independent Verification ................................

................................

................................

................................

................... 56
10.
Mineral Processing and Metallurgical Testing .....................................................................................................................................

57
10.1.
Metallurgical Test Work ................................

................................

................................

................................

..................... 57
10.2.
Concluding Comments ................................

................................

................................

................................

....................... 58
11.
Mineral Resource Estimates

.....................................................................................................................................................................

59
11.1.
Geological Models and Interpretation

................................

................................

................................

..............................

59
11.2.
Estimation Methodology

................................

................................

................................

................................

.................... 59
11.3.
Mineral Resource Classification

................................

................................

................................

................................

......... 60
11.4.
Mineral Resource Verification ................................

................................

................................

................................

........... 61
11.5.
Cross-sections and Grade Distribution ................................

................................

................................

.............................

61
11.6.
Reasonable and Realistic Prospects for Economic Extraction

................................

................................

....................... 68
11.7.
Mineral Resource Estimation

................................

................................

................................

................................

............. 68
11.8.
Additional Mineral Resources

................................

................................

................................

................................

............ 69
11.9.
Concluding Comments ................................

................................

................................

................................

....................... 69
12.
Mineral Reserve Estimates .......................................................................................................................................................................

70
12.1.
Risk to the Mineral Reserve Estimate

................................

................................

................................

...............................

70
13.
Mining Method ............................................................................................................................................................................................

72
13.1.
Mining Plan and Layout ................................

................................

................................

................................

...................... 74
13.2.
Modifying Factors and Mining Schedule ................................

................................

................................

.......................... 75
13.3.
Cut-off Grade ................................

................................

................................

................................

................................

....... 76
13.4.
Mining Contractor

................................

................................

................................

................................

...............................

77
13.5.
Concluding Comments ................................

................................

................................

................................

....................... 77
14.
Process and Recovery Methods

...............................................................................................................................................................

78
14.1.
Existing DP2 Processing Facility ................................

................................

................................

................................

........ 78
14.2.
Planned Expansion of DP2

................................

................................

................................

................................

................. 79
14.3.
Concluding Comments ................................

................................

................................

................................

....................... 81
15.
Infrastructure

...............................................................................................................................................................................................

82
15.1.
Leeudoorn Facility

................................

................................

................................

................................

...............................

82
15.1.1.
Geotechnical, Hydrological and Geohydrological Considerations

................................

...............................

84
15.1.2.
Leeudoorn Design ................................

................................

................................

................................

............. 85
15.1.3.
Conclusions

................................

................................

................................

................................

......................... 87
15.2.
Regional Tailings Storage Facility ................................

................................

................................

................................

...... 87
15.2.1.
Geotechnical, Hydrological and Geohydrological Considerations

................................

...............................

89
15.2.2.
The RTSF Design ................................

................................

................................

................................

................ 92
15.2.3.
Concluding Comments

................................

................................

................................

................................

...... 95
15.2.4.
Technical Studies - Water

................................

................................

................................

................................

.. 97
15.2.5.
Technical Studies - Power ................................

................................

................................

................................

.

99
15.2.6.
Technical Studies - Pipelines and Pumping

................................

................................

................................

...

100
16.
Gold Market

................................................................................................................................................................................................

102
16.1.
Gold Price Trends ................................

................................

................................

................................

.............................. 102
16.2.
Exchange Rate Forecast ................................

................................

................................

................................

................... 103
16.3.
Global Demand ................................

................................

................................

................................

................................

..

104
16.4.
Global Supply ................................

................................

................................

................................

................................

.....

104

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16.5.
Concluding Comments ................................

................................

................................

................................

..................... 105
17.
Environmental Studies, Permitting, or Agreements with Locals, Individuals or Groups ........................................................

106
17.1.
Permitting Status ................................

................................

................................

................................

.............................. 106
17.1.1.
The National Environmental Management Act (NEMA) ................................

................................

............. 106
17.1.2.
National Environmental Waste Management Act (NEM:WA) ................................

................................

....

107
17.1.3.
National Water Act (NWA) ................................

................................

................................

.............................. 107
17.2.
Environmental Considerations ................................

................................

................................

................................

........ 108
17.3.
Social and Political Considerations

................................

................................

................................

................................

..

109
17.3.1.
Discussions with Local Individuals or Groups ................................

................................

............................... 109
17.4.
Environmental Closure Liability Estimate ................................

................................

................................

...................... 110
17.4.1.
Basis of the Closure Liability Estimate ................................

................................

................................

.......... 110
17.4.2.
Quantum of the Closure Liability

................................

................................

................................

................... 110
17.5.
Concluding Comments ................................

................................

................................

................................

..................... 112
18.
Capital and Operating Costs ..................................................................................................................................................................

113
18.1.
Capital Expenditure ................................

................................

................................

................................

.......................... 113
18.2.
Operating Costs................................

................................

................................

................................

................................

.

114
18.2.1.
Concluding Comments

................................

................................

................................

................................

....

115
19.
Economic Assessment

..............................................................................................................................................................................

116
19.1.
Revenue Forecast

................................

................................

................................

................................

.............................. 116
19.2.
Cashflows ................................

................................

................................

................................

................................

........... 117
19.3.
Sensitivities ................................

................................

................................

................................

................................

........ 118
19.4.
Concluding Comments ................................

................................

................................

................................

..................... 119
20.
Adjacent Properties

..................................................................................................................................................................................

119
21.
Other Relevant Data and Information .................................................................................................................................................

120
21.1.
South African Minerals Policy and Legislative Framework................................

................................

........................... 120
21.2.
South African Legislative Framework ................................

................................

................................

............................. 121
22.
Interpretations and Conclusions ...........................................................................................................................................................

124
23.
Recommendations ....................................................................................................................................................................................

125
24.
References

..................................................................................................................................................................................................

126
25.
Reliance on Information Provided by the Registrant ......................................................................................................................

135
26.
Qualified Persons Disclosure Consent

.................................................................................................................................................

136

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List of Figures
Figure 1: DRDGOLD Corporate Structure

........................................................................................................................................................

30
Figure 2: Location of the FWGR Operations ...................................................................................................................................................

34
Figure 3: FWGR Operations

.................................................................................................................................................................................

35
Figure 4: Sibanye Gold Mining Rights ...............................................................................................................................................................

37
Figure 5: Topography of Southern Africa ........................................................................................................................................................

40
Figure 6: Topography Map of FWGR .................................................................................................................................................................

41
Figure 7: Climate and Rainfall of South Africa ...............................................................................................................................................

42
Figure 8: Vegetation of South Africa ................................................................................................................................................................

43
Figure 9: Regional Geological Setting of the Witwatersrand Supergroup

..............................................................................................

47
Figure 10: Geology of the Witwatersrand Basin ............................................................................................................................................

48
Figure 11: Witwatersrand Supergroup Stratigraphic Section ....................................................................................................................

49
Figure 12: Property Geology

...............................................................................................................................................................................

51
Figure 13: Cross-sections and Grade Distribution - Driefontein 5 TSF .....................................................................................................

62
Figure 14: Cross-sections and Grade Distribution - Driefontein 3 TSF .....................................................................................................

63
Figure 15: Cross-sections and Grade Distribution - Kloof 1 TSF.................................................................................................................

64
Figure 16: Cross-sections and Grade Distribution - Libanon TSF ...............................................................................................................

65
Figure 17: Cross-sections and Grade Distribution - Venterspost North TSF

...........................................................................................

66
Figure 18: Cross-sections and Grade Distributions - Venterspost South TSF .........................................................................................

67
Figure 19: Mining Methodology

.........................................................................................................................................................................

73
Figure 20: Mining Widths

.....................................................................................................................................................................................

73
Figure 21: Mining Sequencing ............................................................................................................................................................................

75
Figure 22: DP2 Revised Block Plan ....................................................................................................................................................................

80
Figure 23: Driefontein 4 TSF Location and Infrastructure...........................................................................................................................

82
Figure 24: Leeudoorn TSF Layout ......................................................................................................................................................................

83
Figure 25: Final Layout of Airspace Model ......................................................................................................................................................

85
Figure 26: Position of the Elevated Drain Filter

.............................................................................................................................................

86
Figure 27: Cyclone Layout ...................................................................................................................................................................................

86
Figure 28: Geo-hydrological Regime at the RTSF Site ..................................................................................................................................

91
Figure 29: Geo-hydrological Effects of Scavenger Wells beneath the RTSF ..........................................................................................

91
Figure 30: RTSF Layout

.........................................................................................................................................................................................

95
Figure 31: TSF Location, Make-up Water Shafts, Processing Plants and Pipeline Layouts .................................................................

98
List of Tables
Table 1: Personal Inspection ...............................................................................................................................................................................

32
Table 2: Historical Development of FWGR ......................................................................................................................................................

45
Table 3: Dry Densities used by Other Re-treatment Companies for the Witwatersrand Operations..............................................

55
Table 4: Full Diagnostic Leach Results on Un-milled

Feed Samples .........................................................................................................

57
Table 5: Driefontein 5 TSF Feed Sample Assay by Size ................................................................................................................................

57
Table 6: Driefontein 3 TSF Feed Sample Assay by Size ................................................................................................................................

58

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Table 7: Summary of Process Recovery Potential .........................................................................................................................................

58
Table 8: Data Interrogated per TSF ...................................................................................................................................................................

61
Table 9: Variogram Parameters .........................................................................................................................................................................

61
Table 10: Mineral Resource Estimate for FWGR as at 30 June

2022 ........................................................................................................

68
Table 11: S-K 1300 Compliant Mineral Reserve Estimate as at 30 June 2022 ........................................................................................

70
Table 12: Scheduled RoM Production ..............................................................................................................................................................

75
Table 13: Calculated Cut-off Grades .................................................................................................................................................................

77
Table 14: Mining Equipment Planned for each TSF.......................................................................................................................................

77
Table 15: Design Criteria and Assumptions ....................................................................................................................................................

83
Table 16: Changes in Parameters ......................................................................................................................................................................

88
Table 17: Environmental Elements under Consideration for RTSF Design and Disposal Method ....................................................

88
Table 18: Engineering Elements under Consideration for RTSF Design and Disposal Method .........................................................

89
Table 19: RTSF Design Criteria ...........................................................................................................................................................................

89
Table 20: Underground Water Sources ............................................................................................................................................................

98
Table 21: Power Requirements for FWGR Operations .................................................................................................................................

99
Table 22: Eskom Points of Delivery ...................................................................................................................................................................

99
Table 23: Existing Pipeline and Pumping Infrastructure ...........................................................................................................................

100
Table 24: Phase 2 Pipeline and Pumping Infrastructure ............................................................................................................................

101
Table 25: Above Ground Gold Stocks in 2021 ...............................................................................................................................................

102
Table 26: Long Term

Consensus Forecasts in Nominal Terms .................................................................................................................

103
Table 27: Global Gold Production ....................................................................................................................................................................

105
Table 28: Required Environmental Legislation and the Status for

the Driefontein Mining Area ...................................................

107
Table 29: Activities for Phase 2 Requiring a Waste

Management License (WML) ..............................................................................

107
Table 30: Current Closure Cost Estimates for FWGR ..................................................................................................................................

111
Table 31: Closure Cost Estimates from Kloof EIA and Guaranteed through Guardrisk

.....................................................................

112
Table 32: Summary of Capital Expenditure

...................................................................................................................................................

113
Table 33: Average DP2 Operating Cost

over LoM

.......................................................................................................................................

114
Table 34: Inputs to the DCF Model

..................................................................................................................................................................

116
Table 35: Sensitivity of Post-tax

NPV .............................................................................................................................................................

118
Table 36: Sensitivity of Gold Price ...................................................................................................................................................................

118
Table 37: Sensitivity of the Discount Rate ....................................................................................................................................................

118
Table 38: TRS Data and Information Sources ...............................................................................................................................................

126
Table 39: Glossary and Abbreviations ............................................................................................................................................................

128
Table 40: QP Area of Responsibility and Disclosure Consent ..................................................................................................................

136

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List of Graphs
Graph 1: LoM Production Forecast

....................................................................................................................................................................

76
Graph 2: Potential LoM Production Forecast .................................................................................................................................................

76
Graph 3: Actual Production Capacity of DP2 for FY2020, FY2021 and FY2022 .....................................................................................

78
Graph 4: Actual Plant Recovery for DP2 versus Forecast Recovery for FY2020, FY2021 and FY2022

.............................................

79
Graph 5: Gold Price Historical Trendline ........................................................................................................................................................

102
Graph 6: Exchange Rate Historical Trendline ...............................................................................................................................................

103
Graph 7: Global Gold Demand from 2012 to 2021 ......................................................................................................................................

104
Graph 8: Global Gold Supply from 2012 to 2021 .........................................................................................................................................

104
Graph 9: Capital Expenditure Forecast ..........................................................................................................................................................

114
Graph 10: Operating Cost Forecast

.................................................................................................................................................................

115
Graph 11: Gold Sales Forecast ..........................................................................................................................................................................

117
Graph 12: Post-tax Discounted Cashflows ....................................................................................................................................................

117
Graph 13: Sensitivity to Expected Revenue and Costs ...............................................................................................................................

118
Graph 14: Post-tax Discounted Cashflows (including liner) ......................................................................................................................

119
List of Photographs
Photograph 1: Monitor Gun ................................................................................................................................................................................

72
Photograph 2: Monitor Gun in Operation .......................................................................................................................................................

74
List of Appendices
Appendix 1: Summary of the DCF Model (excluding liner) .......................................................................................................................

137

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1. EXECUTIVE SUMMARY
1.1. Introduction
DRDGOLD Limited (DRDGOLD),

which has a primary

listing on the Johannesburg

Stock Exchange (JSE)

and a secondary

listing on the New
York Stock Exchange

(NYSE), is

an established

gold tailings

retreatment company

located near

Johannesburg, South

Africa. The

company’s
business is

to profitably

reclaim tailings from

surface Tailings

Storage Facilities

(TSFs). DRDGOLD has

arranged its

operations into two
wholly owned entities

covering their East

Rand (east of

Johannesburg) and far

West Rand

(far west of

Johannesburg) businesses. The
East Rand

operations are

run by

Ergo Mining

(Proprietary) Limited (Ergo)

and the

West rand

operations by

Far

West Gold

Recoveries
(Proprietary) Limited

(FWGR). FWGR

currently own

six TSFs

on the

West Rand

between Roodepoort

and Carletonville,

approximately
70km South West of Johannesburg (Figure A). There are an additional three TSFs which are to be transferred from Sibanye Gold Limited
(Sibanye Gold) to

FWGR once no

longer required

by the existing

operations (Available

TSFs). Numerous

other TSFs are

potentially available
in the area for future reclamation (Target TSFs).
Figure A: Location of the FWGR Operations
Source:

Sound Mining,

2022
This Technical Report Summary (TRS)

was prepared by Sound Mining

International SA (Proprietary)

Limited (Sound Mining) for DRDGOLD
as

the

registrant.

It

was

compiled

by

qualified

persons

(QPs)

in

line

with

the

Securities

Exchange

Commission

(SEC)

requirements,
Regulation S-K 1300. It presents the

Mineral Resources and Mineral Reserves

of FWGR as at 30 June

2022, and as a maiden submission

to
the SEC.

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The QP has relied on information provided by FWGR

with respect to legal matters (Item
3
), the gold price (Item
16.1
), environmental or
social and labor planning aspects (Item
17
) and economic assumptions (Item
19
).
The qualified persons Mrs Diana van Buren (Mineral Resources), Mr Vaughn Duke (Mineral Reserves) and Mr Keith Raine (Environmental,
Social and Governance) have reviewed the exploration data

base; the geological block models; the processing plant design and costing;
mine plans,

production scheduling, infrastructure;

legal tenure,

permitting, environmental and

social compliance

status and

the latest
assessment of the environmental rehabilitation liabilities required for eventual closure of the operation.
The information was used to substantiate the confidence in the Mineral Resource and Mineral Reserve estimates and then incorporated into a Discounted Cashflow (DCF) Model for an economic assessment of the viability of the Mineral

Reserves.
The assets held

by FWGR were

acquired from Sibanye

Gold Limited (Sibanye

Gold), a subsidiary

of Sibanye-Stillwater Limited

(Sibanye-
Stillwater),

in

a

transaction

which

was

concluded

in

July

2018

in

which

common

law

ownership

was

established

over

various

TSFs
containing the Mineral Resources and Mineral Reserves.
FWGR conducts

its activities

inter alia

in accordance

with Environmental

Approvals and

the provisions

of the

Mine Health

and Safety
regulations. A Use and

Access Agreement with Sibanye Gold

articulates the various rights, permits

and licenses held by

Sibanye Gold in
terms of which FWGR operates, pending the

transfer to FWGR of those that

are transferable. The FWGR operations are

comprised of a
variety of assets

(Table A),

including a processing

plant and land

for the development

of a Regional

Tailings Storage

Facility (RTSF)

for
long-term sustainability.
Table A: FWGR Assets
Asset Type Asset Location
TSFs
Driefontein 3
Driefontein Mining Right area
Driefontein 5
Kloof 1
Kloof Mining Right area
Libanon
Venterspost North
Venterspost South
Depositional
TSF
Driefontein 4 North-east of Driefontein Mining Right area
Operating
Surface Gold
Processing
Plants
DP2
Located on:
Farm Blyvooruitzicht 116IQ Portion (Ptn) 6; and
Farm Driefontein 113IQ Remainder (Re) of Ptn 1
Pilot plant
Located at:
Driefontein 1 processing plant
Land for

Phase 2
Land for the RTSF
Located on:
Farm Cardoville 647IQ;
Re Ptn 6 Farm Cardoville 364 IQ;
Ptn 8 of Ptn 6 of Farm Cardoville 364IQ;
Ptn 13 of Ptn1 of Farm Cardoville IQ;
Ptn 50 Farm Kalbasfontein 365IQ;
Re Ptn 3 Farm Cardoville 364;
Re Ptn 5 of Ptn 3 Farm Cardoville 364IQ; and
Ptn 11 Farm Cardoville 364IQ
Land for a Central Processing Plant (CPP) which provides strategic optionality
Located after subdivision of:
Farm Rietfontein 347IQ Ptn 35 and Ptn 73
Access Rights
Access to water from the Driefontein 10 shaft and Kloof

10 shaft,
for the purposes of hydro-mining
Located within the Driefontein and Kloof Mining
Right areas
Installation, supply, distribution and maintenance

of power supply
Driefontein 1 gold plant Located at Driefontein 1 processing plant
Source:

FWGR, 2022

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A review

of the

environmental permitting concluded

that the

necessary permitting requirements

are in

place or

are being

proactively
addressed. Sufficient provision is included to address the rehabilitation liabilities associated with the above assets. The QPs are satisfied that FWGR has the legal right to reclaim and process the TSFs forming part of the operation.

These are classified as moveable assets and
so there is no immediate requirement to transfer any part of the mining rights from Sibanye Gold Limited (Sibanye Gold). The operations are not subject to royalty payments.
The initial phase of

FWGR’s long-term growth strategy is now

complete. It included upgrading the Driefontein

Plant 2 (DP2) to process
tailings material through the hydro-mining of Driefontein

5 TSF at approximately 500ktpm. Phase 2 will begin with

the expansion of DP2
to a

processing capacity

of 1.2Mtpm.

New arisings

(i.e., retreated

tailings) from

DP2 are

being deposited

onto the

Driefontein 4

TSF
(0.5Mtpm), which is

due to reach

capacity towards

the end of

calendar year 2025

whereafter the

depositional rate would

have to decrease
materially. Sibanye Gold has in principle approved the deposition of new arisings onto their Leeudoorn TSF until

the planned new RTSF is
operational in

2030. Upon

the conclusion

of written

terms, FWGR

will be

able to

deposit 500ktpm

on the

Leeudoorn TSF

until 2029.
Supporting pipelines will

link this infrastructure

to additional TSFs

that have been

identified as potentially

available for reclamation

to
extend the life of the operation beyond the current Mineral Reserves.
The construction of

a significantly larger

CPP has been

considered as a

strategic option to

facilitate growth beyond

the throughput of
1.2Mtpm called for

in the Life-of-Mine

(LoM) plan. A

large RTSF has

been designed to

accommodate such

strategic growth over

the longer
term and

the LoM

plan anticipates

that this facility

will be commissioned

in 2030. The

Leeudoorn TSF

will enable

the expansion

to 750ktpm
planned by FWGR over the shorter term, until 2030.

The operation’s infrastructure and current TSFs lie across two mining rights which stretch from Westonaria to Carletonville (Figure B).
Figure B: FWGR Operations
Source:

Sound Mining,

2022

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The TSFs

are located

at elevations

between 1,570mamsl

and 1,720mamsl

in an

area that

is typical

of a

mature landscape

with gentle
rolling undulations and

shallow sided river

valleys. The area

enjoys warm

to hot,

moist summers and

cool dry winters

with an

average
ambient temperature of 20°C. The

operation experiences some 571mm of

rain each year, with most of it

occurring during summer in the
form of

thunderstorms. Most

of the

area comprises

disturbed grazing

land and

minor crop

production. The

area is

well serviced

with
schools, medical

facilities, a

rail network,

power, water

and other

supporting infrastructure. Both

tarred and

gravel roads

are used

to
commute between farms and mines, as well as to and from urban centers.
1.2. History
Gold

and

uranium mining

operations commenced

in the

late 1800s

in

the

Witwatersrand Basin

goldfields of

South

Africa, and

have
resulted in the accumulation of substantial amounts of

surface tailings and other mine residues. The possible

re-treatment of TSFs in the
West Rand area has a

long and complex history with

Gold Fields Limited (Gold Fields),

Rand Uranium Limited (Rand Uranium), Harmony
Gold Mining Company Limited (Harmony), Gold One International Limited (Gold One) and Sibanye Gold completing a number of parallel, independent studies relating to

the retreatment of

these TSFs. There

is an approximate

fifteen-year history of metallurgical

test work
and process design

which has been

undertaken for a

variety of combinations

of assets and

products recovered. Whilst these

historical
studies were for specific combinations of assets, they are not all relevant to FWGR in its current form.
Prior to

2009, Gold

Fields embarked

on a

project known

as the

West Wits

Project (WWP)

aimed at

retreating several

TSFs on

its four
mining complexes: Kloof, Driefontein, Venterspost and South Deep to recover gold, uranium and sulfur and storing the tailings

on a new
Central Tailings Storage

Facility (CTSF). Similarly, Rand

Uranium had embarked on

the Cooke Uranium Project

(CUP), which endeavored
to treat the Cooke TSF for gold, uranium and sulfur. The two independent projects had similar operational and environmental

mandates,
within a 25km radius of each other.
In 2009,

Gold Fields and

Rand Uranium evaluated

the potential synergy

of an

integrated retreatment plan

for TSFs

located within the
South Deep, Cooke, Kloof, Driefontein and Venterspost mining complexes.
In 2012, Gold One acquired Rand

Uranium and in the same

year acquired the Ezulwini Mining Company (Proprietary) Limited (Ezulwini).
During the same

year Gold One, revived

the tailings retreatment

project and Gold

Fields entered into a

joint venture (JV)

partnership with
Gold One to investigate the economic

viability of concurrently reprocessing current

arisings and historical tailings from a

number of sites
situated in the greater West Rand area. A scoping study was concluded in 2012.
In early

2013, Gold

Fields unbundled its

Kloof and

Driefontein Complex and

Beatrix gold

mines in

the Free

State Province

to create

a
separate entity in Sibanye Gold and listed Sibanye Gold as a fully independent company on both the JSE and the NYSE stock exchanges.
Subsequently,

in

October

2013,

Sibanye

Gold

Limited

purchased the

interest

held

by

Gold

One

in

Rand

Uranium

and

Ezulwini.

The
Gold

One

assets

which

became

part

of

Sibanye

Gold

included

the

Cooke

operations

(underground mining

and

surface

reclamation
operations) for gold and uranium production. This

transaction gave Sibanye Gold control of a

substantial portion of the surface mineral
resources in the region. A Preliminary Feasibility

Study (PFS) was completed in 2013 and confirmed

that there is a significant opportunity
to extract value

from the surface

Mineral Resources. Subsequently,

a number of

Definitive Feasibility Studies

(DFSs) have been completed
on various combinations of TSFs. Sibanye Gold’s TSF reclamation assets were housed in a special purpose vehicle (SPV) called West Rand
Tailings Retreatment Project (WRTRP).
In 2018, Sibanye

Gold traded its

SPV for an

equity share in

DRDGOLD, which as

a consequence then

wholly owned the

tailings retreatment
project which was subsequently renamed FWGR. In

mid-2018, FWGR initiated Phase 1

of a phased approach to

its growing reclamation
operations.

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1.3. Geological Setting
The

assets

of

FWGR

are

derived

from

the

West

Rand

Goldfield

of

the

gold-bearing,

late

Archaean

(2.7Ga

to

3.2Ga),

Witwatersrand
Supergroup

(Witwatersrand

Basin).

The

Witwatersrand

Basin

is

a

roughly

oval-shaped

sedimentary

basin,

filled

with

approximately
14,000m of sedimentary

and subordinate volcanic

units, of which

only small

portions outcrop to

the south and

west of Johannesburg
(Figure C).
Figure C: Regional Geological Setting of the Witwatersrand Supergroup
Source:

Sound Mining,

2022

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The basin hosts vast auriferous and uraniferous deposits which have been grouped into geographically distinct sub-basins or goldfields, which are separated by stratigraphy where no economic mineralization has been discovered

(Figure D).
Figure D: Local Geological Setting
Source:

Sound Mining,

2022

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Recent studies consider the deposition

in the Witwatersrand sediments to have

taken place along the interface between a

fluvial system
and a major body

of still water

or an inland

sea. Specifically, this

body of water

is considered to

be a retro-arc-foreland basin

which formed
in response to crustal thickening on

the northern edge of the Kaapvaal Craton,

during a collision with the Zimbabwe

Craton to the north.
The varying

stratigraphic position

of the

narrow, 0.1m to

2.0m thick

quartz-pebble conglomerate

reefs are

interpreted to

represent major,
diachronous, entry

points of

coarse-grained sediment

into the

basin. Complex

patterns of

syn-depositional faulting

and folding

have
caused significant variations in sediment thickness and sub-vertical to over-folded reef structures are characteristic of the basin margins.
Later faulting and

folding of

the sequence

determined which parts

of the

Witwatersrand Basin remained

buried, as

well as

the depth
extent of mineable horizons, relative to the present-day surface.
The FWGR assets (Figure

E) are derived

from the Driefontein,

Kloof, Libanon and

Venterspost mining operations

located in the West

Rand
Goldfield, on the north-western rim of the Witwatersrand Basin.

Karoo Supergroup
Alluvium, Colluvium, Eluvium, Gravel, Scree
ECCA Group
Transvaal Supergroup
Daspoort Formation
Diabase
Strubenkop Formation
Hekpoort and Boshoek Formations
Timeball Hill and Rooihoogte Formations
Malmani
Undifferentiated Tonalite, Granite, and Gneiss
Black Reef Formation
Ventersdorp Supergroup
Rietgat Formation
Witwatersrand Supergroup
Turfontein Subgroup
Johannesburg Subgroup
Jeppestown Subgroup
Government Subgroup
Hospital Hills
Owned TSF
Available TSF
Depositional TSF
Mining Rights
Target TSF
26°15'S
26°30'S
27°30'E
27°45'E
10km
N
SOUND MINING

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Figure E: Property Geology
Source:

Sound Mining, 2022

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16
These operations exploit three primary reefs, namely the Ventersdorp Contact Reef (VCR) located at the top of the Central Rand Group, the Carbon Leader Reef (CLR) near the base of the Central Rand Group and the Middelvlei Reef (MR), which stratigraphically occurs 50m to 75m above the Carbon

Leader. Additional minor reefs including

the Kloof, Elsburg, Kimberley

and Libanon Reefs are

exploited at some
operations.
The TSFs to

be reclaimed are located

in the Western

Witwatersrand Basin, within the

West Rand and Carletonville

goldfields. The TSFs
contain

the

processed waste

from

the

mining

of

auriferous and

uraniferous

ores

from

Driefontein, Kloof,

Libanon

and

Venterspost
underground mining operations. The mining operations have targeted different reefs and as a result the TSFs have developed from the
following:
●
the Driefontein TSFs comprise primarily processed VCR, CLR and Middelvlei Reef;
●
the Kloof TSFs comprise primarily processed VCR, Middelvlei Reef and to a lesser extent the Kloof Reef;
●
the Venterspost TSFs comprise primarily processed Middelvlei Reef and VCR; and
●
the Libanon TSFs comprises material from the VCR, Libanon Reef, Kloof Reef and Middelvlei

Reef.
The composition of a

TSF depends on the

geochemical make-up of the material

being mined and the chemicals

used in the mining

and
extraction process. In addition to the internal structure, the TSF reflects the mining strategy and depositional methodologies employed at each operation. Variations in the density of tailings material is a critical factor in the accurate estimation of quantities as these factors can result

in a

considerable variation

in gold

content and

distribution throughout

a TSF

where such

variation has

an impact

on final
recoveries and projected

revenues for the

operation. In addition,

secondary processes

such as metal re-mobilization,

erosion, weathering,
leaching and acid mine drainage can further affect the geochemical characteristics of a TSF.
These processes tend to progress faster

in a TSF compared to

a primary ore body as

weathering, erosion and oxidation are accelerated
by the

fine particle

size of

the material.

Gold can

undergo mobilization

within the

TSF with

time and

hence may

exhibit areas

of re-
concentration and

even be

present in the

sub-structure soil.

Although exceptions occur,

the TSFs

generally show

an increase in

grade
towards the base of the TSF.
1.4. Exploration
The extent, morphology and structure of a TSF is relatively simplistic compared to conventional mineral deposits, and so the exploration
programs were also simple, comprising:
●
surveying to determine physical dimensions and volumes;
●
auger drilling programs to permit sampling for gold content and mapping of the gold distribution;
●
metallurgical and flow sheet development test work; and
●
tailings toxicity tests and specific gravity determination.
The QPs have concluded that the drilling programs were suitable for the type of deposits and that the drilling

and sampling techniques
were of a high standard, with sample contamination and losses kept to a minimum. The drilling and sampling programs were conducted to industry standards and the results are considered reliable and suitable for incorporation into a Mineral Resource estimate.
The analytical

laboratories used

in the

exploration program

are all

ISO certified

for gold

analysis and

all of

them follow

best practice
principles of quality management.

The Quality Assurance and Quality

Control (QA/QC) of the field and laboratory

verification procedures
were independently audited and are considered appropriate.
Full

length

samples

were

taken

and

are

considered

representative

of

the

disseminated

mineralization

which

has

no

orientation

or
structural control other

than grade variations

due to deposition

variations and secondary

remobilization of

the gold. This

gold distribution
within the TSFs is adequately understood from the geological modelling.

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The Driefontein

TSFs, Venterspost

TSFs and

Libanon TSF

are located

on Malmani

Subgroup dolomites

(Figure D)

with the

remainder
located on non-dolomitic argillaceous and arenaceous sediments of the Timeball Hill and Hekpoort Formations. An independent density study by Geostrada concluded that the basement lithology does not significantly impact the density of the tailings material.
A bulk density of 1.42g/cm
3

is applied to the TSF assets. It is based on substantial empirical evidence and considered reliable. The use of a dry density in the estimation of an in situ Mineral Resource is standard best practice and the dry density value has been applied to the
Mineral Resource estimate.
1.5. Metallurgical Testing
Test work

has been performed on

Driefontein 3 TSF, Driefontein

5 TSF, Libanon TSF,

Kloof 1 TSF

and Venterspost North

TSF. Less

test
work has been

performed on the

Venterspost South TSF.

The metallurgical data

that was originally

available for the

Driefontein 5 TSF
was subsequently

supported by

the results

of full-scale processing

at DP2 during

Phase 1.

Based on

the test

work, the

QPs

are comfortable
that the following processing recoveries are achievable for the respective TSFs (Table B).
Table B: Summary of Process Recovery Potential
TSF Recovery
Process
(%)
Driefontein 5 49.8%
Driefontein 3 56.6%
Kloof 1 50.5%
Libanon 47.2%
Venterspost North 54.7%
Venterspost South 62.5%
Source:

Sound Mining,

2022; and FWGR, 2020
1.6. Mineral Resource Estimation
The original Mineral

Resource estimates of 2009

were confirmed by

Sound Mining in

2020. Sound Mining independently

reviewed the
database, geological models, estimation methodology

and classification criteria. Sound Mining concluded

that the estimations are based
on a suitable database of reliable information and that no material issues were found which could affect the overall estimate.
The exploration database is comprised of analytical data from reliable laboratory assays of samples obtained from sampling and drilling
programs based on industry

best practice. The drillhole

grid spacing is comparatively

close for typical TSF

drilling programs and the

entire
depth of each

TSF was sampled.

The data density

is considered sufficient

to assure continuity

of mineralization and

structure and provides
an adequate basis for estimation.
The exploration database was imported into DataMineTM Studio 3 software and data validation was undertaken to ensure the integrity and validity of the imported data. The samples for Driefontein 3 TSF and Driefontein 5

TSFs represent 3.0m composite samples and not
1.5m composites. The

samples from all

of the other

TSFs were 1.5m

in length. The

end of the

drillhole sample, where

it contained footwall
material, was separated into tailings and footwall material and treated separately by the laboratory.
Ordinary Kriging was undertaken for the gold grade estimation which allows for testing of the accuracy and efficiency of the estimation.
Due to the

construction of the

TSFs and potential

gold remobilization, a

spatial grade distribution

was anticipated and

since Kriging is
based on modelling the spatial variances within an orebody, it was considered the most reliable and accurate methodology for the task.
The economic assessment provided in

this TRS demonstrates positive margins and

confirms reasonable prospects for eventual

economic
extraction. The applied

Mineral Resource classification is

a function of

the confidence of

the asset tenure

and the entire

process from
drilling, sampling, geological

understanding and

geostatistical relationships.

The latest Mineral

Resources are

all in the

Measured category
(Table C).

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Table C: Mineral Resource Estimate for FWGR as at 30 June 2022
TSF
Volume
('000m
3
)
Density
(t/m
3
)
Quantity
(Mt)
Grade
(g/t)
Content
(t)
Content
(koz)
Driefontein 5 5,685 1.42 8.07 0.48 3.85 124
Driefontein 3 35,540 1.42 50.47 0.47 23.71 762
Kloof 1 19,931 1.42 28.30 0.33 9.20 296
Libanon 52,351 1.42 74.34 0.27 20.23 650
Venterspost North 38,954 1.42 55.31 0.27 15.16 487
Venterspost South 9,068 1.42 12.88 0.33 4.24 136
Total Mineral Resource Estimate 161,529 1.42 229.37 0.33 76.39 2,456
Source:

Sound Mining,

2022
Notes:

Apparent computational errors due to rounding

These Mineral Resources are stated inclusive of Mineral

Reserves

Mineral Resources, if stated exclusive of Mineral

Reserves, would equate to zero

In situ Mineral Resource estimate reported according

to S-K 1300 requirements

No geological losses applied
1.7. Mineral Reserve Estimates
A LoM plan and mining schedule was developed by FWGR as outlined in Item
13.2
. The LoM plan was tested for economic viability in the
DCF model which indicated a positive cashflow through to the end of LoM.
The Mineral Reserves were prepared in accordance with the requirements of S-K 1300 (Table D). No mining losses or dilution are applied in determining

the Mineral

Reserve estimates

because the

TSFs are

re-mined and

re-processed in

their entirety. All

other modifying

factors
are captured in the

mine design together

with all of the

associated technical aspects

that inform the

capital and operating

cost estimates.
FWGR’s six TSF assets convert to a total Mineral Reserve of 229.37Mt with a gold content of 76.39t.
Table D: S-K 1300 Compliant Mineral Reserve Estimate as at 30 June 2022
TSF
Volume
('000m
3
)
Density
(t/m
3
)
Quantity
(Mt)
Grade
(g/t)
Content
(t)
Content
(koz)
Driefontein 5 5,685
1.42
8.07
0.48
3.85 124
Driefontein 3 35,540
1.42
50.47
0.47
23.71 762
Kloof 1 19,931
1.42
28.30
0.33
9.20 296
Libanon 52,351
1.42
74.34
0.27
20.23 650
Venterspost North 38,954
1.42
55.32
0.27
15.16 487
Total Proved Mineral Reserve 152,461
1.42
216.49
0.33
72.15 2,320
Venterspost South 9,068
1.42
12.88
0.33
4.24 136
Total Probable Mineral Reserve 9,068
1.42
12.88
0.33
4.24 136
Total Mineral Reserve Estimate 161,529
1.42
229.37
0.33
76.39 2,456
Source:

Sound Mining,

2022
Notes:

Apparent computational errors due to rounding and are

not considered significant

Mineral Reserves are reported using a dry density of 1.42t/m
3

and at the head grade on delivery to the plant

The Mineral Reserves constitute the feed to the gold plants

The Mineral Reserves are stated at a price of ZAR914,294.00/kg

A cut-off grade of 0.15g/t is applicable

to the FWGR LoM plan

Although stated separately, the Mineral Resources are

inclusive of Mineral Reserves

Venterspost South TSF is classified as

a Probable Mineral Reserve due to some uncertainty regarding the processing recovery

Uranium has been excluded in the Mineral

Reserve estimate as it is not being recovered by FWGR

Grade and quantity measurements are reported in metric

units (Mt) rounded to two decimal places

The input studies are to a PFS level of accuracy

The Mineral

Reserve estimates

contained

herein may

be subject

to legal,

political, environmental

or other

risks that

could materially

affect the
potential development of such Mineral Reserves
1.8. Mine Design and Mine Plan
FWGR

exploits

TSFs

through

hydro-mining

using

high-pressure

jets

of

water

to

dislodge

tailings

material

or

move

sediment

for
transportation as a

slurry to processing

plants. The hydro-mining

removes the tailings

material from the

top of a

TSF to the

natural ground
level in 15m layers (Figure F).

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Figure F: Mining Methodology
Source:

Sound Mining,

2022
A safe bench height is

dependent upon the material strength which is

influenced by the phreatic surface within

a dump. The TSFs have
been dormant

for a

number of

years and

so the

phreatic surface

is expected

to be

well below

the surface

of the

dumps. The

drilling
program

to

define

the

Mineral

Resource did

not

encounter

saturated zones

or

phreatic surfaces

and

so

the

risk

of

slope

failure

or
liquefaction is low.
Horizontal benches of 100m to

200m, inclusive of the face

angles (45° to 50°), are

created to maintain safe working

distances between
simultaneous operations at different bench elevations (Figure G).
Figure G: Mining Widths
Source:

Sound Mining,

2022
Hydro-mining and the re-deposition

of tailings is a

specialized activity, and

is outsourced to competent

and experienced service

providers.
The

hydro-mining performance

assumptions used

for the

LoM

planning are

based on

the current

reclamation operations

where the
method has been successfully “tried and tested“.

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The operating

cost and

capital expenditure

assumptions are

supported by

actual operational figures

rather than

being only

based on
computations from “zero

based” cost models

or feasibility studies.

Similarly, the equipment

requirements, manning complements

and
necessary supporting infrastructure, in terms

of water and

power supply, are well

understood by FWGR. There

have been no

untested
technical assumptions made with regards to the mining design criteria.
The cost and

maintenance of the mining

equipment, and employees are

paid for by

the mining contractors. The

pipeline and pumping
design and associated capital expenditure estimate has

been undertaken by independent specialists familiar with the mining operations.
Specific mining

schedules were

developed for

each TSF

based on

the grade

distribution of

the Mineral

Resource block

models. These
schedules were integrated into a production plan that exhausts FWGR’s current Mineral Reserves (Graph A).
Graph A: LoM Production Forecast
Source:

Sound Mining,

2022
Given the nature

of the hydraulic

mining operation, no

selective mining, other

than very broad

rejection of sections

of the TSFs,

is possible
and the

mine scheduling

has shown

that this

is unnecessary.

No geotechnical

constraints have

been applied

and hydrological

aspects
affecting the surface deposits

are not significant to

the operation. A mining

contractor using its own

equipment (i.e., “mining units”)

is
responsible for the reclamation activities, and so no provision has been made in the initial capital estimate for mining equipment.
Sound Mining is satisfied that the LoM schedule is reasonable and appropriate for the operation.
1.9. Process and Recovery Methods
Sound Mining is of

the opinion that there

is sufficient test work

available to support the

metallurgical performance anticipated for the
current and future

processing facilities.

The LoM plan

relies on the

currently operating

DP2 processing

plant (~600ktpm) and

an expansion
thereof to 1,200ktpm.
FWGRs Phase 1 entailed a modification

and refurbishment of the old DP2

plant to accommodate a nameplate throughput of

600ktpm,
albeit that a constraint

currently exists with the prevailing

deposition capacity of 500ktpm for

new arisings onto the

Driefontein 4 TSF.
While at current depositional

rates, the plan is to

exhaust the storage capacity of

this TSF by the

end of 2025, however, it

may be possible
for FWGR to exceed this capacity for some years thereafter by continuing to deposit new arisings but at a materially reduced rate.
A detailed design

to expand DP2

to accommodate a

throughput of 1.2Mtpm

was prepared by

external specialists with

appropriate capital
cost estimates. There is no

change to the process flow

and the QP is satisfied

that the metallurgical characterization

of the TSFs has been
sufficiently catered for

in the design.

These were reviewed

by Sound Mining

and are considered

to be appropriate

and in-line with

industry
standards.

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1.10. Infrastructure
Sound Mining has

inspected the

existing infrastructure

which comprises

DP2, the Driefontein

4 TSF, and

all associated pumping

and piping
installations. The QP is of the opinion that

this infrastructure has been correctly planned, properly installed to date, fully functional and well maintained.
Electricity

is

currently

supplied

from

Eskom’s

132kV

and

44kV

grid

to

various

Sibanye

owned

gold

mines

in

the

vicinity

of

FWGR’s
operations. The power requirement

of FWGR remains within the

current surplus capacity to the

Driefontein, Kloof and Cooke and

mining
complexes. Power supply remains a material risk to all mining operations in South Africa including

FWGRs operations.
A closed water system has been designed to avoid having to treat water or having to discharge into surface water courses (Figure H).
Figure H: TSF Location, Make-up Water Shafts, Processing Plants and Pipeline Layouts
Source:

Sound Mining,

2022
Water use licenses

are available for the

pumping of water

from underground workings at

Kloof 10 shaft and

Driefontein 10 shaft, and
the consumption

planned from

these shafts

will not

exceed the

pumping rates

approved in

the respective

WULs. Water

will also

be
reclaimed from the Leeudoorn TSF and RTSF in due course

and Sound Mining is satisfied that there is more than

enough water to meet
the requirements of the operation as currently planned.

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The hydro-mining, reprocessing and

re-deposition of tailings material

requires a network of

pipes. Slurry pipelines will

be needed from
the hydro-mining

sites at

the TSFs

to DP2

and tailings

pipelines from

DP2 to

the respective

deposition facilities.

High pressure

water
pipelines are necessary to supply the mining operations while separate low-pressure water pipes are needed for returning water to DP2 from water dams at the various TSFs. These have all been adequately designed and included in the LoM planning.
FWGR requires the RTSF to ensure adequate storage facilities for the long-term deposition of all tailings arising from FWGR operations.
It will

be built

on Transvaal

Supergroup lithology

(Figure D),

to mitigate

any risk

of dolomite

related sink

holes. The

design and

cost
estimate caters

for a storage

capacity of 800Mt

and a

potential disposal rate

of up

to 2.4Mtpm.

It will cover

an area of

approximately
1,000ha with a final

top surface area

of around 600ha at

a maximum height

of 100m. The selected

site of approximately

1,500ha is shown
in Figure I.
Figure I: RTSF Layout
Source:

Beric Robertson Tailings, 2020
A key design consideration has been the management of ground water through the use of a scavenger well system that will capture and
recycle

future

leachable

pollution

plumes.

In

the

context

of

risk,

this

is

believed

to

be

a

viable

solution

to

a

previously

considered
geomembrane barrier approach.

The permitting for

this site has

been approved

based on the

initial design with

the geomembrane barrier
and FWGR are pursuing approval of the more recent scavenger well design.

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Sound Mining is of

the opinion that

the selected site is

appropriate for the

intended construction and

operation of the

RTSF and endorses
the proposed scavenger

well solution for

ground water as

this can provide

a sustainable solution

to the RTSF’s

future plume management
requirements.
FWGR have

received in

principle permission

from Sibanye

Gold to

co-deposit tailings

on the

Leeudoorn TSF.

This will

allow FWGR

to
increase production to 750ktpm while also mitigating against the risk of an interruption to the planned production in the event that the approval sought for the RTSF is

delayed. The depositional requirements

for the new arisings will now be

shared between the Driefontein
4 TSF and Leeudoorn TSF, until such a time that the RTSF is approved, constructed and ready to receive these new arisings.
In addition, FWGR have

commissioned further study work on

the RTSF design to

investigate the potential for the

soil conditions at this
site to accommodate the

compaction of the associated

clay layer to act

as an alternative

or additional barrier system

in support of the
scavenger well design.
1.11. Market Studies
Gold

is

a

precious

metal,

refined

and

sold

as

bullion

on

the

international

market.

It

is

traded

globally

on

financial

markets

almost
continuously and traditionally used for jewelry, bartering or storing wealth. Aside from the gold holdings

of central banks, current uses
of gold include jewelry, private investment, dentistry, medicine and technology (Table E).
Table E: Above Ground Gold Stocks in 2022
Description
Quantity
(t)
Contribution
(%)
Jewelry 94,464 46.0%
Private Investment 45,456 22.2%
Bank Holdings 34,592 16.9%
Other 30,726 15.0%
Source:

World Gold Council, 2022
DRDGOLD has a

long-standing off take

agreement with the Rand

Refinery who refine the

gold produced by FWGR.

DRDGOLD uses an
agent to sell FWGR’s

gold to South Africa

bullion banks and once

sold, Rand Refinery will

transfer the gold to the

purchasers’ bullion bank
depository.
1.12. Environmental Permitting and Liability
A review of

the environmental status was

undertaken by an independent

environmental specialist. The authorizations required

for the
“listed activities” under NEMA, NEM:WA, NEM:AQA and NWA were reviewed in detail. EIA, EMPrs and environmental authorizations exist for the Kloof and Driefontein mining areas. Areas requiring amendments have been cited. Environmental permitting is underway and at an appropriate stage for the

planned expansions. There is enough time for

approval of amendment applications and no fatal

flaw exist
from a compliance perspective. Some heritage and culturally significant areas have been identified and these are accommodated in the
construction plans.
The activities of FWGR already contribute to the socio-economic environment on the West Rand. The operation will further enhance the situation by reducing unemployment and

investing capital for an extended LoM

which will contribute to the national

GDP. The operation
also provides long-term positive impacts in terms of employment creation, skills development, local procurement of goods and services, as well as local and regional economic development. The Social Impact Assessment notes that informal settlements in close proximity to
the operation may

pose a risk

in terms of

community stability. The

concerns of local

farmers may also

need to be addressed.

Sound Mining
believes that these concerns can be managed, and that the positive impacts will benefit the surrounding communities.
The closure liability is assessed annually to maintain environmental compliance. These constitute the quantum of the financial

obligation
and

guarantees

required

by

the

Department

of

Mineral

Resources

and

Energy

(DMRE).

They

have

been

determined

on

both

an
“unscheduled” and “scheduled”

basis. The

unscheduled estimate is

based on

the costs

of rehabilitating the

TSFs in

their present

state
without any mining activity having

taken place. The disclosure to

the DMRE and the quantum

of financial guarantees required

is based on
the unscheduled estimate.

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The closure

liability bank

guarantees under

Regulation 7

of the

NEMA Financial

Provision Regulations

(2015) must

ensure that

the financial
provision is, at any given time, equal to the sum of the actual costs of implementing the plans for a period of at least ten years forthwith
(this includes

the annual

rehabilitation, final,

decommissioning and

closure plans).

This figure

is required

to be

updated annually

and
adjusted. In

the case

of the

FWGR the

annual updates

will show

reduced amounts

as the

tailing’s facilities

decrease to

only footprint
rehabilitation. The scheduled estimate assumes that mining takes place and that the final rehabilitation will be confined to rehabilitation of the TSF footprints and the RTSF.
Guardrisk has issued

financial guarantees in favor

of the DMRE

of ZAR169.0 M. An

amount of ZAR444.1 M

is also invested in

Guardrisk
Cell Captive

under a

ring-fenced environmental

rehabilitation policy.

The financial

guarantees and

funds held

with the

Guardrisk Cell
Captive (30 June 2022) are sufficient to cover the 2022 estimated unscheduled liability of ZAR309.69 M as estimated for the operation.
1.13. Capital Expenditure and Operating Costs
The

capital

and

operating

cost estimates

used to

examine the

viability of

the

estimated Mineral

Reserve were

informed

by

current
operations

and

recent

feasibility

study

work

(i.e.,

2020

and

2021)

on

processing,

the

RTSF

and

associated

pumping

and

piping
infrastructure. The operating cost

estimates are supported by actual

on mine invoices received and

paid, while the capital estimates

have
been determined using unit rates (obtained from quotations or bench marked against recent installations)

and design quantities.
Although the previous feasibility study work

was in most instances to a

definitive level of accuracy, the estimates

are no longer current
and therefore deemed

to be at

a preliminary

feasibility level

of accuracy

(i.e., +/-25%). Where

necessary estimates

have been appropriately
inflated to June 2022 real terms and Sound Mining has included a 15% contingency on all costs to reflect the confidence expected for a
PFS level of study.
An annual Stay-in-Business (SiB) provision

of ZAR8.7 M is considered

until 2030 after which it is

increased

to ZAR16.0 M for the

rest of the
LoM. This provision covers maintenance and the

replacement of equipment across the operation.

The Guardrisk Cell Captive exceeds the
current environmental liability and so no additional provision has been made in the capital estimate.

Graph B presents the annual capital
expenditure forecast for the operation.
Graph B: Capital Expenditure Forecast
Source:

Sound Mining, 2022
Early capital

will be

required to

access the

Leeudoorn TSF,

whereafter, DP2

will be

expanded (i.e.,

FY2025 and

FY2026). The

RTSF is
scheduled to be constructed

over four years (i.e., FY2027

to FY2030) with the

remaining capital expenditure largely

earmarked for piping
and pumping infrastructure.

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The DP2 operating cost

estimate (Table F) are

based on the actual

costs being incurred

by the current operation.

Economies of scale

were
taken into consideration by applying a factor to the escalated budget as DP2 increases its throughput.
Table F: Average DP2 Operating Cost over LoM
Description
Unit Costs
(ZAR/t)
Salaries and Wages 10.40
Contractors 8.89
Reagents 20.63
Other Engineering Stores 6.20
Electricity 15.56
Water 0.46
Machine Hire 1.51
Other 8.15
Other Corporate Costs 3.23
Contingency (15%) 10.20
DP2 Operating Costs 85.23
Source:

Sound Mining, 2022; and FWGR, 2020
A contingency of 15% was included for the assessment of economic viability.
1.14. Economic Assessment
A

Discounted

Cashflow

(DCF)

modelling

approach

was

adopted

to

assess

the

economic

viability

of

the

Mineral

Reserves

as

stated.
Considering the

stage of

development of

the operation

and the

uncertainties of

future global

economics, as

well as

exchange rate,
interest rate and gold price uncertainties, a real DCF model is deemed more appropriate than a nominal DCF model. The DCF model was generated in June 2022 real South African Rand (ZAR) terms and is based on the revenue forecast, associated capital and operating cost forecasts, and on appropriate and reasonable economic assumptions

(Table G).
Table G: Inputs to the DCF Model
Description Quantum Unit
Key Dates
Money Terms 30 June 2022
Phase Description
Phase 2 Includes:
DP2 Expansion Mtpm 1.2
LoM
Phase 2 Years 20
Contingencies
Contingency % 15%
Gold Price
ZAR/USD ZAR/USD 15.60
USD/oz Gold USD/oz 1,823
ZAR/kg Gold ZAR/kg 914,294
Source:

Sound Mining, 2022; and FWGR, 2022
These assumptions

are based

on information

received from

FWGR and

from the

various consultants

who contributed

to the

Mineral
Resources, LoM

planning and

technical study

work that

underpin this

Mineral Reserve estimate.

The economic

assessment assumes

a
100% equity-based

business and

does not

consider the

effect of

working capital

changes. The

QP is

satisfied with

the quality

of this
information, including the

revenue and cost

forecasts, and considers the

inputs to the

DCF model to

constitute an overall

PFS level of
accuracy (i.e., +/-25%).

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The revenue forecast

is a

function of gold

sales and the

pricing assumptions used

for the economic

analysis. The commissioning

of an
expanded DP2 enables an increase in gold sales (Graph C).
The revenue forecast is a

function of gold sales and

the pricing assumptions used

for the economic assessment.

The following processing
recoveries, which are supported by test work and

current plant performance data, were applied to the

material from the respective TSFs
to compute the amount of gold sold:
●
49.8% for Driefontein 5 TSF material;
● 56.6% for Driefontein 3 TSF material;
● 50.5% for Kloof 1 TSF material;
● 47.2% Libanon TSF material;
●
62.5% for Venterspost South TSF material; and
● 54.7% for Venterspost North TSF material.
Graph C shows the expansion of DP2 facilitates an increase in gold sales over time (refer to
Appendix 1
).
Graph C: Gold Sales Forecast
Source:

Sound Mining, 2022
Processing throughput can

continue after 2042

when the available

TSFs are likely to

be incorporated into

the operation. At this

stage, the
economic assessment has

only considered the

depletion of the

TSFs that comprise

the current Mineral

Reserves. The gold

sold from these
TSFs equate to approximately 1.3Moz.
The real revenue forecast

relies on a gold

price of ZAR914,294 (i.e., USD1,823/oz

at ZAR15.60/USD). Taxes

would be determined using
the gold mining tax formula with all unredeemed capital taken into account. The assets are part of the ongoing

business of FWGR, which
is not subject

to the Mineral and

Petroleum Resources Royalty Act,

2008 (Act No.

28 of 2008) and

so the royalty formula

for unrefined
metals was not included in the revenue determination.

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Graph D presents the post-tax cashflow for an operation that excludes the benefits that would eventually be derived from the available
TSFs (refer to
Appendix 1)
.
Graph D: Post-tax Discounted Cashflows
Source:

Sound Mining, 2022
The cumulative post-tax cashflows over the LoM remain positive. When assuming a discount rate of 10% for the unleveraged operation, a Net Present Value (NPV) of ZAR2.32 Billion is computed.

FWGR is an ongoing operation and thus the Internal Rate of Return (IRR) and a capital payback period are not applicable.
The achievability of the LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which
are beyond

the control

of the

company. Future

cashflows and profits

derived from

such forecasts

are inherently uncertain

and actual
results may be significantly more or less favorable. The technical risks as identified by Sound Mining are provided in Item
12.1
. These and
other environmental risks can impact

the anticipated revenue and cost

forecasts and accordingly have been

assessed against upside or
downside

changes

of

between

-20%

and

+20%.

The

consequential

potential

impacts

are

presented

in

Table

H

and

are

illustrated
graphically in Graph E.
Table H: Sensitivity of Post-tax NPV
Variance
NPV
10
(ZAR Billion)
80% 90% 100% 110% 120%
Revenue (ZAR Billion) 0.12 1.23 2.32 3.36 4.41
Capital Expenditure (ZAR Billion) 3.11 2.71 2.32 1.92 1.53
Operating Costs (ZAR Billion) 3.81 3.06 2.32 1.57 0.83
Source:

Sound Mining, 2022

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Graph E shows that changes to the revenue forecast will impact margins the most.
Graph E: Sensitivity to Expected Revenue and Costs
Source:

Sound Mining, 2022
Table I shows the materiality of changes in the gold price.
Table I: Sensitivity of Gold Price
Gold Price
ZAR/kg
700,000 800,000 900,000 1,000,000 1,100,000
NPV (ZAR Billion) (0.27) 0.96 2.15 3.30 4.45
Source:

Sound Mining, 2022
The

operation is

economically viable

above

a

gold price

of

ZAR721,264/kg. The

impact of

changes to

the

operating cost

forecast is
materially less, and any variance in capital expenditure being relatively insensitive.
As a final sensitivity, the QP has

tested the impact of FWGR having

to revert to the use of a

synthetic liner for the RTSF as opposed

to the
design currently included in the LoM plan. The impact of this expenditure on the discounted post-tax cashflows is shown in Graph F.
Graph F: Post-tax Discounted Cashflows (including liner)
Source:

Sound Mining, 2022

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The NPV
10

still returns a positive number of ZAR1.58 Billion, albeit the overall margins are reduced.
The QP is satisfied that the Mineral Reserves as stated are all economically viable. Indeed, the economic assessment of viability includes substantial additional

capital for

a

growing business

while

not capturing

the

potential benefits

of

the envisaged

long term

revenue
potential.
1.15. Concluding Comments
Despite the usual existence of environmental, political, social and infrastructural risks the QP’s are satisfied that the FWGR operation is a
relatively low risk business in the context of the broader South African mining industry.
FWGR’s legal tenure is underpinned by the

amended EMPs and access and usage

rights to exploit the moveable assets. The

assets held
by FWGR

were acquired

from Sibanye

Gold Limited,

a subsidiary

of Sibanye-Stillwater

Limited, in

a transaction

in which

common law
ownership was established over the

various TSFs containing the Mineral Resources and

Mineral Reserves. A Use and Access

Agreement
with Sibanye Gold articulates the

various rights, permits and licenses

held by Sibanye Gold in terms

of which FWGR operates, pending

the
transfer to FWGR of those that are

transferable. FWGR conducts its activities inter

alia in accordance with Environmental Approvals

(EAs)
and the provisions of the Mine Health and Safety Act and regulations.
Most of the land on which the

RTSF is to be constructed has been

purchased by FWGR with a final

outstanding property secured through
an option agreement.
The drilling,

sampling, analytical processes

and governance of

the exploration programs

are appropriate and

in-line with

industry best
practice. They are

considered to be

of high

confidence. The density

used to

determine quantities from

volumes has

been determined
from both in situ

measured values and empirical data

and is considered reliable. The

QPs conclude that the estimations

are based on a
suitable database of code compliant information.
TSFs

constructed

from

the

tailings of

Witwatersrand gold

mining operations

have

been

successfully and

economically exploited

for
several decades and the geotechnical and geometallurgical characteristics are well understood from experience and from

test work on
the FWGR assets themselves. Notwithstanding the

risks identified herein, which can

be managed, no material factors

of a geotechnical
or geometallurgical nature,

for example, have

been identified that

would have a

significant effect on

the prospects for

eventual economic
extraction.
The DP2

plant has

performed in-line

with expectations

and the

design for

its expansion

to 1.2Mtpm

is based

on representative

and
adequate metallurgical test

work. The mass

balance for the

plant is appropriate.

Scrutiny of the

LoM plan reveals

that recoveries currently
being achieved coincide with expectations from metallurgical test work and that the quantities and grades reported are consistent with forecasts from the Mineral Resource estimation.
New arisings

will eventually

be stored

in the

RTSF which

will have

excess capacity

from both

a depositional

rate (2.4Mtpm)

and final
capacity perspective (800Mt). All the necessary infrastructure requirements have been reviewed and are considered appropriate. Sound
Mining has reviewed the design for the RTSF prepared by FWGR’s specialists and has concluded that the detailed design report provides the framework and guidelines for the future safe development of the RTSF.
The estimated capital

expenditure and operational

costs are aligned

with actual operational

data from current

operations and considered
appropriate and in-line with industry standards.
The operation is robust, the Mineral Reserves

are economically viable, and the QP considers the

LoM plan to be sufficient for the Mineral
Reserve estimate. The QPs note the necessity for FWGR to acquire the necessary regulatory approvals for the RTSF timeously to achieve
the production as forecast.

Far West Gold Recoveries

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Document No: PR/SMI/1203/22
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2. INTRODUCTION
Item 2 - (i); (ii); (iii); (iv) and (v)
DRDGOLD Limited (DRDGOLD) is a tailings retreatment company located near

Johannesburg, South Africa. It has a primary listing on the
Johannesburg Stock

Exchange (JSE)

and a

secondary listing

on

the New

York

Stock Exchange

(NYSE). The

DRDGOLD operations

are
comprised of two wholly owned entities covering their East Rand (east of Johannesburg) and far West Rand (far west of Johannesburg)
businesses. The East Rand operations are run by Ergo

Mining (Proprietary) Limited (Ergo) and the West rand operations by Far West Gold
Recoveries (Proprietary)

Limited (FWGR).

FWGR currently

own six

Tailings

Storage Facilities

(TSFs) with

additional TSFs,

although not
owned by FWGR, potentially available in the area for future reclamation (Available TSFs).
This Technical Report Summary (TRS) was prepared for DRDGOLD as the registrant. It has been compiled to align with the requirements of Subpart 1300 of Regulation S-K under the U.S. Securities Exchange

Act of 1934 (Regulation S-K) and Item 601(b)(96) of Regulation S-K
(Item

601(b)(96))

(S-K

1300).

It

is

a

first

submission

to

the

Securities

Exchange

Commission

(SEC)

and

presents

DRDGOLD’s

Mineral
Resources and Mineral Reserves of FWGR.
FWGR completed various studies to examine the techno economic merits of a phased approach to expanding the current operations:
●
Phase 1

is the

current operations

which involved

upgrading the

Driefontein Processing

Plant 2

(DP2) to

process tailings

from the
closest TSF at a planned

throughput of around 500ktpm.

This Phase was successfully

commissioned and the operation

reached steady
state production in 2019; and
●
Phase

2

involves building

additional processing

capacity through

the expansion

of

DP2

rather than

the

construction of

a

Central
Processing

Plant

(CPP)

which

will

remain

part

of

FWGR’s

strategic

options.

The

DP2

expansion

will

facilitate

an

eventual

DP2
throughput of 1.2Mtpm.

Only 750ktpm of

this capacity will

be utilized from January

2026 to December

2029 because of

the prevailing
depositional constraints. The new arisings (i.e., retreated

tailings) will initially be redeposited onto the

Driefontein 4 TSF (at 250ktpm)
and the Leeudoorn TSF (at 500ktpm)

between January 2026 and December 2029, whereafter a

newly constructed Regional Tailings
Storage Facility (RTSF) will be commissioned

in 2030. The RTSF will have

sufficient storage capacity to also

accommodate new arisings
at a rate of

1.2Mtpm from the mining of

available TSFs in the area

well into the future.

Examples of these include the Driefontein

1
TSF, Driefontein

2 TSF

and Kloof

2 TSF, which,

once decommissioned

are to

be transferred

to FWGR

from Sibanye

Gold Limited

(Sibanye
Gold).
2.1. Corporate Structure and Compliance
Figure 1

presents FWGR’s corporate structure.
Figure 1: DRDGOLD Corporate Structure
Source:

Sound Mining,

2022
Sibanye Gold owns

a 50.1% shareholding

of DRDGOLD. DRDGOLD’s

non-public ownership

which includes

shareholding by

subsidiary, Ergo
Mining Operations (Proprietary) Limited, of 0.8% and 0.1% shareholding by directors. Such shareholding is classified as non-public.

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2.2.
Purpose and Terms of Reference

(ToR)
FWGR commissioned Sound Mining International SA (Proprietary) Limited (Sound Mining) to compile a SEC S-K

1300 compliant TRS that
describes the Mineral Resource and Mineral Reserve estimates as at 30 June 2022. The document date is 28 October 2022 and there are no material chances in the period between these dates.

The Qualified Person (QP)

has relied on information provided by FWGR for this

purpose with respect to legal matters (Item
3
), the gold
price (Item
16.1
), environmental or social and labor planning aspects (Item
17
) and economic assumptions (Item
19
).
Sound Mining is

an independent

advisory company.

The ToR required

an independent technical

review of

FWGR in order

to identify

factors
of a technical

and strategic nature

that would influence

the future viability

of the Mineral

Reserves. The

review accords with

the principles
of open and

transparent disclosure that

are embodied in

internationally accepted Codes

for Corporate Governance.

It has been

based
upon technical information supplied by FWGR and

its appointed consultants. The contractual agreement

with FWGR, for the preparation
of

the

TRS,

was

with

Sound

Mining

and

not

with

the

QP

as

an

individual.

The

QPs

provide

independent

opinions

and

conclusions
throughout this TRS.
The estimation of Mineral

Resources and Mineral Reserves

is inherently subject to

some level of uncertainty

and inaccuracy, because

they
are based

on analytical

results of

samples that

commonly represent

only a

small portion

of a

mineral deposit.

The uncertainty

of the
estimates, where material, are explained in this TRS and are reflected in the choice of Mineral

Resource and Mineral Reserve categories.
2.3. Qualified Persons Declaration and Qualifications
The signatories to this

TRS are qualified to

express their professional opinions on

the technical aspects and value

of the mineral assets
described.

The

technical

and

economic

information

provided

are

correct

to

the

best

of

the

QPs’

knowledge,

having

followed

best
endeavors. The QPs responsible for this TRS and the Mineral Resource and Mineral

Reserves as stated are:
●
Mr V Duke is the

designated QP responsible for the compilation and reporting of FWGR’s Mineral Reserves. He is a partner of Sound
Mining located at

2A Fifth Avenue,

Rivonia, South

Africa. He holds

a B.Sc.

Mining Engineering

(Hons.), is registered

with the Engineering
Council of South Africa (ECSA) and is a Fellow of the Southern African Institute of Mining and Metallurgy (FSAIMM) (Membership No.:
37179).

He

has

over

35

years'

experience

in

the

minerals

industry,

specializing

in

engineering

studies,

due

diligence

audits

and
valuations. Mr Duke has sufficient experience that

is relevant to the style of

mineralization and type of deposit under consideration.
The QP is

recognized by ECSA

located at

Lake Office Park,

1st Floor,

Waterview Corner

Building, 2

Ernest Oppenheimer

Avenue, Bruma,
Johannesburg, South Africa;
●
Mrs D van Buren

is the designated QP

responsible for the compilation

and reporting of FWGR’s

Mineral Resources. Mrs van

Buren who
holds a

B.Sc. (Hons.) in

geology and is

registered with

the South African

Council for

Natural Scientific Professions

(Pr. Sci.

Nat. No.:
440107/14), and the Geological Society of South Africa (GSSA) located on the corner of Carlow Road and Rustenburg Road, Auckland
Park, Johannesburg, South

Africa. She is

a principal geologist with

over twelve years'

experience in mining, geology

and consulting;
and
●
Mr K

Raine is

the designated

QP responsible

for the

compilation reporting

of the

environmental and

permitting requirements

of
FWGR. Mr Raine holds

a B.Sc. (Hons.), B.Sc.

(Zoology) and is registered

with the South African

Council for Natural Scientific

Professions
(Pr. Sci. Nat. No.: 114290). He

is a consultant with

more than ten years’

experience in mining projects,

environmental legal compliance,
sustainability,

construction

and

wildlife

preservation.

The

QP

is

recognized

by

the

South

African

Council

for

Natural

Scientific
Professions (SACNASP)

located at

Management Enterprise

Building, Mark

Shuttleworth Street,

Innovation Hub,

Pretoria, Gauteng,
South Africa.

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The QPs were assisted by the following specialists:
● Mr M Nasiri - Mining Engineer for the mining and production scheduling;
●
Mr R Spargo - Metallurgist for the DP2 and RTSF;
●
Mr N Weeks - Geologist for the background and modelling of the Mineral Resource estimate;
●
Mr M Turnbull - Financial Modeler for the discounted cashflow (DCF) modelling.
The QPs also relied on reports from:
●
DRA SA (Proprietary) Limited (DRA);
●
Geo Tail SA (Proprietary) Limited’s (GTSA);
● Beric Robinson Tailings (Proprietary) Limited (Beric Robinson Tailings); and
●
Digby Wells Environmental (South Africa) (Proprietary) Limited (Digby Wells).
Detailed references and sources of information and data contained in this TRS is presented in Item
24.
The Sound

Mining QPs

and other

specialists visited

FWGR in

2019, 2020

and 2022

and examined

the operations

as shown

in
Table 1.
During the site visit, the infrastructure, TSFs and the proposed RTSF and DP2 sites were inspected.
Table 1: Personal Inspection
Professional Site Visit
V Duke Visited in 2019, 2020 and 2022 as a QP
D van Buren Visited in 2019 and 2020 as a QP
K Raine Visited in 2020 as a QP
M Nasiri No site visit
R Spargo Visited DP2 in 2020
N Weeks Visited in 2020 and 2022
M Turnbull Visited in 2020
Source:

Sound Mining, 2022
2.4.
Units, Currencies and Survey Coordinate

System
The economic assessment in this TRS have all

been carried out in South African Rands (ZAR). All other units used in this TRS are defined
in the text or in

the Glossary (Item
24
). All references to tonnage are in

metric tonnes; gold ounces (oz Au)

are troy ounces (oz) and the
conversion factor used

for conversion

to troy ounces

is 31.10348.

Unless explicitly stated,

all units presented

in this TRS

are in the

Système
Internationale (SI) - i.e., metric tonnes

(t), kilometers (km), metres (m), and centimeters

(cm). Throughout the technical studies relating

to
the FWGR numerous acronyms have

been used but for

reporting purposes, the use of

acronyms has been kept

to a minimum, with the
convention being definition of the acronym in the first usage. However, where required throughout the document the full term may be used for clarity and ease of reading.
The coordinate system

employed by the

surface surveys

at the operation

is based on

the Gauss Conform

Projection (UTM),

Hartebeeshoek
94 Datum, Ellipsoid

WGS84, Central

Meridian WG27. Some

regional scale

maps in this

Technical Summary may

be referenced

with Latitude
and Longitude coordinates for ease of reading.
2.5. Political and Economic Climate
South Africa gained independence

from Britain on 31

May 1961, and

was declared a

republic. From 1948 until

1990, the South

African
political and legal systems were based upon the concept of apartheid. South Africa became a constitutional democracy in 1994, and the first democratic elections brought an end to

apartheid and ushered in majority rule

under the African National Congress (ANC) political
party, with a number of different political parties participating in the elections. The country continues to hold democratic, peaceful, free
and fair elections, the last of which was won by the ANC in 2019, who appointed Mr Cyril Ramaphosa as President.

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2.6. Minerals Industry
South Africa

has a

mature minerals

industry developed

from gold

and diamond

discoveries in

the late

1800s. It

is the

world's largest
producer

of

platinum

and

chrome

and

ranks

highly

in

the

production

of

diamonds,

coal,

iron

ore,

vanadium

and

base

metals.

GDP
generated by the South

African Mining industry has averaged ZAR223

Billion per quarter between

1993 and 2022, reaching an

all-time
high of ZAR240 Billion in the fourth quarter of 2006 and a record low of ZAR147 Billion in the second quarter of 2020.
One of the greatest challenges associated with the minerals and mining industry in South Africa is the political instability, concerns over the reliability of legal tenure, rising

costs of labor, electricity, diesel

and steel, among other costs.

Labor and community unrest caused

by
low

wages,

particularly

among

contract

workers

and

under-resourced

communities

has

proved

problematic

in

recent

years

and
exacerbated municipalities’ inability to provide adequate infrastructure to communities.
Other important concerns for the

mining industry are the effect

of diseases (i.e., HIV/Aids and Covid-19) on the workforce

and the recent
downgrading of the country’s credit risk rating to junk

status. Although the South African political system has

credibility, the political risk
index,

indicates

that

factors such

as

the

country’s high

degree

of

unionization,

the

threat

of

industrial action

and

the

disruption to
economic activity are a constant concern to investors.

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3. PROPERTY DESCRIPTION
Item 3 (i); (ii); (iii); (iv), (v) and (vi)
3.1. Property Location
The FWGR operations are located in the Gauteng province of South Africa, approximately 70km South West of the city of Johannesburg
(
Figure 2
). The operations

can be accessed

from Johannesburg

by traveling

for approximately one

hour along

tarred roads.

The operations
which are located between the latitudes and longitudes 26°32'34.90"S and 26° 5'32.68"S, and 27°24'6.49"E and 27°49'4.84"E, and cover an area of 29,577.62ha.
Figure 2: Location of the FWGR Operations
Source:

Sound Mining, 2022
FWGR is located in an area with a long history of gold mining and as a consequence the region is disseminated with TSFs and supporting mining infrastructure.

The operation’s

infrastructure and

current TSFs

lie across

two mining

rights which

stretch from

Westonaria to
Carletonville (
Figure 3
).

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Figure 3: FWGR Operations
Source:

Sound Mining, 2022
3.2. Legal Tenure and Permitting
Sound Mining’s environmental and permitting specialist has undertaken a review of the legal aspects of the assets. This review has been based

on

information

provided

by

DRDGOLD

and

FWGR. DRDGOLD

is

a

subsidiary

of

Sibanye

Gold

and

FWGR

operates

within

the
extensive framework of legal tenure held by Sibanye Gold.
3.3.
Material Agreements, Access and

Surface Rights
3.3.1. Exchange Agreement
Sibanye

Gold

and

DRDGOLD

signed

an

Exchange

Agreement

on

22

November

2017.

The

agreement

contains

terms

in
connection with

FWGR which

was established specifically

to house

the intended

TSF reclamation

activities. The agreement
provided that Sibanye Gold initially

obtained a 38,05% stake in

DRDGOLD in exchange for the

FWGR assets, with the option
to increase it to 50,1% by way of a cash subscription. Sibanye Gold currently holds a 50.1% equity in DRDGOLD meaning that
Sibanye Gold is now the ultimate holding company of FWGR.

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3.3.2. Use and Access Agreement
A “Use and Access Agreement” signed in November 2017, grants FWGR the rights to following:
●
access to Kloof 10 shaft located in the Kloof Mining Right area and Driefontein 10 shaft located in the Driefontein Mining
Right area for the purpose of pumping and supplying the required quantities of water to FWGR;
●
agreements for the installation, supply and distribution of power;
●
existing and proposed pipeline routes;
●
servitudes, wayleaves and surface right permits; and
●
access to the Driefontein 1 Gold Plant.
The agreement stipulates that it will endure until the

end of FWGR’s business and that FWGR is

to give Sibanye Gold at least
18 months’ prior written notice of the anticipated end of life of the business.
The surface

rights agreements

over both

the Driefontein

and Kloof

Mining Rights

(held by

Sibanye Gold)

for the

TSFs and
processing plant sites

are adequate for

the current Sibanye Gold

operations and would

therefore also be

applicable to FWGR's
operations. FWGR will secure servitudes for all of its infrastructure located on Sibanye Gold land.
FWGR

owns

the

majority

of

the

land

on

which

the

RTSF

will

be

constructed.

FWGR

has

an

option

agreement

with

the
landowner for the

purchase of the

remaining land still

required for the

RTSF. FWGR

is in the

process of complying with

the
requirements of the Spatial Planning and

Land Use Management Act, 2016 (Act

No. 13 of 2016) (SPLUMA)

and is having the
land rezoned from agricultural use to that of mining.
3.3.3. Leeudoorn Agreement
The QP has had

sight of a document describing

DRDGOLD’s requirement with regard to the

use of the Leeudoorn TSF

for a
period to the point that the RTSF is commissioned (i.e., 2030). This document also initiated negotiations between DRDGOLD
and

Sibanye

Gold

for

such

access

to

the

Leeudoorn

TSF

which

at

this

stage,

will

remain

the

property

of

Sibanye

Gold.
Accordingly, the associated liabilities will also remain with Sibanye Gold.
3.4. Permitting
The permitting associated with the different Mining Right (MR) areas (
Figure 4
) are commented on below.
The minerals in tailings fall

outside the definition of

‘mineral’ in the Mineral

and Petroleum Resources Development

Act’ (MPRDA), where
a

MR

as

defined

in

this

act

is

technically

not

a

requirement, and

the

operations of

FWGR

are

conducted in

terms

of

Environmental
Authorizations (“EA”). In 2016, Sibanye

Gold applied and received an

EA which incorporated an

Environmental Impact Assessment (EIA)
and Environmental Management Programs

report (EMPr) for

their West Rand

Tailings Retreatment Project

(WRTRP). FWGR applied

to
the Department

of Mineral

Resources and

Energy (DMRE)

for Sibanye

Gold’s EAs to

be transferred

to FWGR.

As part

of its

expansion
plans, FWGR will be required to make similar applications for appropriate EAs.

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Figure 4: Sibanye Gold Mining Rights
Source:

Sound Mining, 2022
3.4.1. Driefontein Operational Area
The DMRE granted

Sibanye Gold an

EA under the

2014 EIA

Regulations (GNR 983

and GNR 984)

(the 2014 Regulations)

on
11 May 2018. The approval is recorded in GP 30/5/1/2/3/2/1 (51) EM.
Driefontein

MR:

a

new

order

MR

(GP

30/5/1/2/2/51MR)

was

issued

in

2007

and

is

valid

until

January

2037

and

covers
9,490.62ha. Sibanye Gold is entitled to

mine all declared material situated within this

MR and has all the necessary statutory
requirements in place.
3.4.2. Kloof Operational Area
In 2016, Sibanye Gold also

applied for an Integrated Environmental Authorization (IEA) which includes a waste management
license for Kloof to undertake

various listed activities, which

the DMRE equally granted

on 11 May 2018. The

grant is recorded
under GP

30/5/1/2/3/2/1 (66) EM

and the

IEA remains valid

until the end

of Life-of-Mine (LoM).

This IEA was

transferred to
FWGR in January 2022.
Kloof MR:

a new

order MR

(GP

30/5/1/2/2/66MR) issued

in 2007,

is valid

until 2027

and covers

20,087ha. Sibanye

Gold is
entitled to mine all declared material falling within this MR and has all the necessary statutory requirements in place.
Two Section 102 amendments were

submitted in 2015 to

extend the Kloof MR

to include the Venterspost North,

Venterspost
South TSFs and RTSF. The Section

102 amendment for Venterspost

North and Venterspost South TSFs

was granted at the end
of 2021. The RTSF Section 102 amendment was granted but has not been executed by Sibanye

Gold as yet.
A Section 102

is an application

to the Minister

of the DMRE

to amend the

rights permits, programs

or plans. Sound

Mining
notes that FWGR is not involved with

any legal proceedings that may have an

influence on the rights to extract minerals

nor
on the legal ownership of all mining and surface rights.

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Neither Sibanye

Gold nor

FWGR are

aware of

any outstanding

legal disputes

that are

applicable to

FWGR as

stated in

the
Exchange Agreement signed on 22 November 2017 and

effective at the end of July

2018. To the best of

Sibanye Gold’s and
FWGR’s knowledge no land claims exist over the relevant properties and no outstanding legal disputes exist that could affect
FWGR right to further develop

the assets. To the best of the

Sound Mining’s legal specialist's

knowledge, all statutory permits
have either been approved or are in the process of being approved.
In summary, the security of tenure for the FWGR is considered to be intact.

The transfer of the TSFs by Sibanye Gold to FWGR
involved the

transfer of moveable

assets; and therefore,

are not subject

to the

transfer of the

associated MRs to

FWGR. In
terms of

the Exchange

Agreement all

risks and

benefits of

the business,

passed from

Sibanye Gold

to FWGR

including the
rehabilitation liability

of

the TSFs.

The

portion of

the Sibanye

Gold’s rehabilitation

trust fund

related to

these

assets was
transferred to an environmental trust

fund. In 2022, these

funds were subsequently transferred to

a Guardrisk Cell Captive,
under a ring-fenced environmental rehabilitation insurance policy for the sole use of the rehabilitation liability.
3.5.
Driefontein Environmental Authorization

Transfer
Sibanye

Gold’s

Driefontein

EA

still

needs

to

be

transferred

to

FWGR.

An

Amendment

Application

was

filed

at

the

DMRE

(on
18 August 2020), for the following purposes:
●
application with a request

that the scope of

FWGR be expanded by

including DP2 for tailings

processing and Driefontein 4

TSF as a
deposition site as well as amending the sequence of reprocessing and disposal of residue tailings of Driefontein 3 TSF and 5 TSF; and
●
application for the transfer of EA (Reference No.: GP 30/5/1/2/2 (51)

EM to FWGR.
3.6. Water Use Licenses
Two Water Use Licenses (WUL) were granted to Sibanye Gold

in terms of Section 21 of the National

Water Act, 1998 (Act No. 36 of 1998)
(NWA)

over

the

Driefontein

and

Kloof

mining

areas

on

9

March

2017

with

Reference

numbers:

10/C22B/ACFG/496

and
10/C23E/ACEFGJ4527

respectively. The

WUL’s

are

valid

for

a

period

of

twenty

years,

from

the

date

of

issuance

and

thus expire

on
9 March 2037.
Sibanye Gold is permitted

to reclaim TSFs through

hydraulic mining following which,

retreatment takes place in

and at the process plants.
All the water comes from Driefontein’s underground works at Driefontein 10 shaft and from

Kloof 10 shaft.
Currently, residue from

DP2 is disposed

at Driefontein

4 TSF, however

when the RTSF

has been constructed

and is operational,

the residue
will

be disposed

of

at this

facility.

A

return water

dam will

receive water

from the

RTSF where

it will

be

recycled and

reused in

the
reclamation operations.
FWGR has chosen to use a closed water reticulation system to reduce its water consumption needs by recycling process water.
The Dam

Safety Regulations, under

the NWA,

require a Dam

Safety License for

the construction of

the RTSF.

The overarching WRTRP
WUL has been successfully transferred to FWGR. In addition, an application has been submitted for the transfer of applicable water uses
from the Driefontein WUL to FWGR. This application is yet to be granted by the Department of Water Affairs and Sanitation.
3.7. Other Permitting Requirements
A Refinery License

has been issued

to FWGR by

the South African

Diamond and Precious

Metals Regulator

(SADPMR) to deal

in unwrought
precious metals.
A Heritage Impact Assessment

(HIA) covering Driefontein and

Kloof was prepared and

submitted to The South

African Heritage Resource
Agency (SAHRA). SAHRA responded

by means of a Final Statutory Comment in letters

dated 22 April 2016, granting conditional approval
regarding the heritage sites at Driefontein and Kloof.

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FWGR is

the holder of

Certificates of Registration

281 (CoR)

issued in July

2019, in terms

of the

National Nuclear Regulator

(NNR) for
Driefontein 3 TSF, Driefontein 4 TSF, Driefontein 5 TSF, Kloof

1 TSF, Venterspost South TSF, Venterspost North

TSF, Driefontein Plant 2
(DP2) Driefontein Plant 3 (DP3) and the RTSF.
FWGR’s operations are governed by the Mine Health and Safety Act,

1996 (Act No. 29 of 1996) (MHSA).
3.8. Royalties
Under the MPRDA, no Mineral Royalties are payable on the reprocessing of TSFs for gold.
3.9. Liabilities
The Driefontein and Kloof

EAs contain stipulative clauses as

to what mitigatory and

rehabilitative obligations exist and explicitly

states
that the rehabilitation

requirements must be

adhered to. Financial provision

for remediation of

environmental damage is stipulated

in
Section 24P of the

National Environmental Management

Act, 1998 (Act No.

107 of 1998) (NEMA)

(as amended). FWGR obtained

a Closure
Cost Assessment from Digby Wells in June 2022 for two gold processing plants and seven TSFs.
Currently, FWGR

has sufficient

rehabilitation guarantees

and funds

in place

for all

of its

assets to

satisfy the

DMRE. The

closure and
rehabilitation liability for the operation is updated annually at the end of the financial year (FY).
3.10. Concluding Comments
In

terms

of

the

Exchange

Agreement

all

risks

and

benefits

of

the

operation

passed

from

Sibanye

Gold

to

FWGR.

In

particular,

the
rehabilitation

liability

of

the

TSFs

and

associated

infrastructure

have

been

transferred

to

FWGR.

The

portion

of

the

Sibanye

Gold’s
rehabilitation trust fund related

to these assets has

been transferred to the

Guardrisk Cell Captive,

under a ring-fenced

environmental
rehabilitation insurance policy

for the sole

use for environmental

rehabilitation activities, with

any shortfall covered

by an insurance

policy
taken out by FWGR.
FWGR owns the majority of the land on which the RTSF will be constructed. FWGR has an option agreement with the landowner for the
purchase of the remaining land still required for the RTSF. Provision has been made for this within the cashflow model.
There are no significant factors or material risks to the access, title or ability to perform work on the property. A consequence of the Use
and

Access

Agreement is

that

there

are

no

significant

encumbrances

to

the

property with

regard

to

current

and

future

permitting
requirements. Outstanding permitting conditions are

being proactively managed in line

with the required timeframes

(Item 17). FWGR
has not been served

with any fines for violations.
The QP

notes that

the Dam

Safety Regulations,

under the

NWA, require

a Dam

Safety License

for the

construction of

the RTSF.

The
existing and overarching WRTRP WUL has been successfully transferred to FWGR.
As an administrative

matter, an application

has also been

submitted for

the transfer of

the water uses

from the Driefontein

WUL to FWGR.
Approval of

this application

by the

Department of

Water

Affairs and

Sanitation is

pending. This

is not

deemed a

material risk

to the
ongoing operations.

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4. ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY
Item 4 (i); (ii); (iii) and (iv)
The FWGR operations are 70km west of Johannesburg from where they can be accessed by travelling for approximately one hour along tarred roads. The TSFs are located at elevations between 1,570mamsl and 1,720mamsl (
Figure 5
).
Figure 5: Topography of Southern Africa
Source:

Sound Mining, 2022
The area which forms part of the South African inland plateau region is typical of a mature landscape with gentle rolling undulations and
shallow sided river valleys as shown in the topographic map (
Figure 6
).

Roodepoort
Tshepisong
Randfontein
2L24
Soweto
Cooke 2 TSF
Venterspost North TSF
Venterspost South TSF
Driefontein 1 TSF
Libanon TSF
Lenasia
Driefontein 4 TSF
Driefontein 2 TSF
Carletonville
Cooke 4 South TSF
Driefontein 3 TSF
Driefontein 5 TSF
DP2
Kloof 1 TSF
CPP
Kloof 2 TSF
Leeudoorn TSF
RTSF
Evaton
Sebokeng
N14
M14
R41
R559
R28
R24
M18
N12
M12
R553
R82
R82 R554
R82 R551
N1
Kloof Mining Rights
Driefontein Mining Rights
Owned TSF
Depositional TSF
Available TSF
Target TSF
National Route
Regional Route
Main Road
Railway Lines
Surface Plants
Topographic Contours (10m)
Water Courses
10km
N
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Figure 6: Topography Map of FWGR
Source:

Sound Mining, 2022

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Climatically, the

area is

classified as

‘moderate eastern

plateau’ with

by well-defined

seasons characterized

by warm to

hot, moist

summers
and cool dry winters, often accompanied by frost (
Figure 7
).
Figure 7: Climate and Rainfall of South Africa
Source:

Sound Mining, 2022
The temperate climate has an average

ambient temperature of 20°C with dry

winters between May and July

(0°C to 18°C) and wet, warm
summers from September to

March (0°C to 27°C).

The daily mean temperatures

in January and

July are 21.2°C and

9.8°C respectively. The
Randfontein area, on

average, receives 571mm

of rain per

year, with most

rainfall occurring

during summer in

the form of

thunderstorms.
The highest rainfall occurs in

January (107mm) and the lowest

in June (0mm) where the

wet season occurs from

November to April. With
the exception of summer thunderstorms, the climatic conditions have little to no effect on the mining operations at

FWGR where work
is done at all times of the year and where there is no operating season.

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The vegetation of

the region is

typical savannah grassland (
Figure 8
) but most

of the area

comprises disturbed grazing land

and minor
crop production. The major land

uses in the area include

agriculture in the form of

maize and soya production as

well as livestock grazing,
formal and informal residential, mining and business uses.
Figure 8: Vegetation of South Africa
Source:

Sound Mining, 2022
The area developed on the back of

gold mining and is now well serviced

with schools, suburbs, medical facilities,

a rail network and other
supporting infrastructure. The operation

lies across the Randfontein

and Merafong City Local Municipalities

which provide potable water
with the national electricity supplier - Electricity Supply Commission (Eskom), suppling the operation with power (see Item
15
).
Infrastructure includes

formal and

informal dwellings,

buildings, commercial

farming infrastructure,

roadside shops,

privately owned
infrastructure such as access roads, boreholes

and dams, public infrastructure (roads and transmission lines)

and mine accommodation.
Personnel and supplies,

from the surrounding

areas, make use

of both tarred

and gravel roads

connecting farms, mines

and urban

centers
such as Carletonville and Fochville.

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5. HISTORY
Item 5 (i) and (ii)
Gold

and

uranium mining

operations commenced

in the

late 1800s

in

the

Witwatersrand Basin

goldfields of

South

Africa, and

have
resulted in the accumulation of substantial amounts of

surface tailings and other mine residues. The possible

re-treatment of TSFs in the
West Rand area has a

long and complex history with

Gold Fields Limited (Gold Fields),

Rand Uranium Limited (Rand Uranium), Harmony
Gold Mining Company Limited (Harmony), Gold One International Limited (Gold One) and Sibanye Gold completing a number of parallel, independent studies relating to

the retreatment of

these TSFs. There

is an approximate

fifteen-year history of metallurgical

test work
and

process

design

which

has

been

undertaken

for

a

variety

of

combinations

of

assets

and

products

recovered,

as

summarized

in
Table 2.
Whilst these historical studies were for specific combinations of assets, they are not all relevant to FWGR in its current form.
Prior to

2009, Gold

Fields embarked

on a

project known

as the

West Wits

Project (WWP)

aimed at

retreating several

TSFs on

its four
mining complexes: Kloof, Driefontein, Venterspost and

South Deep (
Table 2
) to recover residual gold, uranium

and sulfur and storing the
tailings on

a new

Central Tailings

Storage Facility

(CTSF). Similarly, Rand

Uranium had

embarked on

the Cooke

Uranium Project

(CUP),
which endeavored to treat the

Cooke TSF for gold, uranium and

sulfur and ultimately deposit

the tailings onto the Geluksdal

TSF, located
very close to the CTSF. The two independent projects had

similar operational and environmental mandates, within a

25km radius of each
other.
In 2009,

Gold Fields and

Rand Uranium evaluated

the potential synergy

of an

integrated retreatment plan

for TSFs

located within the
South Deep, Cooke, Kloof, Driefontein and Venterspost mining complexes.
In 2012, Gold One acquired Rand Uranium and in the

same year acquired the Ezulwini Mining Company (Proprietary)

Limited (Ezulwini) in
an agreement with First Uranium Corporation. During the

same year Gold One, revived the

tailings retreatment project and Gold Fields
entered into

a joint

venture (JV) partnership

with Gold

One to

investigate the economic

viability of concurrently

reprocessing current
arisings and historical tailings from a number of sites situated in the greater

Carletonville/Westonaria/Randfontein area. A scoping study
was concluded in 2012.
In early

2013, Gold

Fields unbundled its

Kloof and

Driefontein Complex and

Beatrix gold

mines in

the Free

State Province

to create

a
separate entity in Sibanye Gold and listed Sibanye Gold as a fully independent company on both the JSE and the NYSE stock exchanges.
Subsequently,

in

October

2013,

Sibanye

Gold

Limited

purchased the

interest

held

by

Gold

One

in

Rand

Uranium

and

Ezulwini.

The
Gold

One

assets

which

became

part

of

Sibanye

Gold

included

the

Cooke

operations

(underground mining

and

surface

reclamation
operations) for gold and uranium production. This

transaction gave Sibanye Gold control of a

substantial portion of the surface mineral
resources

in

the

region.

A

Preliminary

Feasibility

Study

(PFS)

was

completed

during

2013

and

confirmed

that

there

is

a

significant
opportunity to

extract value from

the surface

Mineral Resources. Subsequently,

a number

of Definitive Feasibility

Studies (DFSs)

have
been completed on

various combinations of

TSFs as

shown in
Table 2.
Sibanye Gold’s TSF

reclamation assets were

housed in a

special
purpose vehicle (SPV) called WRTRP.
In 2018, Sibanye Gold vended its interest in WRTRP to DRDGOLD for an equity stake of 38.05% and an option to subscribe for additional shares for

cash to take

its stake to

50.1%. In mid-2018,

FWGR initiated

Phase 1 of

a phased

approach to

its growing

reclamation operations.

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Table 2: Historical Development of FWGR
Owner/Operator Period Project and/or Transaction Properties Activity Comment
Gold Fields Group Limited WWP
Driefontein Complex (Driefontein 1, 2, 3, 4 and
5 TSFs); Kloof Complex (Kloof 1 and 2 TSFs,
Libanon and Leeudoorn TSFs; Venterspost
Complex (Venterspost North and Venterspost
South); and the South Deep Complex
Aimed at retreating several West Rand TSFs to
recover gold, uranium and sulfur and storing
the tailings on a new CTSF
Gold Fields - subsidiary
GFI Mining South Africa
(Proprietary) Limited
2009
West Wits Tailings Treatment Project
(WWTTP)
Driefontein Complex, Kloof Complex, Libanon,
Leeudoorn, Venterspost Complex and South
Deep Complex
WWTTP Feasibility Study near

completion
Rand Uranium Limited
(Rand Uranium)
2009 CUP Cooke mining Complex CUP Feasibility Study near completion
Treatment of the Cooke TSF for gold, uranium
and sulfur. Arising tailings would be deposited
onto the Geluksdal TSF located near the CTSF
Gold Fields and Rand
Uranium
Late 2009
Discussion of synergy of WWTTP

and
CUP - combination of WWTTP and

CUP
Evaluation of a combined project
Significant re-engineering and metallurgical test
work required and the project was put on hold
Rand Uranium
2010 to
2012
Completed the CUP and the Cooke
Optimization Project (COP)
CUP and COP Feasibility Study completed
Applications for authorizations partially
complete
Gold One International
Limited (Gold One)
2012
Acquisition of Rand Uranium and
Ezulwini
Revived the surface retreatment
integration discussions - update CUP DFS
Gold One JV with Gold
Fields
2012 to
2013
JV to investigate economic potential of
concurrently re-processing current
arisings and TSFs
TSFs and current arisings in the
Carletonville/Westonaria/Randfontein

region
Gold One/Gold Fields JV Scoping Study
completed end 2012
Gold Fields unbundled
GFI Mining South Africa
(Proprietary) Limited and
created Sibanye Gold
Limited
Early 2013
Unbundling of the Kloof-Driefontein
Complex and Beatrix Gold Mines and
listing of Sibanye Gold on the JSE
Limited and NYSE
Unbundling of the Kloof-Driefontein Complex
and Beatrix Gold Mines
Sibanye Gold Limited

2013
Acquisition from Gold One of the Rand
Uranium and Ezulwini assets
As a result of the transaction, Sibanye Gold held
most of the surface resources in the region
Gold One/Gold Fields JV Scoping Study
completed a PFS
PFS showed significant opportunity to extract
value from the surface resources
Sibanye Gold 2015
Study initiated for the original
Version 1 West Rand Tailings
Retreatment Project (V1-WRTRP)
Treatment of the Driefontein 3 and 5 TSFs using
Ezulwini uranium process plant
DFS for the first phase of the
V1-WRTRP
Sibanye Gold
December
2015
Integrated study on Version 2 of the
WRTRP (V2-WRTRP)
Cooke, Driefontein 3, Driefontein 5 and Cooke 4
South TSFs
Integrated study for the production of
gold, uranium and sulfuric acid - DFS for
V2-WRTRP
DFS for V2 - WRTRP. On completion of the DFS,
the project progressed to Front End
Engineering Design (FEED) level of accuracy
whilst funding and permitting was sought
Sibanye Gold 2016 Decision to close Cooke No 4 shaft
DFS to determine economic viability of
using existing infrastructure including
DP2 and Ezulwini uranium process plant
DRDGOLD 2018
DRDGOLD acquired 100% of Sibanye
Gold’s SPV (WRTRP) for a now 50.1%
equity in DRDGOLD
Driefontein 3, Driefontein 4, Driefontein 5,
Kloof 1, Libanon, Venterspost North,
Venterspost South, TSFs, DP2 and land for a
RTSF and CPP
2017 Competent Persons Report,
required in terms of Chapter 12 of the
JSE listing requirements, outlining
category one transaction
DRDGOLD renamed the WRTRP to FWGR
Source:

DRDGOLD, 2022

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6. GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT
Item 6 (i); (ii) and (iii)
6.1. Regional Setting, Mineralization and Deposit
The mineral assets considered in

this TRS are the tailings

derived through the mining and processing

of the Driefontein, Kloof, Libanon
and Venterspost mines of the Witwatersrand Gold Fields. As such the mineralization of the mined material which produced the tailings, now being

processed by

FWGR, is

described in

this TRS.

Whereas the

nature of

the underlying

geology is

not of

direct relevance,

an
understanding of the scale

and nature of the

gold mineralization that was targeted

in the historical mining

operations provides insight
into the structure and composition of the mineral assets.
The assets

of FWGR

are derived

from the

West Rand

and Carletonville

Goldfields of

the gold-bearing,

late Archaean

(2.7Ga to

3.2Ga),
Witwatersrand Supergroup (Witwatersrand Basin).

The Witwatersrand Basin

is the

largest gold bearing

metallogenic province globally
and is a roughly oval-shaped sedimentary basin, elongated in a northeast-southwest direction. The major north-south axis of the basin is approximately 160km long, stretching from Welkom to Johannesburg and where the minor, east-west axis, spans

approximately 80km.
The Witwatersrand Basin

is filled with

approximately 14,000m of

sedimentary and

subordinate volcanic units,

of which only

small portions
outcrop

to

the

south

and

west

of

Johannesburg.

The

Witwatersrand Supergroup

overlies

an

Archaean

(>3.1Ga)

granite-greenstone
basement and the 3.08Ga to 3.07Ga Dominion Group and is subsequently uncomfortably overlain, by units of the Ventersdorp (~2.7Ga),
Transvaal (~2.6Ga) and Karoo (~280Ma) Supergroups (
Figure 9
).
The basin hosts vast

auriferous and uraniferous deposits which have been

grouped into geographically distinct sub-basins or

goldfields
(
Figure 10
). The goldfields are separated by stratigraphy where no

economic mineralization has been discovered. The stratigraphy of the
Witwatersrand Supergroup is broadly split into two Groups, namely the

Central Rand and the West Rand Groups,

which in turn are split
into a

series of

subgroups, formations

and members
(Figure 11
). The

stratigraphic structure

of the

Witwatersrand Supergroup

is well
understood at subgroup level,

however at formation level,

correlation problems are encountered between

the defined goldfields. The
recognition

of

basin-wide

disconformities,

can

be

used

as

a

basis

for

stratigraphic

correlation

and

thus

permits

the

correlation

of
formations between the

various goldfields to

higher comfort

levels (McCarthy and

Rubidge, 2006). The

principal economic reefs

have
been correlated across various goldfields and do not occur at the same stratigraphic level.
Recent studies consider the deposition

in the Witwatersrand sediments to have

taken place along the interface between a

fluvial system
and

an

inland sea.

Specifically, this

body of

water is

considered to

be

a

retroarc-foreland basin

which formed

in

response to

crustal
thickening

on

the

northern

edge

of

the

Kaapvaal

Craton,

during

a

collision

with

the

Zimbabwe

craton

to

the

north.

The

varying
stratigraphic

position

of

the

narrow,

0.1m

to

2.0m

thick

quartz-pebble

conglomerate

reefs

are

interpreted

to

represent

major,
diachronous, entry points

of coarse-grained sediment into

the basin. They appear

to be laterally coalesced

fluvial braid-plains, where gold
was concentrated within conglomerates which developed,

primarily along erosional unconformities. The extent

of the development of
the various

unconformities is

greatest near the

basin margins

and decreases

towards the

more distal

areas. Complex

patterns of

syn-
depositional faulting and folding have caused significant variations in sediment thickness and sub-vertical to over-folded reef structures are characteristic of the basin margins.
Structurally, the Witwatersrand Basin has

experienced a long and complex

history, affected by several superimposed structural events, differentiated as syn- and post-depositional deformations. Syn-depositional deformation played a key role in the original distribution of
sediments which controlled

the locality of

auriferous conglomerates

and the thickness

of enclosing

sedimentary sequences.

Later faulting
and folding of

the sequence determined

which parts of

the Witwatersrand

Basin remained buried,

as well as

the depth extent

of mineable
horizons, relative to the present-day surface.

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Figure 9: Regional Geological Setting of the Witwatersrand Supergroup
Source:

Sound Mining, 2022

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6.2. Local Geological Setting, Deposit and Mineralization
In terms of a more local

description, the FWGR assets

comprise of TSFs of tailings

material derived from the

mining and processing of ore
from the Driefontein, Kloof, Libanon

and Venterspost mining operations,

located in the West

Rand and Carletonville Goldfields, on

the
north-western rim of the Witwatersrand Basin (
Figure 10
).
Figure 10: Geology of the Witwatersrand Basin
Source:

Sound Mining, 2022

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These operations exploit

the Ventersdorp Contact Reef

(VCR) located at

the top of

the Central Rand

Group, the Carbon

Leader Reef (CLR)
near the base of the

Central Rand Group and the Middelvlei

Reef, which stratigraphically occurs 50m to 75m

above the Carbon Leader.
Additional minor

reefs including

the Kloof, Elsburg,

Kimberley and

Libanon Reefs

are exploited

at some

operations (
Figure 11
). The

Central
Rand Group,

is dominated

by course-grained

siliciclastic metasedimentary

facies with

subordinate fine

grained (mudstone)

facies. Its
depositional environment is interpreted as alluvial

deltas and braided streams which formed

at the fluvial - shallow marine interface.

The
proximal, high energy,

facies are directly

linked with the

concentration of detrital gold,

pyrite and uraninite

and thus the

Central Rand
Group accounts for 95% of the gold production from the Witwatersrand Basin.
Figure 11: Witwatersrand Supergroup Stratigraphic Section

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Source:

Frimmel et al, 2005
The gold bearing reefs are fundamentally distinguished by their association with quartz-pebble conglomerates, which are confined by a basal angular unconformity

and an upper

planar bedding

surface separating

it from an

overlying quartz

wacke or siltstone

unit. The

extent
of

the

unconformable

surfaces

is

typically

greatest

at

the

basin

margins

and

decreases

towards

the

distal

areas

of

the

basin.

The
Witwatersrand Supergroup

is poorly

exposed in

outcrop due

to the

overlying, younger

cover sequences.

The surface

geology of

the
mining area comprises outliers of

Karoo Supergroup shales and sandstones,

followed by Pretoria Group

sediments and the Chuniespoort
Group dolomites of

the Transvaal

Supergroup. In the

center of the

Witwatersrand Basin, units

of the Witwatersrand

Supergroup have
been upturned and exposed in the Vredefort meteorite impact crater which is dated at 2,023Ma.
The region is structurally complicated with a major structural fault, the West Rand Fault, separating the West Rand Goldfield operations from the South Deep Gold Mine to the east (
Figure 10
). Additional horst structures are superimposed upon

the southeast plunging West
Rand Syncline

including the

Bank Fault

(
Figure 10
), a

large west

dipping fault

with a

down-throw to

the west.

The structural

features
affect the preservation, depth

and length of the

economic reefs. In the

area east of

the Bank Fault

the majority of mining

exploits the
VCR, with minor contributions from the Middelvlei Reef and the Kloof Reefs (Gold Fields). West of the Bank Break the CLR is generally a high-grade reef and represents the major source of Run-of-Mine (RoM) with minor contributions from the VCR and Middelvlei Reef.
6.3. Property Geology, Deposit and Mineralization
FWGR TSFs are located on two mining rights (
Figure 12
) within the West Rand and Carletonville Goldfields. As stated above, they are the processed

waste

derived

from

the

mining

and

processing

of

auriferous

and

uraniferous

ores

from

Driefontein,

Kloof,

Libanon

and
Venterspost mining operations. The mining operations targeted different reefs, namely:
●
the Driefontein TSFs comprise primarily processed VCR, CLR and Middelvlei Reef;
●
the Kloof TSF comprises

primarily processed VCR, Middelvlei Reef and the Kloof Reef;
●
the Venterspost TSFs comprise primarily processed Middelvlei Reef and VCR; and
●
the Libanon TSF comprises material from the VCR, Libanon Reef, Kloof Reef and Middelvlei Reef.
The composition of a

TSF depends on the

geochemical make-up of the material

being mined and the chemicals

used in the mining

and
extraction process. In addition to the internal structure, the TSF reflects the mining strategy and depositional methodologies employed
at each operation. A single TSF

can have portions of different composition

and specific gravity (SG) due

to changes in underlying orebody
contribution, the deposition of tailings arising from different operations and differing depositional strategies.
The bulk density of

tailings material is a

critical factor in the

accurate estimation of quantities and

thus an investigation into

the lateral
and vertical variation was

conducted. These factors can result

in a considerable variation in

gold content and distribution

throughout a
TSF where such variation has an impact on final recoveries and projected revenues for the operation.

Various exploration programs and
subsequent geological

modelling has

enabled the

classification of

FWGR TSFs

as Mineral

Resources with

a bulk

density ranging

from
1.40g/cm
3

to 1.45g/cm
3
.
In addition, secondary processes such as

metal re-mobilization, erosion, weathering, leaching and acid mine drainage can further affect
the geochemical characteristics of

a TSF. These processes tend to progress

faster in a TSF compared

to a primary ore

body as weathering,
erosion and oxidation are accelerated by the fine

particle size of the material, and leaching together with acid mine drainage occur due
the large amount of water associated with TSFs. Gold can undergo mobilization within the TSF with time and hence may exhibit areas of re-concentration

and

even

be

present

in

the

sub-structure

soil.

The

geochemical

characteristics

of

the

footprint

geology,

such

as
dolomites,

granites,

quartzites,

has

a

bearing

on

the

mobilization

dynamics

of

a

TSF.

Hence,

depending

on

several

factors

such

as
footprint, age of deposition,

beneficiation and primary

reef origin of slimes,

a TSF may exhibit

areas/layers of differing

grade profiles. The
modelled dumps show vertical and lateral variation in gold grade and although exceptions occur, in general, the grade tends to increase towards the bottom of

the dump and into

the footwall. Detailed exploration results and

geological modelling is outlined in

Item
7

and
Item
11

respectively.

Karoo Supergroup
Alluvium, Colluvium, Eluvium, Gravel, Scree
ECCA Group
Transvaal Supergroup
Daspoort Formation
Diabase
Strubenkop Formation
Hekpoort and Boshoek Formations
Timeball Hill and Rooihoogte Formations
Malmani
Undifferentiated Tonalite, Granite, and Gneiss
Black Reef Formation
Ventersdorp Supergroup
Rietgat Formation
Witwatersrand Supergroup
Turfontein Subgroup
Johannesburg Subgroup
Jeppestown Subgroup
Government Subgroup
Hospital Hills
Owned TSF
Available TSF
Depositional TSF
Mining Rights
Target TSF
26°15'S
26°30'S
27°30'E
27°45'E
N
10km
SOUND MINING

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Figure 12: Property Geology
Source:

Sound Mining, 2022

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7. EXPLORATION
Item 7 (i); (ii); (iii); (iv); (v) and (vi)
7.1. Methods and Databases
The extent, morphology and

structure of the TSFs

is relatively simple when

compared to conventional mineral deposits. Consequently,
the exploration programs are also simple and straightforward. Exploration of the FWGR’s assets comprised:
●
auger drilling programs to permit

sampling for gold content and

mapping of the gold distribution

undertaken in drilling campaigns by
Gold Fields in 2007, 2008 and 2009 for the Driefontein, Kloof, Libanon and Venterspost TSFs;
●
surveying of the

borehole collars undertaken

by Gold Fields in-house

surveyors to determine

physical dimensions and

volumes verified
independently by Light Detection and Ranging (LIDAR) consultants;
●
metallurgical and flow sheet

development test work including historical

studies by SGS South

Africa (Proprietary) Limited (SGS) and
recent test work by Mintek; and
●
tailings

toxicity

tests

and

SG

determination

-

undertaken

by

SLR

Consulting

(Africa)

(Proprietary)

Limited

and

The

RVN

Group
(Proprietary) Limited (The RVN Group).
7.2. Geophysical Characterization
No geophysical investigation of the TSFs has been undertaken as part of the exploration programs.
7.3. Geo-hydrological Characterization
A geohydrological investigation of the TSFs

did not form part of the

exploration programs. It is not

required for the determination and
classification of FWGR’s Mineral Resources. The handling

of surface water is described in

the mining and processing Items (Item
13

and
Item
14
). Hydrological and geohydrological considerations for the Leeudoorn TSF and RTSF are discussed in Item
15.1.1

and Item
15.2.1.
7.4. Geotechnical Characterization
A

geotechnical

investigation

of

the

TSFs

did

not

form

part

of

the

exploration

programs.

It

is

not

required

for

hydro-mining

of

the
unconsolidated tailings

material. The

slope angles

and bench

widths do

not pose

a risk

to the

mine design

(Item
13.1
). Geotechnical
assessments were performed

for the

design of

the Leeudoorn TSF

and RTSF

(Item
15.1.1

and Item
15.2.1
). The

auger drilling method
performed

during

exploration

does

not

allow

for

the

orientation

of

samples.

Geotechnical characterization

is

not

applicable

to

the
determination and classification of FWGR’s Mineral Resources.
7.5. LIDAR and Surveying
A detailed helicopter-based LIDAR

survey was undertaken by

Gold Fields in late

2008. The survey was conducted

by Southern Mapping
Company (Proprietary)

Limited and

the total area

surveyed was

approximately 44,000ha.

The aerial survey

was conducted

using an aircraft
mounted LIDAR system which

scanned the ground below

with a 70kHz laser.

Digital color images were

also gathered to

produce color
orthophotos. The survey was conducted at a height of 1,100m above datum with an image pixel size of 15cm. The vertical accuracy was
10cm and the horizontal

accuracy was 20cm. The

survey was calculated in

Hartebeesthoek94, LO27 projection with

ellipsoidal heights.
The data was supplied to Gold Fields in CAPE LO27 with orthometric heights. The LIDAR survey provided surface data from which three-
dimensional (3D) models of the TSFs were constructed.

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The

Driefontein 5

TSF

and

Driefontein 3

TSFs

were surveyed

in

2004 and

2006 respectively

by

Gold Fields,

using differential

Global
Positioning System (GPS) methodology. In all instances it was found that the vertical positioning of the drillhole collars were offset from the surface

of the

TSFs as

determined from

the LIDAR

survey. The

offset ranges

from approximately

0.5m to

several metres.

It was
assumed that the LIDAR survey was the more accurate of the two surveys and the drillhole positions were moved to intersect the top of the TSF wireframes.
7.6. Drilling
Historical exploration programs and Mineral Resource estimates that have contributed to the overall exploration database include:
●
a Mineral Resource estimate (Minxcon 2008); and
●
Gold Fields

(2007) undertook

an initial

drilling campaign

on Driefontein

3 TSF

and Driefontein

5 TSF.

The Mineral

Resources were
reported in Minxcon

(Proprietary) Limited (Minxcon) report

R2008-14 (2008). The drilling

continued in 2008

to cover 13

TSFs in the
Kloof, Driefontein, and Venterspost areas.
The

drilling

was

done

on

either

a

100m-by-100m

or

a

200m-by-200m

grid.

All

drillholes

were

vertical

and

downhole

surveys

were
considered

unnecessary as

the

drillholes were

shallow,

generally <70m

deep.

The

drillhole

grid

and

downhole

sampling

density

are
sufficient to establish both grade and geological continuity.
The drilling was undertaken

using a fully

portable hydraulic drill rig

comprising a rotating

spiral auger drill encased

in a stainless-steel core
barrel/rod. The rod comprises a

50mm nominal bore drill rod

and inner spiral, with the

inner spiral rotating in the

opposite direction to
the outer casing

whilst advancing into

the tailings material.

The drilling is

performed dry

and due to

the nature of

the drilling the

resultant
samples are not oriented. Orientation is not relevant to mining methodologies of the TSFs.
Samples have been described and assayed appropriately to support a Mineral Resource estimation.
Two drilling contractors were utilized, namely Dump and Dune Drillers (Proprietary) Limited and Gold

Mine Sands and Slime Dam Drillers
(Proprietary) Limited. Both companies have experience in the drilling of tailings material and comply with industry practices.
Auger and sonic drilling

of tailings material by

its nature is intrinsically

open to contamination and

therefore requires particular care

to
ensure the

results are

adequate for

use in

a Mineral

Resource estimate.

The drilling

programs were

supervised by

in-house qualified
geologists

and

a

high

degree

of

corporate

governance

is

evident.

The

drilling

methodologies

were

independently

audited

by

SRK
Consulting (Proprietary) Limited (SRK) in 2008 for Driefontein 3 TSF, Driefontein 5 TSF, Kloof 1 TSF, Libanon TSF, Venterspost North TSF
and Venterspost South TSF.
Drilling

logs

were

kept

by

the

drilling

foreman

but

no

sample

photographs

were

kept.

Given

the

drilling

methodology,

this

is

not
considered inappropriate.
Overall conclusions for

each drilling campaign

suggest that the drilling

and sampling programs

were conducted to

industry standards and
suitable for incorporation into a Mineral Resource estimate.
The location

of the

drillhole collars

for the

TSFs are

shown in
Figure 13

to
Figure 18
. The

total number

of drill

holes is

1,180 with

an
approximate length of 72km.
7.7. Exploration Budget
Numerous historical exploration activities

now contribute to the

FWGR’s overall exploration database

and it is anticipated that

FWGR will
continue to

conduct exploration

activities which

are necessary

to keep

ahead of

recoveries and

to update

knowledge of

the content
within the TSFs. Provisions for future exploration are included in the DCF model.

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8.
SAMPLE PREPARATION, ANALYSIS

AND SECURITY
Item 8 (i); (ii); (iii); (iv) and (v)
8.1. Sampling Method
Auger Drilling:
the auger drill comprises a

rotating spiral auger drill

bit encased in a stainless-steel

core barrel. The core

barrel comprises
a 50mm

drill rod

and inner spiral,

with the

inner spiral

rotating in the

opposite direction to

the outer

casing as

the tailings

material is
penetrated. The extension rods and

spiral augers have three

lengths; namely 1.5m, 3.0m

and 4.5m. The typical

drilling cycle comprised
the following sequence, repeated until the floor of the TSF was intersected:
● an initial sample was drilled with a 1.5m spiral auger/sample tube, after which the first sample was extracted;
●
the subsequent sample was drilled with a 3.0m auger/sample tube and the 1.5m sample extracted;
● thereafter, a 4.5m spiral auger/sample tube was used and the sample extracted; and
●
the succeeding samples were extracted from the 4.5m spiral auger plus a 1.5m extension rod, followed by a 3.0m extension rod and
then a 4.5m drill rod.
The first two samples were extracted directly

into new sample bags by using the

drill rig to reverse the rotation

of the spiral within the
1.5m and 3.0m auger/sample tubes. The sample

bag was placed over the end

of the tube to collect the sample

following which the spiral
auger and interior of the barrel were cleaned by using a cloth and a steel brush to remove the tailings material.
Subsequent samples were extracted

by removing the spiral auger

and the sample collected in

a rubber trough. The first

10cm to 15cm of
the sample were discarded as

they would be the most

likely to have contamination and

the remainder of the sample

was transferred into
the bag at the end of the

rubber trough. The sample bag was then closed, placed in sequence and the tickets added. The sample at the
floor of the TSF is collected into two separate bags containing the soil/footprint sample and the lowermost tailings sample.
The entire sample was collected and consequently the full length of the TSF was sampled, ensuring representivity. No relationship exists between sample recovery and grade as the material is fine grained and the entire sample was collected so no preferential loss of fines is anticipated. Each resulting sampled

weighed between 2kg

and 4kg and

is considered suitable

for the fine

grain size of

the tailings. No
selective sampling was undertaken.
The drilling sites were visited by independent consultants who concluded the sampling and management of samples by the drillers was
of a high quality, well controlled and from the evaluation of the quality control data, the number of errors made by the drillers was very
small.
The samples were not geologically nor geotechnically logged as these criteria cannot be obtained from an auger sample.
8.2. Sample Security
The database used for the Mineral Resource estimation was thoroughly reviewed and found to be reliable.
8.3. Analytical Laboratories
Four independent laboratories were used for sample

analysis, namely SGS, Set Point Laboratories

(Set Point), ALS Chemex South

Africa
(Proprietary) Limited (ALS) and Performance Laboratories (Proprietary) Limited (Performance Laboratories). All except for Performance
Laboratories, are accredited

by the South

African National Accreditation

System (SANAS) for

gold assay. At the

time of work,

Performance
Laboratories did meet the requirements of ISO/IEC 17025:2005 for gold assay which accreditation was valid until February

2015.
Set

Point

and

ALS

were

independently

inspected

and

found

to

follow

best

practice

principles

of

quality

management.

They

have
procedures of chemical

analysis and assay

that meet the

requirements for code

compliance. They use

sample preparation equipment

that
complies

with

international

accepted

practices

and

laboratory

information

management

systems

with

sample

tracking.

Quality
management systems exist with quality checks throughout the entire assay and analytical process.

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8.4. Analytical Procedures
Gold analysis was undertaken using standard fire assay methodology with gravimetric finish which is considered entirely appropriate for the sample type.
The

laboratory

sample

preparation

was

standard

for

auger

drill

samples

and

included

drying,

jaw

crushing

to

a

nominal

10mm

if
compacted, pulverizing with a disc

pulverizer and manual homogenization. The

final sample size submitted

for assay was 500g

and the
likelihood the samples being non-representative is low.
8.5. Bulk Density
In general, the conversion from volume to quantity

in the case of mineral deposits is undertaken by the application of a density or the SG
determined experimentally

on

dry samples.

Density is

the mass

per unit

volume e.g.,

t/m
3
,

whilst SG

is

the ratio

of

the density

of

a
substance to

the density

of a

reference substance

(usually water);

and is

a unitless

ratio of

the mass

of a

substance to

the mass

of a
reference substance for the same given volume. Wet density measurements can be undertaken for samples with moisture content.
Bulk density, however is defined as the dry weight

of a material per unit volume of that

material. Bulk density considers both the solids
and the pore space; whereas, density and SG consider only the solids.
The density throughout the various TSFs will vary marginally depending on the original reefs mined. An average density of 1.40t/m
3

was
used in the 2018

Mineral Resource estimate

but this Mineral Resource

has now been updated

using a density of

1.42t/m
3

because of data
subsequently available to

FWGR from the

current operations and

from recent test

work performed by

The RVN Group.

This compares
favorably with the average densities reported by other companies in the business of retreating Witwatersrand tailings (
Table 3
).
Table 3: Dry Densities used by Other Re-treatment Companies for the Witwatersrand Operations
Company TSF
Dry Density
(t/m
3
)
Rand Uranium West Rand Operations 1.45
Anglo Gold Ashanti Vaal River Operations 1.45
Ergo Mining (Proprietary) Limited Elsburg Tailings Complex 1.42
Mintails SA West Rand Projects 1.40
Source:

Sound Mining,

2022
The QP has therefore assumed a consistent density of 1.42t/m
3

for the Mineral Resource estimate as at 30 June 2022.
The use

of a

dry density

in the

estimation of

an in

situ Mineral

Resource is

standard best

practice and

the dry

density value

has been
applied to the Mineral Resource estimate.
8.6. Concluding Comments
The QP considers the sampling

method and preparation adequate

for this type of mineralization.

Sample security is considered

adequate
and the resulting database reliable.

Standard analytical processes were used

for sample grade determination with Quality

Assurance and
Quality Control (QA/QC) (Item
9
) providing confidence in the results.

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9.
DATA

VERIFICATION
Item 9 (i); (ii) and (iii)
9.1. Quality Assurance and Quality Control (QA/QC)
The internal laboratory

standards and

blanks (between two

and four per

fifty) were inserted

in every

batch. Internal standards

with a blind
standard were used on all instruments. The laboratories undertake regular evaluation of overall performance by statistical evaluation of all QC data.
The laboratory

internal checking

processes were

independently checked

and found

to be

standard and

reliable. Several

checks were
undertaken on the importation of data into the Mineral Resource estimation software with no issues highlighted.
Laboratory

reports

suggest

that

blanks

and

Certified

Reference

Materials

(CRM)

were

included

for

every

100

samples.

The

CRMs
submitted

were

African

Mineral Standards

(AMIS) AMS0046

at

0.67g/t

Au;

AMIS

AMS0080 at

1.14g/t

Au

and

accredited blank

AMIS
AMS0069 <0.002g/t Au. The spread of gold grades in the CRM is appropriate and the review of the quality control and quality assurance data concluded that

13.7% of the total

population of samples

(13,000 samples) were outside

of the two

standard deviation limits

allowed
and were re-analyzed.
9.2. Independent Verification
The

TSFs

exploration

programs were

conducted during

2007

to

2009

with

independent oversight

and

review

provided

by

Minxcon
(Proprietary)

Limited,

with

auditing

of

the

results

by

SRK

Consulting

(Proprietary)

Limited.

The

overall

conclusions

for

each

drilling
campaign

suggests that

the drilling

and

sampling

programs were

conducted to

industry standards

and

are

acceptable for

a

Mineral
Resource estimate. The TSF volumes were independently verified by Southern Mapping

Company Limited.
Sound Mining has since

completed an independent review

of the available information

and a verification of

the data used

for the LoM
plan to exploit FWGR’s assets. This

involved integrity checks on the capturing of

data and interviews with the specialists involved in

the
original exploration programs.

The QP

is satisfied

with the

accuracy and integrity

of the

Mineral Resource estimate.

The QP

is further
comforted by

the fact

that mining

of

the

Driefontein 5

TSF

(December 2018

to current)

has confirmed

both the

volume and

grade
estimates of the TSF.
It should also be noted

that the type and style of

mineralization of the original reefs

exploited during the establishment

of the TSF assets
are not relevant to the Mineral Resource estimate.

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10. MINERAL PROCESSING AND METALLURGICAL TESTING
Item 10 (i); (ii); (iii); (iv) and (v)
10.1. Metallurgical Test Work
The

test

work

described

here

under

relates

to

understanding

recoveries

applicable

to

the

TSF

mineral

deposits.

The

metallurgical
characterization of the TSFs in the

area have been covered by numerous

techno-economic studies from 2000 to date.

These have ranged
from

Scoping

Studies

through

PFS

work

to

DFS

levels

of

accuracy.

The

metallurgical

test

work

covered

various

processing

options
including direct leach, grinding, ultra-fine grinding and flotation.
Metallurgical test work, on the FWGR’s TSFs, was completed

by three independent laboratories, namely SGS Lakefield (SA), Mintek, and
Patterson & Cooke. Results were independently review by ENC Minerals (Proprietary) Limited and are considered acceptable by the QP.
These laboratories

are all

accredited by

the SANAS

for gold

assay. All

three laboratories

were independently

inspected. They

follow
conventional best practice

principles of quality

management and have

procedures of chemical

analysis and

assay that are

accepted as
fulfilling the requirements

of compliancy

demanded of

modern mining

companies. They use

sample preparation

equipment that complies
with

international

accepted

practice.

They

have

installed

well

developed

laboratory information

management

systems

with

sample
tracking. They have evolved quality management systems in place with quality checks through the entire assay and analytical process.
Test work has

been performed on Driefontein

3 TSF, Driefontein 5

TSF, Libanon TSF, Kloof

1 TSF and

Venterspost North TSF.

Less test
work was

performed on

the Venterspost

South TSF.

The diagnostic

leach results

as well

as gold

deportment per

size fraction

of the
Driefontein TSFs are included in
Table 4,
Table 5

and
Table 6.
Table 4: Full Diagnostic Leach Results on Un-milled Feed Samples
Diagnostic Results Un-Milled Feed Sample Association
Driefontein 3 TSF Driefontein 5 TSF
(g/t Au) (% Au) (g/t Au) (% Au)
Gold Available to Direct Cyanidation 0.24 54.7 0.22 52.4
Gold that is Preg-robbed Carbon-in-Leach (CIL) 0.02 3.5 0.00 0.0
Gold Associated with GCI Digestible Minerals 0.06 14.9 0.05 11.4
Gold Associated with HNO₃ Digestible Minerals 0.03 6.9 0.04 10.3
Gold Associated with Carbonaceous Matter 0.02 4.1 0.00 0.0
Gold Associated with Quartz (balance) 0.07 16.0 0.11 25.9
Total 0.43 100.0 0.41 100.0
Source:

Mintek, 2015
Table 5: Driefontein 5 TSF Feed Sample Assay by Size
Particle
Size
(µm)
Mass
(%)
Cumulative
Mass
(% mass)
Discrete
Grade Au
(g/t)
Discrete Distribution
(%)
Cumulative Distribution
(%)
Au U
3
O
8
S
2
Au U
3
O
8
S
2
150 5.5 94.5 1.13 15.2 4.1 0.9 100.0 100.0 100.0
106 10.8 83.6 0.62 16.3 4.8 1.9 84.8 95.9 99.1
75 15.1 68.5 0.34 12.4 7.9 6.1 68.6 91.0 97.2
53 10.6 58.0 0.27 6.9 6.3 11.9 56.1 83.2 91.1
38 8.7 49.3 0.32 6.7 6.4 16.1 49.2 76.9 79.2
25 9.0 40.3 0.31 6.8 7.9 17.6 42.5 70.5 63.1
15 22.0 18.3 0.23 12.3 36.9 33.6 35.7 62.6 45.5
-15 18.3 0.53 23.4 25.7 11.9 23.4 25.7 11.9
Total 100.0 100.0 100.0 100.0
Head Grade (calculated) 0.41
Head Grade (measured) 0.41
Variance 0.70%
Source:

Mintek, 2015

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Table 6: Driefontein 3 TSF Feed Sample Assay by Size
Particle
Size
(
µm)
Mass
(%)
Cumulative
Mass
(% mass)
Discrete
Grade Au
(g/t)
Discrete Distribution
(%)
Cumulative Distribution
(%)
Au U
3
O
8
S
2
Au U
3
O
8
S
2
150 5.0 95.0 1.48 18.0 5.5 0.08 100.0 100.0 100.0
106 12.9 82.0 0.39 12.2 5.9 1.8 82.0 94.5 99.2
75 17.0 65.0 0.37 15.3 8.9 7.9 69.8 88.6 97.5
53 10.5 54.6 0.34 8.6 6.8 12.6 54.5 79.8 89.5
38 8.4 46.2 0.34 6.9 6.3 16.1 45.9 72.9 76.9
25 7.8 38.4 0.27 5.1 6.1 14.7 38.9 66.7 60.7
15 24.9 13.5 0.29 17.5 40.2 38.8 33.8 60.5 46.1
-15 13.5 0.50 16.3 20.3 7.3 16.3 20.3 7.3
Total 100.0 100.0 100.0 100.0
Head Grade (calculated) 0.41
Head Grade (measured) 0.43
Variance 4.10%
Source:

Mintek, 2015
The

presence

of

preg-robbers

in

the

tailings

material

can

be

ascertained

from

the

above

results.

Preg-robbing

is

the

phenomenon
whereby the gold cyanide

complex, Au(CN)
2
, is removed from solution

by the constituents of the

ore. The preg-robbing components

may
be the carbonaceous matter present in the ore, such as wood chips, organic carbon, or other impurities, such as elemental carbon.
The actual content of

the preg-robbers in the

samples seems to

vary from 0%

up to 10% in

certain samples. This

pattern is consistent

with
results from similar operations and is a function of the nature of the material being re-mined. In particular, areas on a TSF which contain organic matter and plants (i.e., side walls, reed beds etc.) will have elevated preg-robbing content. It is therefore an established practice to design

a plant

with a

Carbon-in-Leach (CIL)

system and

not a

Carbon-in-Pulp (CIP)

system. The

process design does

allow for

CIL to
mitigate the impact of preg-robbers on recovery potential.
The recoveries in
Table 7

are underpinned by test

work and records

from the currently

throughput of Driefontein 5

at the DP2.

FWGR
also actively try

to liberate addition

gold locked

in silicates through

additional fine grinding

at DP2 to

enhance overall recoveries.

This
possibility for improved recoveries

is supported by the fact that

approximately 30% of the contained

gold is found in the

coarse fractions
(>106µm).

Historically the

most favorable

liberation on

Witwatersrand Basin

gold bearing

ores have

been

achieved at

grind sizes

of
<75µm. Both the diagnostic leach and assay by size results confirm the need to mill the coarse fractions in order to improve recovery.
Based on the

test work, Sound

Mining’s QP is

comfortable that the

following processing recoveries

are achievable on

the various TSF

feed
sources (
Table 7
).
Table 7: Summary of Process Recovery Potential
TSF
Process Recovery
(%)
Driefontein 5 49.8
Driefontein 3 56.6
Kloof 1 50.5
Libanon 47.2
Venterspost North 54.7
Venterspost South 62.5
Source:

Sound Mining,

2022; and FWGR, 2020
10.2. Concluding Comments
The initial metallurgical test work, sampling and bulk sample trials used to support the Mineral Resource estimates and

feasibility study
work is considered by the QP

to reasonably represent the deposit as a whole. The

processing of the Driefontein 5 TSF has provided

the
QP with further confidence in that the actual metallurgical recoveries have been consistent with the initial forecast.

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11. MINERAL RESOURCE ESTIMATES
Item 11 (i); (ii); (iii); (iv); (v); (vi) and (vii)
The original Mineral

Resource estimates of 2009

were confirmed by Sound

Mining in 2020.

Sound Mining independently reviewed

the
database, geological models, estimation methodology

and classification criteria. Sound Mining concluded

that the estimations are based
on a suitable database

of reliable information and

that no material issues

were found which could

affect the overall estimate.

The density
assumption used for

the various TSFs

in the 2018

Mineral Resources

estimate was 1.40t/m
3
. It has

since been revised

to 1.42t/m
3

following
FWGRs data

from the

mining of

the Driefontein

5 TSF.

Geological losses

are not

applied because

the entire

volume of

a TSF

will be
processed once included into FWGR’s Mineral Resource base for future exploitation.
11.1. Geological Models and Interpretation
TSFs

constructed from

the

tailings of

Witwatersrand gold

mining

operations

have

been successfully

and

economically exploited

for
decades and

the geotechnical

and geometallurgical

characteristics are

well understood

from experience

and test

work on

the FWGR
assets themselves. Apart

from the potential

risks identified in

Item
12.1
, no

factors of

a geotechnical or

geometallurgical nature have
been identified that would have a significant effect on the prospects for eventual economic extraction.
The

exploration

database

has

been

demonstrated

to

comprise

analytical

data

obtained

from

reliable

laboratory

assays

on

samples
obtained from sampling and

drilling programs based on

industry best practice. The

drillhole grid spacing

is comparatively close for typical
TSF

drilling

programs

and

the

entire

depth

of

each

TSF

was

sampled.

The

data

density

is

therefore considered

sufficient to

assure
continuity of mineralization and structure and provides an adequate basis for estimation.
The exploration database was imported into DataMineTM Studio 3 software and data validation was undertaken to ensure the integrity and validity of the imported data. The samples for Driefontein 3 TSF and Driefontein 5

TSFs represent 3.0m composite samples and not
1.5m composites. The

samples from all

of the other

TSFs were 1.5m

in length. The

end of the

drillhole sample,

where it contained

footwall
material, was separated into tailings and footwall material and treated separately by the laboratory.
Three

dimensional

wireframes

were

constructed

from

surveyed

data

and

drillhole

information.

The

top

wireframe

surface

for

the
Driefontein 3, Driefontein 5, Kloof 1, Libanon, Venterspost North and South TSFs were constructed from LIDAR data. The base/footprint
wireframe was constructed

from the soil intercept

depths from the

drillhole data and

the footprint perimeter. The

wireframes comprised
simple 3D representations of the volume of the TSFs and as such are not open to alternative interpretations.
11.2. Estimation Methodology
Ordinary Kriging was undertaken for the gold grade estimation which allows for testing of the accuracy and efficiency of the estimation.
Due to the

construction of the

TSFs and potential

gold remobilization, a

spatial grade distribution

was anticipated and

since Kriging is
based on modelling the spatial variances within an orebody, this method was considered the most reliable and accurate.
The

capping

of

anomalously

high-grade

values

was

only

applied

to

Driefontein

5

TSF

and

Kloof

1

TSF

These

capping

values

were
determined from the

probability plots generated for

each TSF.

Capping in the

variography stage of the

estimation limits the excessive
variances of the anomalously

high grade from skewing

the distribution away from

the representative variance of

the data distribution.
Capping in the Kriging stage limits the zone of influence that the ultrahigh grades have on the estimation of the surrounding areas. This is considered an appropriate method of data handling.
The following parameters were applied in the Kriging process:
●
50m-by-50m-by-3m

block

size

as

derived

from

100m-by-100m

drillhole

spacing

and

1.5m

sample

lengths

for

Driefontein

5,
Driefontein 3, Kloof 1, Libanon, Venterspost North and South TSFs;
●
sub-cells employed at a minimum of 10m-by-10m (X and Y) for each

TSF;

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●
first search volume (SVOL1):

X and Y at approximately the variogram range;

Z search volume was

in general the

downhole variogram range

equating to a search

of 6m. Given the

stratified nature of

the TSFs
an excessive search in the vertical direction could result in smearing of grades vertically;

minimum of 12 samples within the search volume one (SVOL1); and

maximum of 40 samples within the search volume one (SVOL1).
●
second search volume (SVOL2):

approximately 1.5 times the first search volume;

minimum of four samples within the search volume; and

maximum of 40 samples within the search volume.
The spatial relationships of the

sample grades were investigated

with variograms. Both downhole

and planar variograms were

calculated
and modelled.

The aim

of the

downhole variograms

was to

determine a

nugget value

and the

applicable vertical

range of

continuity,
whilst the

planar variogram

used the

nugget value

determined from

the downhole

variogram. The

anisotropy (the

difference, when
measured along different axes, in

a material's physical or

mechanical properties) for gold

in each TSF was

investigated. The variograms
were deemed best represented by omni-directional models and the variogram parameters are shown in
Table 9.
The vertical

(i.e., Z)

range of

the planar

variogram model

is replaced

by the

range determined

from the

downhole variogram.

Where
necessary (Driefontein

5 TSF and

Kloof 1 TSF)

both the downhole

and planar variograms

were conducted

using top-cuts, determined

from
the probability plots generated for each element for each TSF.
11.3. Mineral Resource Classification
The applied Mineral

Resource classification is

a function of

the confidence of

the asset tenure

and consideration of

the entire process
from drilling, sampling, geological understanding and geostatistical relationships. FWGR’s legal tenure is secured through the necessary permitting

required

to

access

and

exploit

the

moveable

assets.

The

drilling,

sampling,

analytical

processes

and

governance

of

the
exploration programs have

been appropriate and

in-line with

industry best practice

and are

considered to

be of

high confidence.

The
density used in the conversion from volume to tonnage has been determined from both in situ measured values and empirical data and
is considered reliable. In addition, the following statistical criteria were applied to the Mineral

Resource classification:
● number of samples used to estimate a specific block:

Measured - at least four drillholes within the variogram range and minimum of twenty 1.5m composited samples;

Indicated - at least three drillholes within the variogram range and a minimum of twelve 1.5m composite samples;

Inferred - less than three drillholes

within the variogram range.
●
distance to sample (variogram range):

Measured - within at least 60% of variogram range;

Indicated - within variogram range;

Inferred - further than variogram range.
●
lower confidence limit (blocks):

Measured - less than 20% from mean (80% confidence);

Indicated - 20% to 40% from mean (80% to 60% confidence);

Inferred - more than 40% (less than 60% confidence).
●
Kriging efficiency:

Measured - more than 40%;

Indicated - 20% to 40%;

Inferred - less than 20%.
●
Kriged variance a relative parameter used in conjunction with the other criteria.

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●
deviation from lower 90% confidence limit (data distribution within the Mineral Resource area considered for classification):

Measured - less than 10% deviation from the mean;

Indicated - 10% to 20%;

Inferred - more than 20%.
In accordance with the criteria noted above, all of the TSF Mineral Resources were classified as

Measured Mineral Resources.
11.4. Mineral Resource Verification
The following data was received, interrogated, and verified by Sound Mining (
Table 8
).
Table 8: Data Interrogated per TSF
TSF
De-surveyed DataMine
TM
Borehole File
Final Block Model Report
Driefontein 5 compall1_au_u_s.dm dr5_krig_all fin.dm
Minxcon 2009 updated by Sound Mining 30 June

2022
Driefontein 3 compall.dm drth_krig_allfinal2b.dm Minxcon 2009
Kloof 1 compall.dm kl1_krig_all_final3c.dm Minxcon 2009
Libanon compall1.dm lib_krigall1_2010c.dm Minxcon 2009
Venterspost North BHA.dm vn_krig_all1_fin2d.dm Minxcon 2009
Venterspost South COMPALL1.dm vs_krig_all1_final2c.dm Minxcon 2009
Source:

Sound Mining, 2022
No original laboratory assay reports were received for the TSFs for verification of the assay results; however, it must be noted that head grade assays of the

Driefontein 5 TSF correspond with

that expected from the Mineral

Resource model. An interrogation of the

stated
modelling parameters yielded acceptable results and demonstrate that the variography and parameters used in the Kriging process are
reasonable (
Table 9
). The QP

concludes that the

reported Mineral Resource

estimation methodologies

and interpretations

are reasonable
and can be relied upon to reflect the Mineral Resource base for FWGR.
Table 9: Variogram Parameters
TSF Parameter Domain Sill Nugget Sill 1 X1 Range
Driefontein 5 Au 1 0.029 0.180 68.51 124
Driefontein 3 Au 1 0.024 0.280 91.47 134
Kloof 1 Au 1 0.008 0.560 82.82 120
Libanon Au 1 0.018 0.450 91.59 130
Venterspost North Au 1 0.025 0.290 90.98 123
Venterspost South Au 1 0.020 0.290 75.80 117
TSF Y1 Range Z1 Range Sill 2 X2 Range Y2 Range Z2 Range
Driefontein 5 124 6 100 545 545 6
Driefontein 3 134 6 100 655 655 6
Kloof 1 120 6 100 406 406 6
Libanon 130 10 100 522 522 10
Venterspost North 123 10 100 385 385 10
Venterspost South 117 6 100 272 272 6
Source:

Minxcon, 2009
11.5. Cross-sections and Grade Distribution
Cross-sections and grade distribution through each TSF are provided in
Figure 13

to
Figure 18.
The Driefontein 5 TSF has been reclaimed
since December 2018 and the cross-section presents the depleted TSF as at 30 June

2022. The other TSFs have not yet been reclaimed.
Driefontein 5

TSF

and

Driefontein 3

TSFs

have

the

highest

average grade

of

0.47g/t

Au,

with

isolated sections

up

to

0.80g/t

Au

to
1.05g/t Au. Driefontein 3 TSF and Venterspost North TSF show a clear trend where grade increases with depth, whilst Driefontein 5 TSF appears to have no such pattern. Kloof 1 TSF and Libanon TSF show a slight increase in grade with depth, whilst the opposite is the case for Venterspost South

TSF where grades

increase quite markedly

towards the surface.

Libanon TSF and Venterspost

North TSF display
the lowest average grades but are both fairly large deposits of 74.3Mt and 55.3Mt respectively.

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
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Figure 13: Cross-sections and Grade Distribution - Driefontein 5 TSF
Source:

Sound Mining, 2022

N
N
E
W
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
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Figure 14: Cross-sections and Grade Distribution - Driefontein 3 TSF
Source:

Sound Mining, 2022

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
SOUND MINING

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Figure 15: Cross-sections and Grade Distribution - Kloof 1 TSF
Source:

Sound Mining,

2022

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
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Figure 16: Cross-sections and Grade Distribution - Libanon TSF
Source:

Sound Mining, 2022

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
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Figure 17: Cross-sections and Grade Distribution - Venterspost North TSF
Source:

Sound Mining, 2022

N
N
W
E
S
W
E
N
S
In Situ Grade
[FLOOR,0.2]
[0.2,0.3]
[0.3,0.4]
[0.4,0.5]
[0.5,0.6]
[0.6,0.8]
[0.8,1]
[1,CEILING]
Section Lines
Drill Holes
Vertical Exaggeration
Not to Scale
SOUND MINING

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Figure 18: Cross-sections and Grade Distributions - Venterspost South TSF
Source:

Sound Mining, 2022

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11.6.
Reasonable and Realistic Prospects for Economic

Extraction
Both Mineral Resources and Mineral Reserves for FWGR are determined by the average grade of a TSF which must be above or equal to a plant feed

cut-off grade. The

assumptions on

a Mineral Resource

cut-off include

working costs, the

average plant recovery,

the expected
residue grade, the required yield based on working cost and gold price.
The cut-off assumptions for FWGR

(Item
13.2
) have been based

on the experience of

FWGR from its current

(i.e., Phase 1) operations.

The
capital and operational costs of the infrastructure and mining equipment have been estimated at a PFS level of accuracy and all services including water and power are current and appropriately priced.
A real gold price of ZAR914,294/kg was used in the estimation of the Mineral Resources and Mineral Reserves as of

June 2022. The QP is
comfortable with this price assumption in the context of the long-term consensus pricing used by FWGR for its LoM and annual business planning. These prices are based on information received from various independent sources.
The economic assessment provided in

this TRS demonstrates positive margins and

confirms reasonable prospects for eventual economic
extraction for all

FWGRs TSFs at

an average cut-off

grade of 0.15g/t.

The average grades

of the TSFs

included in the

Mineral Resource
statement are therefore all above

0.15g/t. This means that the Mineral

Resources when stated exclusive of

Mineral Reserves will amount
to zero because all of the Mineral Resources will be exploited and converted to Mineral Reserves.
The QP is of the

opinion that reasonable

technical and economic factors

have been considered and

that there are reasonable

and realistic
prospects for economic extraction of the Mineral Resources as at 30 June 2022.
There are no permitting risks in

relation to mineral title with regard to

eventual extraction. Security of tenure for eventual extraction is
premised on common law ownership and EAs.

Access to the moveable assets has been provided in

the “Use and Access Agreement” with
Sibanye Gold. The granting of the necessary environmental authorizations and permits to continue operations are in place.

11.7. Mineral Resource Estimation
FWGR currently owns six TSF assets totaling 229.4Mt with a total gold content of 76.39t. All Mineral Resources estimates fall within the
Measured Mineral Resource category.
Table 10

presents the Mineral Resource estimate for FWGR as at 30 June 2022.

Table 10: Mineral Resource Estimate for FWGR as at 30 June 2022
TSF
Volume
('000m
3
)
Density
(t/m
3
)
Quantity
(Mt)
Grade
(g/t)
Content
(t)
Content
(koz)
Driefontein 5 5,685 1.42 8.07 0.48 3.85 124
Driefontein 3 35,540 1.42 50.47 0.47 23.71 762
Kloof 1 19,931 1.42 28.30 0.33 9.20 296
Libanon 52,351 1.42 74.34 0.27 20.23 650
Venterspost North 38,954 1.42 55.31 0.27 15.16 487
Venterspost South 9,068 1.42 12.88 0.33 4.24 136
Total Mineral Resource Estimate 161,529 1.42 229.37 0.33 76.39 2,456
Source:

Sound Mining, 2022
Notes:

Apparent computational errors due to rounding

All of these Mineral Resources are above the cut-off

grade of 0.15g/t

These Mineral Resources are stated inclusive of Mineral

Reserves

Mineral Resources, if stated exclusive of Mineral

Reserves, would equate to zero

In situ Mineral Resource estimate reported according

to S-K 1300 requirements

No geological losses applied
The Mineral Resources in
Table 10

are inclusive of Mineral

Reserves. As the entire TSF

is mined, Mineral Resources

exclusive of Mineral
Reserves will be zero. It accounts for the

revised bulk density of 1.42t/m
3

and caters for the depletion of the

Driefontein 5 TSF through
hydro-mining from December 2018 until 30 June 2022.

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11.8. Additional Mineral Resources
Once decommissioned, FWGR is contractually entitled to receive the Driefontein 1, Driefontein 2 and Kloof 2 TSFs from Sibanye Gold as a part of the 2018 Exchange Agreement.

These represent growth options available

for FWGR to extend the LoM,

but do not form part of
FWGR’s current Mineral Resource. In addition to these currently available

TSFs, the area hosts other potentially available TSFs.
11.9. Concluding Comments
Upon interrogation of

borehole and production data,

Sound Mining observes

the continuation of

gold grade beyond

the TSF material and
into the footwall. This grade does not form part of the Mineral Resource estimation.
No geological losses have been applied as the entire volume of the TSF will be mined.
The initial TSF Mineral Resources were estimated by Minxcon 2009, confirmed by Sound Mining through remodeling of the TSFs in 2018 and then

updated and

now restated

in 2022. The

Driefontein 5

TSF has

been depleted

through reclamation

and Sound

Mining has

updated
the Mineral Resource estimate as at 30 June 2022.
The QP is of the

opinion that there

are no material risks which

are expected to hinder

the prospects for reasonable

and realistic economic
extraction of the Mineral Resources. Both

the actual recoveries and grades may

differ to those used for

the Mineral Resource estimate
during exploitation of the TSFs, but experience

from the reclamation of the Driefontein 5 TSF

suggests that in that these variations are
unlikely to be material. The QP also notes that the underlying geology from which the TSFs are comprised,

is similar and does not expect
significant variation.

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12. MINERAL RESERVE ESTIMATES
Item 12 (i); (ii); (iii); (iv); (v) and (vi)
The

Mineral

Reserves

were

prepared

in

accordance

with

the

requirements

of

S-K

1300

(
Table

11
)

and

at

a

real

gold

price

of
ZAR914,294/kg.
The QP is

comfortable with the use

of this long-term pricing

assumption of FWGR which

it has used

for both LoM and

annual business
planning.

The

forecast

price

assumption

is

based

on

information

provided

by

various

independent

institutions

that

do

commodity
forecasting. ZAR914,294/kg is considered a reasonable representation of the price to be expected over the 20-year LoM in real 30 June
2022 terms. The operation remains economically viable above a gold price of ZAR721,264/kg

(Item
16.1
).
A LoM plan and mining schedule

was developed by FWGR and modified

by Sound Mining, as outlined Item
13.2
. The LoM plan was tested
for economic viability in the DCF model which indicated a positive cashflow through to the end of LoM.
No mining losses or dilution are

applied in determining the Mineral

Reserve estimates because the

TSFs are re-mined and re-processed

in
their entirety. All

other modifying

factors are captured

in the mine

design together with

all of the

associated technical aspects

that inform
the capital and operating cost estimates.
FWGR’s six TSF assets convert to a total Mineral Reserve of 229.4Mt with a gold content of 76.39t.
Table 11: S-K 1300 Compliant Mineral Reserve Estimate as at 30 June 2022
TSF
Volume
('000m
3
)
Density
(t/m
3
)
Quantity
(Mt)
Grade
(g/t)
Content
(t)
Content
(koz)
Driefontein 5 5,685 1.42 8.07 0.48 3.85 124
Driefontein 3 35,540 1.42 50.47 0.47 23.71 762
Kloof 1 19,931 1.42 28.30 0.33 9.20 296
Libanon 52,351 1.42 74.34 0.27 20.23 650
Venterspost North 38,954 1.42 55.32 0.27 15.16 487
Total Proved Mineral Reserve 152,461 1.42 216.49 0.33 72.15 2,320
Venterspost South 9,068 1.42 12.88 0.33 4.24 136
Total Probable Mineral Reserve 9,068 1.42 12.88 0.33 4.24 136
Total Mineral Reserve Estimate 161,529 1.42 229.37 0.33 76.39 2,456
Source:

Sound Mining, 2022
Notes:

Apparent computational errors due to rounding and are

not considered significant

Mineral Reserves are reported using a dry density of 1.42t/m
3

and at the head grade on delivery to the plant

The Mineral Reserves constitute the feed to the gold plants

The Mineral Reserves are stated at a price of ZAR914,294/kg

A cut-off grade of 0.15g/t is applicable

to the FWGR LoM plan

Although stated separately, the Mineral Resources are

inclusive of Mineral Reserves

Venterspost South TSF is classified as

a Probable Mineral Reserve due the level of uncertainty

regarding the processing recovery

Uranium has been excluded in the Mineral

Reserve estimate as it is not being recovered by FWGR

Grade and quantity measurements are reported in metric

units (Mt) rounded to two decimal places

The input studies are to a PFS level of accuracy

The Mineral

Reserve estimates

contained herein

may be

subject to

legal, political,

environmental or

other risks

that could

materially

affect the
potential development of such Mineral Reserves
12.1. Risk to the Mineral Reserve Estimate
Uncertainties associated

with

the FWGR

operations, and

therefore the

Mineral

Resource and

Mineral Reserve

estimates,

are can

be
mitigated. Sound Mining has not exposed any fatal flaws or technical risks to the successful execution of the LoM plan and the

QP does
not anticipate

any material

changes to

the associated

modifying factors. The

uncertainties requiring comment

in the

context of

their
impact on these estimates

are:
●
Mining:

whilst the mining method and practices are well

established and conducted by experienced hydro-miners, throughput could be affected by a variety of issues, including, but not limited to availability of electricity and water.

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●
Quality of

the Mineral

Assets:
the six

TSFs that

comprise the

Mineral Reserve

have all

been adequately

drilled, their

likely content
adequately assessed and

recovery test work

satisfactorily completed. The

actual recoveries will be

influenced by the actual

RoM grade
entering DP2 and the amount of

carbon (elemental and/or organic) in the

RoM. This risk could be managed by

blending material from
different TSFs’, where possible.
● Plant Performance:
the management of the risk of a

lower-than-expected overall throughput recovery can be mitigated by ensuring optimal grind sizes at the DP2 facility.

● RTSF Design Risk:
the QP considers the main

design risk of the RTSF

to be the effectiveness of the

proposed scavenger well system to
contain future groundwater

plumes. This system replaces

the use of a

synthetic liner, installed at

the base of

the RTSF to create

a third
‘perched’ aquifer above the

current weathered zone aquifer.

It provides an elegant

solution to pollution containment

and has been
demonstrated to operate successfully on other South African TSFs.
●
Delayed Commissioning of Key

Infrastructure:

any delays to

the scheduled commissioning of the

Leeudoorn TSF, RTSF or

expanded
processing capacity of DP2

will impact on the proposed

production forecast and anticipated

revenues. Sound Mining is

of the opinion,
with

the

exception

of

the

permitting and

licensing

process

currently underway

for

the

RTSF,

that

in

the

absence

of

unforeseen
circumstances, delays to key infrastructure are unlikely and notes that the current LoM plan only requires the RTSF by 2030.
● Water Supply:

South Africa is

a relatively dry

area and predictions

are that dry

conditions will escalate.

Mining is heavily

reliant on water
to transport material over large distances

and for processing. FWGR uses potable

water for potable usage and

not mining operations.
Process water is secured through a combination of harvested return water from the treated tailings and dewatering from local shaft systems and local wellfields.
● Power Supply:

power is provided by the national power supplier, Eskom. The national power supply and distribution infrastructure is
severely destressed and

this results in

frequent disruptions to

the power delivered

to the South

African mining industry.

There is a
curtailment agreement in place

with Eskom which

requires that during black-outs

electricity use is

to be curtailed,

which is typically
achieved by shutting down the milling section. Diesel generators are used to restart the plant.
Sound Mining understands

that no alternative

power supply arrangements

are currently in

place at FWGR

and as such

consider the
threat of production losses resulting from power disruption to represent a significant production risk.
●
Grave

Relocation:
the

process

of

grave

relocation

is

well

understood

in

the

South

African

mining

industry

and

supported

by
comprehensive statutory guidelines. It will be managed by

FWGR specialists who will ensure that full

consultation with next of kin is
undertaken and that appropriate compensation is realized.
●
Long-term Sustainability:

the RTSF design and

capacity caters for

the long-term sustainability of

FWGR which includes

the potential
increase in production rates above 1.2Mtpm. Continued

production beyond the current LoM plan and

Mineral Reserve estimate relies
on available

TSFs that

can be

brought on line

in the

future. There is

ample time

for additional sampling

and resource

modelling to
confirm their

extent and

content prior

to production

and the

three currently

available TSFs

envisaged by

FWGR’s long-term

operational
aspirations, are controlled

by Sibanye Gold. Sound

Mining do not envisage

any future security of

tenure complications arising from

the
inclusion of these TSFs in the overall LoM plan.
●
Extreme Weather:

As a result of climate

change, extreme weather events such as

droughts, extreme rainfall and high wind

volumes
are on the increase. Specifically, the increase in intensity of events, such as thunderstorms on the Highveld, where the operations are situated, will impact operations. Major property, infrastructure and/or environmental damage as well as loss of human life could also be caused by extreme weather events.
●
Rising

Costs:

The

global

economic

environment,

geopolitical

tensions

and

inflationary

pressures

world-wide

have

led

to

above
inflationary increases in production costs as well as an unavailability of critical material such as reagents and critical equipment which effects production and operating costs. FWGR remains a

relatively low-cost operation however a pro-longed period

of high inflation
will erode financial value over time.
● Gold Price:

FWGR takes full exposure

to the gold price,

and therefore a reduction

in the price of

gold may erode margins

or lead to the
operations making a loss.

For additional information regarding the Company’s risks, see Item 3D of the Form

20-F.

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13. MINING METHOD
Item 13 (i); (ii); (iii); (iv) and (v)
The mining method is hydro-mining

(or hydraulic mining), which uses

high-pressure water monitors to

deliver a high-pressure water

jet to
hydraulically repulp and mobilize tailings

material within the TSFs. The

water from the monitors mixes with

the tailings and forms a

slurry
with a

high solids

content. The

slurry flows

under gravity

along channels

at the

base of

the dump

to a

collection sump

at the

lowest
elevation of the bench being mined.

Screens are installed to remove debris,

which must be cleaned regularly

to prevent an impact on the
pumping operations.
The monitors comprise of 200mm self-propelled track monitor guns (
Photograph 1
), each with production rates of up to 300ktpm. They
discharge approximately 500m
3
/hr of water at pressures up

to 30bar through a variable sized

nozzle depending on the hardness of

the
material

being

slurried,

and

can

be

controlled

remotely

by

the

operator.

In

order

to

minimize

hydraulic

pressure

losses

and

poor
reclamation gun efficiencies, water pressure is designed to reach the monitor guns at a minimum pressure of 25bar.
Photograph 1: Monitor Gun
Source:

FWGR, 2020
The

prerequisites for

hydro

mining

are

limited

to

the

infrastructure

discussed

in

Item
14

and

Item
15
.

Pre-stripping

and

backfilling
processes are not applicable to this mining method.
Early forms of hydraulic mining were

adapted from methods developed in

the United Kingdom for the mining of

primary kaolin deposits.
These

early

attempts

used

a

high-pressure

monitor

located

at

the

base

of

the

TSF

to

wash

material from

the

base

of

the

slope.

A
disadvantage of this approach is that by directing the water jet at the base of the slope, the slope is undercut and can become unstable, leading to uncontrolled slope failure.

With sufficient off-set distance between the

slope and the monitor and/or

monitor operator, this is
not necessarily a

problem, however,

given that many

of the tailings

dams that are

available for reprocessing

are located in

urban locations,
a safer system

of monitor operation has

subsequently been developed. The

majority of tailings

dams that have

been mined in

the last
20 years have utilized

a monitor located on

the upper bench of

the tailings dam, directing

a water jet downwards

to cut a stable

slope
surface into the face of the TSF. This approach has been successfully applied within densely populated urban areas. It is considered safer and allows for rapid

changes in slope angles

to cope with any

operational variances that

may be encountered. The

resulting slopes usually
consists of a 15m

high bench with a 45º

to 50º slope angle.

High faces with consistent slope

angles can be formed using

the top-down
hydraulic mining technique as shown in
Figure 19

and
Figure 20.

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Figure 19: Mining Methodology
Source:

Sound Mining, 2022
Figure 20: Mining Widths
Source:

Sound Mining, 2022
Increased production is achieved by the inclusion of additional units and this modular approach provides a high degree of flexibility that allows simultaneous

mining at

a number

of points

over a

wide range

of production

rates and

consequently, grade

blending is

readily
achievable if required.
The slurry density produced by the monitors is controlled by the operator. Actively moving the monitor and consistently cutting the face
results in

a slurry with

relatively high solids

content. Experience from

FWGR’s ongoing operations

has demonstrated that

slurries with
35% to 50% solids can consistently be achieved. The monitor guns seek to maintain optimal slurry densities in the region of 1.42t/m
3
.
The TSFs consist

of fine tailings

material, with a

typical particle

size of 70%

<75µm. Relatively

flat flow channels

will develop with

gradients
in the order of

1:100m. The position

of the sump will

change as mining

proceeds along a bench,

to limit the distance

between the monitor
and the sump.

If too far

from the active

face, tailings material

may drop out

of suspension and

reduce the solids

content of the

slurry
pumped to the plant.

However, the slurry

tends to flow at

a natural beaching angle

which is generally self-correcting.

If the slope gets

too
steep, flow velocities

increase in the

channels causing erosion

until the equilibrium

slope is attained.

If the slope

is too flat

the solids settle
out reducing the height of

the mining face until the

equilibrium slope is achieved

(
Figure 20
). A monitor gun dislodges

the in situ material
which washes into slurry channels (
Photograph 2
).

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Photograph 2: Monitor Gun in Operation
Source:

FWGR, 2022
The slurry

flows through

the channel

and passes

through screens

to remove

debris which

may cause

blockages in

the pipeline.

After
screening, the

slurry collects in

the sump

and is

pumped to

the plant

for processing.

Slurry densities are

maintained at

approximately
1.42t/m
3
, for optimal pipeline performance.
13.1. Mining Plan and Layout
Hydro-mining

and

the

re-deposition

of

tailings

is

a

specialized

activity

and

is

accordingly

outsourced

by

FWGR

to

competent

and
experienced service providers. The

hydro-mining performance assumptions used are

based on the current operations where the

method
has been successfully “tried and tested”. The equipment requirements, manning complements and necessary supporting infrastructure, in terms

of water

and power

supply, are

well understood

and have

been accurately

planned by

both FWGR

and their

current service
provider. No untested technical assumptions with regards to the mining have been made.
Monitors remove the tailings material from the

top of a TSF to

the natural ground level in 15m

layers. The monitor is positioned on the
top of the working bench to direct the water jet down into the

TSF. It will work the face in one direction along the front edge of the dam before returning

in the

opposite direction

when it

reaches the

far end

of the

dam. As

the mining

faces advance,

slurry is

directed via
launders to a pit pump which then transfers the slurry to a fixed transfer pump station that includes a vibrating trash screen.
A stepped bench approach is adopted

to most efficiently reclaim the TSF

while maintaining slope stability. Horizontal benches of

100m
to 200m, inclusive of the

face angle, are created to

maintain safe working distances between

simultaneous operations at different bench
elevations. The layout is illustrated in a schematic cross-section (
Figure 21
).

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Figure 21: Mining Sequencing
Source:

Sound Mining, 2022
The top

and second

layers progress simultaneously

until a safe

distance (~200m)

for the

third 15m

layer is reached,

and so

forth until
ground level

is reached

and the

entire TSF

is reclaimed.

As mining

progresses and

the footprint

is exposed,

the final

layer is

cleared,
prepared and rehabilitated.
13.2. Modifying Factors and Mining Schedule
No mining losses or dilution are

applied in determining the Mineral

Reserve estimates because the

TSFs are re-mined and re-processed

in
their entirety. All

other modifying

factors are captured

in the mine

design together with

all of the

associated technical aspects

that inform
the capital and operating cost estimates.
However, the QP has observed from on-site

inspections of the mining process that FWGR also

reclaims footwall material, where deemed
economically viable. This

practice could imply

the application of

an appropriate modifying

factor in

the derivation of

Mineral Reserves
when not

part of

the Mineral

Resource estimate.

FWGR are

keeping suitable

records to

assess the

materiality of

this practice

on the
Mineral Reserve estimate and if material may be included in future mineral Reserve estimates.
Table 12

reports the production as scheduled from the FWGR’s owned TSFs. It reveals a total recovered RoM quantity of 229.37Mt at an average head grade of 0.33g/t.
Table 12

also presents the average metallurgical recovery anticipated from each TSF.
Table 12: Scheduled RoM Production
TSF Mineral Resource Category
RoM Quantity
(Mt)
In situ Grade
(g/t Au)
Recovery
(%)
Driefontein 5 Measured
8.07
0.48 49.9
Driefontein 3 Measured
50.47
0.47 56.6
Kloof 1 Measured
28.30
0.33 50.5
Libanon Measured
74.34
0.27 47.2
Venterspost North Measured
55.32
0.27 54.7
Venterspost South Measured 12.88 0.33 62.5
Total

229.37 0.33 -
Source:

Sound Mining,

2022; and FWGR, 2020
The reclamation sequencing was designed in line with FWGR’s phased approach to increase production (
Graph 1
).

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Graph 1: LoM Production Forecast
Source:

Sound Mining, 2022
Graph 2

demonstrates an the Available TSFs which are

included in FWGR’s longer-term growth strategy

and which justifies the envisaged
RTSF capacity and planned DP2 upgrade.
Graph 2: Potential LoM Production Forecast
Source:

Sound Mining, 2022
13.3. Cut-off Grade
A

cut-off

grade

has been

computed for

each

of

FWGR’s TSFs

considering the

assumed gold

price, anticipated

recovery through

the
planned plant and the expected operating costs. The results are presented in
Table 13.

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Table 13: Calculated Cut-off Grades
TSF
Cut-off Grade
(g/t)
Driefontein 5 0.19
Driefontein 3 0.16
Kloof 1 0.18
Libanon 0.20
Venterspost North 0.17
Venterspost South 0.15
Source:

Sound Mining, 2022
The cut-off

grades for

the respective

dumps range

from 0.15g/t

to 0.20g/t

with an

average of

0.18g/t. A

cut-off

grade of

0.15g/t is
applicable to the FWGR LoM plan.
13.4. Mining Contractor
The cost and

maintenance of the

mining equipment at

reclamation sites,

employees and

other operational

resources are for

the operating
contractor’s

account.

They

are

the

subject

of

contractual

agreements

with

FWGR. Initial

capital

is

not

required

for

the

mining.

The
equipment (i.e., monitor guns) supplied by the contractor is shown in
Table 14.
Table 14: Mining Equipment Planned for each TSF
TSF
Steady State Production
(ktpm)
Required Units
(Number)
Driefontein 5 520 2
Driefontein 3 600 2
Kloof 1 600 2
Libanon 600 2
Venterspost North 600 2
Venterspost South 600 2
Source:

Sound Mining, 2022
The mining contractor currently relies on two active mining units with a third unit in transit to the next planned set-up position.
The operating cost estimate for the

mining and re-deposition of tailings

is supported by actual operational

figures. They are presented in
the working cost estimates as “contractor costs”.
The capital expenditure estimates for

the pipeline and pumping design

to move the RoM material to the

respective plants for processing
and for the return of the processed material (new arisings)

for re-deposition, is provided in Item
18.
13.5. Concluding Comments
Hydro-mining is an

existing “tried and

tested” process which

is well understood.

The contractor is

entitled to decide

on various operational
alternatives and to

deploy capital equipment

and manage costs.

The QP has

checked the integrity

of the mine design

and associated costs
and is

satisfied with

the level

of detail

and accuracy

of the

study work

completed. The

selective mining

of portions

of a

TSFs

is not
considered an option by Sound Mining.
From a health and safety perspective, hydro-mining does not create, but rather ameliorates the airborne dust problem often associated with fine tailings material. Safe bench heights are governed by the material’s strength which is influenced by the phreatic surface within a TSF.

These have

been dormant for

many years

and the

phreatic surface is

expected to be

well below the

surface of

the dumps.

The
drilling program to define the Mineral Resource did not

encounter saturated zones or phreatic surfaces and

so the risk of slope failure or
liquefaction

is

considered

to

be

low.

Slope

stability

is

however

managed

and

the

hydrological

aspects

affecting

the

TSFs

are

not
considered significant to the operation. There is a clean/dirty water separation system with emergency paddocks to prevent any spillage
or run-off from

the facilities. These

assist in preventing

chocked screens from

vegetation or heavy

rainstorm events, where

the runoff
needs to be contained prior being pumped through the circuit back to the TSF.

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14. PROCESS AND RECOVERY METHODS
Item 14 (i); (ii); (iii) and (iv)
An expansion

of the

currently operating

DP2 processing

plant is

planned to

facilitate an

increase in

processing throughput

from the
current TSF Mineral Reserve inventory. DRA were responsible for the detailed design and associated cost estimates for the expansion of
DP2 as well as

the piping and pumping

infrastructure. The QPs appointed Spargo

Consult, as an independent expert,

to assist with the
review of the metallurgical aspects.
14.1. Existing DP2 Processing Facility
Phase

1

of

FWGR’s

long-term

growth

strategy

required

that

the

original

Driefontein

Plant

2

(DP2)

be

modified

and

refurbished

to
accommodate up to

600ktpm of RoM

slime from the

TSFs. This has

been accomplished but

with a throughput

constraint of approximately
500ktpm imposed by the maximum deposition rate for

new arisings onto the Driefontein 4 TSF.

Based on current deposition rates, this
TSF is due to reach its storage capacity at the

end of 2025. The Phase 1 work on the plant included a refurbishment of the conventional
CIL plant and modifications to the milling

and cyclone circuits to ensure the

production of a finer grind for gold

liberation as suggested
by metallurgical test work. The existing primary ball mill design was modified to incorporate an overflow discharge rather than the grate
discharge and the use

of a 30mm ball

charge instead of the

50mm ball size that

was included in the

original mill design. This

improved
contact between grinding media and

gold ore particles for

increased grinding efficiency in gold liberation.

A new 45m diameter

hi-rate
thickener was also installed. The

achievable grind of 70% <75µm proved to

be satisfactory for current gold recoveries, however,

closed
circuit milling with

cyclones was introduced

for an improved

grind of between

75% and 80%

<75µm to improve

the liberation of

gold
locked within coarser

silicates. Further revisions

to the process

flow have since

included a copper

elution step on

the loaded carbon,

which
delivers a higher-grade gold bar and an improved efficiency of gold removal from cathodes, by improving the gold to copper ratio in the
RoM feed.
Graph 3

and
Graph 4

show actual

DP2 plant

production capacity

and plant

recoveries over

the period

FY2020 to

FY2022. DP2

Plant
capacity improvements over the

period analyzed show a

gradual improvement of 4.2%

when comparing FY2021 (average of

513ktpm)
against FY2022 (average of 506ktpm). Plant metallurgical recoveries over the period FY2021 to FY2022 range between 49.0% to 49.8%
and report

lower than

metallurgical test

work forecasts.

However, it

should be

noted that

the metallurgical

plant recoveries

will be
materially affected by plant head grade feed.
Graph 3: Actual Production Capacity of DP2 for FY2020, FY2021

and FY2022
Source:

FWGR, 2022

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Graph 4: Actual Plant Recovery for DP2 versus Forecast Recovery for FY2020, FY2021 and

FY2022
Source:

FWGR, 2022
The process flow is now as follows:
●
the slurry from the

hydro-mining operation is pumped

to a surge tank

via a 25m
2

linear trash screen (800μm).

Lime, sourced from a
contract supplier as milk of lime, is added directly into a receiving tank for pH control;
● from the receiving surge tank, the slurry is pumped to the milling and classification section from where the cyclone overflow reports to the thickener for thickening to 1.45t/m
3

before being pumped to the CIL plant;
●
the CIL section comprises seven tank stages of 1,600m
3

per tank combining to approximately twelve hours residence time. Each tank is fitted with carbon

retaining screens and

a recessed impeller

vertical spindle carbon

transfer pump. Sodium

cyanide solution is

added
to CIL Tank 1 and Tank 2 in order to maintain the required concentration for the leach reaction. Slurry flows downstream through the
screens and via launders from CIL Tank 1 to CIL Tank 7 from where it exits to the 25m
2

tailings linear screen. Fine carbon is recovered
from the screen overflow while the underflow is pumped by the CIL tailings pump to the tailings tank at the slurry receiving area;
●
loaded carbon flows upstream from

CIL Tank 7 to CIL Tank 1 and is recovered

daily from the CIL tank 1

by batch transferring of carbon
slurry to the loaded carbon screen and into a holding tank for transfer to the elution circuit after undergoing copper elution;
●
loaded carbon is batch processed through a 9t elution

circuit for gold stripping with the stripped solution reporting to 128m
3

holding
tanks;
●
the solution is passed through an electrowinning circuit for cleaning. The sludge is then calcined and smelted into doré bars;
●
the doré bars are dispatched to Rand Refinery Limited for final refining;
●
the eluted carbon is thermally regenerated in a horizontal kiln at 700°C and returned to DP2 for re-use in the CIL circuit. Fresh carbon is added to the circuit as required; and
●
CIL tailings and oversize waste from the incoming TSF re-mined slurry is stored in a mechanically agitated surge tank and pumped by
the final tailings pumps to the Driefontein 4 TSF.
14.2. Planned Expansion of DP2
The latest LoM plan requires

an expansion of DP2

rather than the construction

of a CPP facility

which had

been a part of FWGR’s

strategic
plans. DP2 will be expanded from its current production

capacity of 600ktpm to a higher throughput

rate of 1.2Mtpm, while the CPP will
remain an option for future

strategic planning. The DP2

expansion scheduled to occur

during FY2025 and

FY2026, although the

plant will
only be required

to treat 750ktpm

until January 2030

when the new

RTSF is planned

to be fully

commissioned and

operational. The design
approach to the

DP2 expansion design

has been to

modify existing ball

milling capacity and

duplicate existing processing

circuits. The
process flow block plan shown in
Figure 22

depicts the changed DP2 plant layout planned from the plant expansion.

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Figure 22: DP2 Revised Block Plan
Source:

DRA,

2022
Historically

achievable

plant

gold

recoveries

are

expected

to

be

realized

from

the

expanded

DP2

plant

with

gold

recoveries

being
principally driven by

the plant feed

head grade. A provision

of ZAR1,283.20M (excluding

contingencies) has been included

in the LoM plan
for this expansion. The principal areas of capital expenditure covered by this provision are:
●
Slurry Receiving and

Trash Screening (ZAR64.19 M):
the hydraulically mined

material is pumped

over trash screens before

entering the
respective receiving tanks. Lime can

be added in the

receiving tank for pH correction.

From the slurry receiving tanks

the material is
pumped either to the classification and milling circuit or can be bypassed directly to the CIL or pre-leach thickeners.
The

provision

addresses

process

design

screen

changes

and

the

tank

volume

adjustments

necessary

to

address

the

increased
production capacity.

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●
Milling and Thickening (ZAR146.81 M):
prior to milling the material passes through a primary classification stage, via cycloning, where
after the coarser

material is closed

circuit milled and

the finer material

from the milling

circuit directed to

the pre-leach thickeners.
Thickener underflow is pumped to a second set of trash linear screens prior to CIL.
The provision addresses the

newly designed cyclone cluster installations,

the new 45m diameter

thickener circuit, along with

all the
adjustments and modifications necessary to the current ball milling circuit.
● Leach and Adsorption (ZAR231.70 M):
reclamation slurry is either pumped directly to the CIL

or first passes through the classification,
milling and thickening circuits before passing through the CIL trash screens and into the CIL. Each circuit consists of one stage of pre-
oxidation and seven stages of CIL where

gold is leached and adsorbed onto activated carbon, which flows counter-currently to gold-
bearing slurry. Loaded carbon is directed to elutriation

and elution circuits while tailings pass over carbon

safety screens before being
pumped to the final tailings tank.
The provision provides for the installation of a new CIL section which will duplicate the currently installed capacity.
●
Tailings Disposal (ZAR86.70 M): CIL tails gravitate through to carbon safety screens. The screen oversize is pumped to the fine carbon handling circuit ensuring that any

carbon passing through the CIL

circuit is recovered. The screen

undersize is sampled before being
collected in the final tailings tank and then pumped to the TSF.
The provision recognizes the requirement

for additional pumping infrastructure to deliver

the increased throughput capacity to

the
future identified TSF sites at Leeudoorn and the RTSF.
● Services and Distribution (ZAR193.01 M):
this provision considers all of the supporting bulk services required

for the plant expansion
and includes the necessary road access construction for the expanded plant site.
●
Water and

Air Services (ZAR57.97

M):
the requirements for

process water and

compressed air services

at the

increased production
capacity are covered by this provision.
●
Reagents

(ZAR52.14

M):
this

provision

covers

the

infrastructure

necessary

to

ensure

correct

reagent

dosage

in

the

duplicated
processing circuits.
●
Elution and Carbon Handling (ZAR175.09 M):
loaded carbon from the CIL circuit is elutriated to

remove any foreign particles prior to
elution. Adsorbed gold will

be eluted from

the activated carbon by

means of a heated

solution of sodium

cyanide and caustic soda.
This elution process is followed by

rinsing and cooling stages. Barren carbon

from the batch elution process will

be directed to carbon
regeneration while

the pregnant

leach solution

will be

routed to

pregnant solution tanks

for zinc

precipitation. The

barren carbon
from the elution circuits passes through carbon regeneration kilns to volatilize off impurities and reactivate the carbon where after it is acid washed and

transferred back to

the last CIL tank

of each circuit.

Regenerated carbon is

pumped into an

acid wash hopper where
it undergoes

acid wash

to remove

precipitated material

(inorganic and

organic) to

restore additional carbon

activity prior

to being
pumped back to the

respective CIL circuit. The provision addresses the

requirement for the installation of

a new elution and

carbon
handling circuit which will duplicate the currently installed capacity.
● Zinc Precipitation and Smelting (ZAR81.42 M): Gold in solution from the elution circuit will be recovered by zinc precipitation in plate and frame filters. The provision addresses the

requirement for the installation of a new

zinc precipitation and smelting circuit which
will enable the production of doré to match the currently installed capacity.
●
Indirect

Capital

(ZAR194.16):
which

is

comprised

of

Construction

Costs

(ZAR4.79

M),

First

Fill

Consumables

(ZAR0.18

M),
Commissioning and Spares (ZAR10.96 M) and Project Services

(ZAR178.23 M).
14.3. Concluding Comments
The

current

DP2

process

performance

and

subsequent

modifications

to

the

original

DP2

plant

circuit,

along

with

the

supporting
metallurgical test work have indicated that the forecast DP2 expansion will be capable of meeting the expected financial forecasting.

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15. INFRASTRUCTURE
Item 15 (i); (ii); (iii); (iv); (v); (vi); (vii);

(viii); (ix) and (x)
Phase 1

capital expenditure

on surface

infrastructure was

mostly on

pump stations,

pipelines and

a cyclone

deposition system

at the
Driefontein 4 TSF

to facilitate the

storage of tailings

derived from the

initial reclamation and

processing of the

Driefontein 5 TSF.

The
Driefontein 4 TSF provides a current depositional capacity of 500ktpm. Phase 1 capital expenditure on surface infrastructure was mostly
on pump stations, pipelines and

a cyclone deposition system at

the Driefontein 4 TSF to facilitate

the storage of tailings derived

from the
initial reclamation and processing of

the Driefontein 5 TSF.

The Driefontein 4 TSF

provides a current depositional capacity

of 500ktpm,
which will reduce to

250ktpm from December

2025, when additional

depositional capacity of

500ktpm at the Leeudoorn

TSF will become
available in terms

of an in-principle

agreement with Sibanye

Gold. The

Leeudoorn TSF will

be converted

from a day-wall

design to a

cyclone
deposition design and the

processing at DP2 is

planned to increase in

to 750ktpm. This depositional

arrangement is scheduled to carry
on until January 2030 when

the RTSF is planned

to be operational at

a deposition rate of

1.2Mtpm.
Figure 23

shows the locality of

the
existing Driefontein 4 TSF and the DP2 plant.
Figure 23: Driefontein 4 TSF Location and Infrastructure
Source:

FWGR, 2020
15.1. Leeudoorn Facility
The Leeudoorn TSF is located 7km north-east of Fochville on the West Rand, Gauteng Province. Sibanye Gold have, after a detailed, joint technical review, agreed

in principle that

FWGR may, with effect

from January 2026,

deposit up to 500ktm

of tailings onto the

Leeudoorn
TSF provided FWGR paid the capital cost to convert the TSF to cyclone depositioning.
The QPs have relied on

the findings of Geo Tail SA

(Proprietary) Limited’s (GTSA)

Leeudoorn TSF Cyclone Conversion

Design and technical
evaluation for an understanding of the planned conversion of the current day wall TSF to a cyclone-based deposition system. The design has been developed to accommodate the required deposition plan. While the QP has not interrogated the voracity of this work in detail,
it has

been benchmarked

against other

similar conversion

projects and

has been

found to

be within

proven operational

practice and
acceptable risk levels.

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FWGR intends to use this TSF for a period of four years,

until the RTSF is constructed. The TSF incorporates two independent and active compartments namely the western (lower) compartment and the eastern (upper)

compartment.
A return

water dam (RWD)

and storm

water dam

(SWD) are

located to the

west of

the lower TSF

compartment. The upper

and lower
compartments were

commissioned in

1991 and

1990 respectively. The

TSF footprint

is 189ha

with a

lower compartment

footprint of
108ha and

an upper compartment

footprint of 81ha.

Underdrains are installed

at the

base of the

TSF which

discharge into an

unlined
solution

trench.

Sibanye

Gold,

the

current

TSF

operator

are

presently

installing

two

floating

penstocks

on

the

lower

and

upper
compartments.
Water from the TSFs is diverted to the RWD through the unlined solution trench. A spillway links water from the RWD to the SWD with a
pumping system which returns water

back to the TSF

compartments. A further spillway allows

the release of water

from the SWD into
the environment. Both TSF compartments are unlined.
Figure 24

shows the current layout of the Leeudoorn TSF.
Figure 24: Leeudoorn TSF Layout
Source:

Geo Tail, 2022
Table 15

presents a summary of the design criteria and assumptions used for the Leeudoorn

TSF design.
Table 15: Design Criteria and Assumptions
Description Value/Output Source
General
Topographical Survey A Lidar survey dated May 2021 Sibanye Gold
Residue Materials Gold tailings FWGR
Legal Framework
South Africa and benchmarking against good

practice international standards i.e., GISTM
FWGR
Process Criteria
Tailings Deposition Rate Deposition strategy FWGR
Slurry Density Average Relative Density = 1.38 FWGR
Design Life Deposition strategy FWGR
Water Management
Objectives
•
Minimize usage
•
Encourage drying and consolidation

of the tailings
•
Separate clean run-off from potentially contaminated

process water
•
Prevent uncontrolled dirty surface water discharge

to the environment
GTSA

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Description Value/Output Source
Principles
•
Divert clean storm water run-off away from the facility
•
Minimize the storage of water on the facility
•
Contain and re-use the water emanating from the facility
•
Discharge excess water from the facility to the environment

only if the structural stability of
the facility is compromised
GTSA
Water Balance A continuous daily time step water balance (GoldSim) iLanda
Climatic Data
MAP = 624 mm
MAE: 1,670 mm (S-Pan)
iLanda
Storm Event
1 in 50-year, 24-hour = 119 mm
1 in 10,000-year, 24-hour, or PMP = 248 mm
iLanda
Decant Rate
•
Decant slurry water daily to ensure that the average

pool volume is maintained as small as
possible
•
Transfer the design storm from the storage facility basin to the return water dam within an
acceptable period
GTSA
Water Storage and Return
Pumping Capacity
•
The objective will be to create adequate water storage

and water return pumping capacity to
prevent uncontrolled discharge of dirty surface

water to the environment. The water balance
will confirm the frequency for controlled discharges,

if necessary
•
The return water pumping system will be designed

to return 100% of the process demand
from the return water dam to the process
GTSA
Lining Requirement No lining required FWGR
Structural Stability
Objective
To create a safe and stable tailings storage complex and to minimize the risk to human lives,
health, and property
GTSA
Design Storm
1 in 50-year, 24-hour (minimum)
1 in 10,000-year, 24-hour (maximum)
GTSA
Freeboard Target
The minimum freeboard target will be to accommodate

the 1 in 50-year, 24-hour storm volume
plus 0.8m dry freeboard on top of the normal

operating level (excluding decant return) or the 1
in 10,000-year, 24-hour storm volume on top of the normal

operating level (excluding decant
return). The most conservative storm event will be

utilized for freeboard analysis
GTSA
Side Slope Stability
•
The minimum factor of safety will be 1.5 for drained conditions at peak strength
•
The minimum factor of safety will be 1.1 for seismic loading

(drained analysis)
•
The minimum factor of safety will be 1.3 for undrained conditions at peak strength
•
The minimum factor of safety will be 1.1 for undrained conditions at residual strength
GTSA
Source:

Geo Tail, 2022
15.1.1. Geotechnical, Hydrological and Geohydrological Considerations
The area to be covered by the TSF overlies mostly an andesitic volcanic intrusive with typically fine and expansive soil profiles.
While the weathering profiles

are highly variable within

this host formation, no

dolomite has been identified

within the TSF
footprint. There

is a

single north-south

striking linear

structural feature

(possible dyke

or fault)

located east

of the

upper
compartment.
It is noted from geotechnical observations that the TSF comprises sand and silty sand grading to clay and silty sand within the
middle region of the TSF

profile and clay along

the base. Clayey and

silty layers occur within

the upper regions as

thin cohesive
lenses, associated with a reduction

in the cone resistance. The

tailings appear to be stiff across

both compartments of the

TSF
and the underlying basement materials also exhibit very stiff consistencies. Overall, the observations made along the surface of each section on both the Upper

and Lower Compartments presents evidence of cementation and densification of tailings
materials with depth.
A geo-hydrological study was completed in 2019 regarding the impact of the Leeudoorn RWD and the Leeudoorn TSF on the ground water.

The TSF

contributes the

majority of

the contamination

to the

ground water,

with the

rest

being from

the
Leeudoorn

RWD.

When

using

sulphate

as

an

indicator

leachate

concentration in

the

pollution

plume

are

in

the

order

of
50,000m
3
/month from the Leeudoorn TSF and only 60m
3
/month Leeudoorn RWD.
An independent

risk assessment

was completed

on the

possibility of

a dam

breach using

a 2020

as-built survey.

The most
critical

failure

scenario

recorded

was

a

rainy-day

cascade

failure

at

the

western

wall

of

the

lower

compartment,

with

an
estimated Population at Risk (PAR) of

2,570 people and a Potential

Loss of Life (PLL) of

between 13 and 400 people

and when
classified by the Global Industry

Standard for Tailings Management (GISTM) Classification

system, was reported as an

Extreme
Consequence Classification.

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15.1.2. Leeudoorn Design
Figure 25

shows the final layout for the Leeudoorn TSF.
Figure 25: Final Layout of Airspace Model
Source:

Geo Tail, 2022
The elements of the proposed Leeudoorn design are described further:
Transport System:
A booster pump

station located

at the

existing Leeudoorn Process

plant will

pump slurry to

the cyclone
delivery stations located on the TSF.

The supernatant water will decant via the

existing gravity penstock systems to the

new
silt traps which

will overflow to

the solution trench.

The solution trench

reports to the

return water dam

from where the

water
will be pumped to the operating plant

for re-use in the process. Excess water

from the return water dam will

spill to the SWD.
Elevated

Filter

Drain:
The

elevated

filter

drains

will

be

installed

during

the

operation

ahead

of

the

development

of

the
underflow wall.

The outflow

collection system

must be

pre-installed as

part of

the construction

works. The

drain outflow
collection system comprises

HDPE manholes at

the end of

the outlet pipes

from the filter

drains. These are

located on the
newly formed step-in. Outlet pipes from the manholes will divert the water down the side slope to the solution trench.
Figure 26

shows the position of the elevated drain filter.

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Figure 26: Position of the Elevated Drain Filter
Source

Geo Tail, 2022
Cyclone Set-up: The cyclone layouts for the two compartments are shown in
Figure 27.
Figure 27: Cyclone Layout
Source:

Geo Tail, 2022
Engineered Benches:
Engineered benches will collect surface

run-off and silt load. Bench

penstocks will be utilized

to divert
excess water to

the solution trench

from where the

flow will be

diverted to the

RWD. The in-line

bench penstocks will

be linked
with a

single downpipe

with a

maximum of

five bench

penstocks feeding

into each

downpipe. Run-off

will be

temporarily
stored on the benches during high rainfall

events and to accommodate this, benches will

be sloped inwards and a bund

wall
will be constructed.
Wall

Development:
The

250mm,

30tph,

cyclones

will

be

24m

apart

along

the

complete

perimeter.

There

will

be

no
disconnecting and relocating of cyclones from one point to another on the wall with every cyclone being required to develop
a 24m section of wall.

The cyclone is used to create

a trapezoidal wall cross-section with anticipated

approximate 1v:3h side
slopes and a 1.0m

to 1.5m wide crest. The

outcome of the cyclone deposition operation

must be a smooth consistent

outer
profile, conforming to the specified profile with a level crest.
The

TSF

Contractor shall

regularly take

feed,

under and

overflow density

measurements to

calculate the

cyclone split.

In
addition, a monthly survey shall be

conducted to allow a volumetric reconciliation

and calculation of under/overflow split

to
be determined at the same time checking the wall geometry and freeboard.

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Pool and

Decant Management:

Routine rotation

of deposition

around the

perimeter should

maintain the

pool around

the
penstock intakes. Given the

high deposition rate and the

expected increased vertical freeboard, the

pool will be larger

than
with the

day wall

operation and

likely to

be permanent.

Decanting will

be continuous

with no

stacking of

night rings.

The
decant return

should always

be maximized

to ensure

minimum storage of

supernatant and

storm water with

excess water
only being temporarily stored in the TSF basin during high rainfall periods.
Silt Trap:
The elevated penstocks discharge directly into the

new lined silt traps before it

overflows into the solution trench.
Discharge into the silt traps should be regularly stopped to allow the silt to settle and be measured.
15.1.3. Conclusions
The stability assessment of the proposed

conversion has demonstrated factors

of safety which exceed the design

targets and
therefore

considered

satisfactory for

normal

operating

conditions.

This

assumes

that

the

TSF

operation

will

be

properly
managed and that all the identified critical parameters will be monitored.
A water balance has been developed for the proposed changes to the current conventional

TSF design.
This water balance demonstrates the expected improvements in water recovery resulting from the increased rate of rise and
greater water recovery efficiency of the cyclone

system.
The

forecast

returns

from

the

Leeudoorn

TSF

are

expected

to

be

approximately

50%

of

slurry

water.

Modelling

has
demonstrated that

the current

penstock arrangement

on both

compartments is

adequate to

maintain pool

control within
both basins.
In order

to ensure

compliance with

the Government

Notice (GN)

704 (Regulations

on Use

of Mining

and Related

Activities
Aimed at the Protection of Water Resources

- published in the Government

Gazette 20119) the RWD will

require a capacity of
56,000m
3

between 2026 and 2029

(period of high deposition

rate) and a capacity of

107,000m
3

from post 2030 (period

of low
deposition rate). The

water balance indicates

that during storm

conditions up to

90% of the

slurry water

is likely to be

returned
to the system.
15.2. Regional Tailings Storage Facility
The LoM planning by FWGR includes the establishment of a RTSF on a site 10km east of Fochville.
The RTSF site consists of

an area of approximately 1,000ha.

It is located between two

water courses, the Leeuspruit to

the north east and
an un-named ephemeral stream/wetland to the south west, both merging south east of the site. FWGR owns most of the land on which the RTSF

will be

constructed, with the

balance covered by

way of

an option

agreement.

Topographically this

creates a slightly

convex
spur. Elevations in the area vary between

around 1,540mamsl along the northern

extremity to around 1,500mamsl in

the south east over
a distance of some 6km. This results in typically gentle slopes of around 0.7% with some localized variations in gradient.
FWGR has a development plan for the RTSF which incorporates the following changes to the

WUL as originally approved:
●
the inclusion of an alternative barrier system to the previously proposed synthetic barrier for groundwater protection; and
●
the submission of a detailed design to the Department of Water and Sanitation (DWS) for approval.
Table 16

outlines the main differences between the earlier RTSF design and the revised design. These differences include a significantly larger capacity of 800Mt compared to an earlier 290Mt, along with a correspondingly higher disposal rate which is ramped up in phases
to 2.4Mtpm compared to 1.4Mtpm. In

the revised design, the overall percentage

of slurry solids is reduced

to a 50% segregating slurry
compared to an earlier 65% non-segregating slurry.

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Table 16: Changes in Parameters
Criteria/Parameter Sibanye Gold FS FWGR FS
LoM Phase 1 only - 17 years Complete life 25 years
Processing Plant Au, U, H
2
SO
4
, roaster Gold only
Total Disposal Quantity FS only 290Mt 800Mt
Disposal Rate 1.4Mtpm
1.2Mtpm, increasing to 1.8Mtpm,
then 2.4Mtpm
Slurry Delivery Single Pipe 2 to 5 pipes
Slurry Percentage Solids 65% - non-segregating 50% - segregating
Surface Water Management Treat and discharge Collect and re-cycle
Ground Water Protection Synthetic barrier Scavenger wells
Tailings Dam Development Method
Untried spigotting of a non-segregating
slurry at <3m/yr
Proven on-wall cyclones at 4m/yr to 6m/yr
Source:

Beric Robertson Tailings, 2020
Coupled to

the deployment

of this

lower density

slurry is

the use

of proven

on-wall cyclones.

The water

treatment approach

for the
revised design is

to consider a

closed circuit, which

collects and re-cycles

the water load.

FWGR proposed amended

designed provides
that groundwater is to be managed by way of a network of interception scavenger wells positioned to capture and recycle the pollution plume. It is proposed that this replaces the previously considered method of a synthetic barrier. It is noted that the impact of adopting a disposal method which generates a higher rate of rise per annum is to promote a smaller environmental footprint.
The

approach to

the RTSF

design and

disposal policy

has been

guided by

the FWGR

policy, the

objective of

which is

“to

develop an
indefinitely sustainable landscape that, at worst, has a benign, but preferably positive socio-environmental impact”.
The following has been referenced in developing the RTSF design:
●
the Chamber of Mines Guide to the Design of Metalliferous Tailings Dams 1972, as revised; and
●
SABS 0286; Mine Residue standard (now SANS 10286) (1998).
Following the headline TSF failures in Brazil at Samarco (2015) and Brumadinho (2019) a number of initiatives have been promulgated in
the international mining community. The International Council for Mining and Minerals (ICMM) developed a Global

Industry Standard for
Tailings Management (GISTM) (2020).

The GISTM is a

guide with no

regulatory jurisdiction

outside of the

membership articles of

the ICMM
and consists

of fifteen

principles which

can be

adopted voluntarily by

mining companies.

In March

2020, the

International Council

for
Large Dams (ICOLD) published a draft bulletin on Tailings Dam Safety.

The RTSF design adopted

by FWGR has taken

reference from SANS 10286 and

all other relevant South African

legislation including the
National

Environmental

Management:

Waste

Act,

2008

(Act

No.

59

of

2008)

(NEM:WA),

the

NWA,

the

MHSA

and

their

associated
regulations. All of this work has been undertaken in the context of the FWGR Tailings Disposal Policy.
The

RTSF design

approach

has

undertaken a

rigorous

iterative examination

of

an

appropriate

tailing disposal

method, for

the

class,
quantity and

quality of

tailings under consideration.

Throughout the design

process, cognizance has

been taken

of the

potentiality of
catastrophic or consequential failure resulting from the following two most commonly responsible mechanisms:
●
hydraulic over topping leading to erosion of the containment wall with consequent collapse; and
●
geotechnical instability as a result of insufficient shear strength resulting in a collapse of a portion of the outer wall.
The iterative examination process has considered the following environmental and engineering elements (
Table 17

and
Table 18
).
Table 17: Environmental Elements under Consideration for RTSF Design and Disposal Method
Criteria/Parameter Description
Topography i.e., Mountainous, hilly or planar
Climate
i.e., Arid, semi-arid, temperate, sub-tropical, tropical,

monsoon
Seismicity Low, medium or high
Geochemistry Low, moderate, severe
Tailings SG High, average, low
Source:

Beric Robertson Tailings, 2020

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Table 18: Engineering Elements under Consideration for RTSF Design and Disposal Method
Criteria/Parameter Description
Disposal Wet or Dry
Generation Type 1st, 2nd, 3rd or 4th
PSD CC, FC, CF or FF*
Slurry Density Low, Ave, High (up to paste)
Wall Development Method Downstream, centerline or upstream
Deposition Method Open-end, spigot, on-wall cyclones
Decant System Gravity, pumped, siphon
Ground Water Protection Synthetic liner or scavenger wells
Air and Surface Water quality Protection Various options
Post-closure Options Various approaches
Source:

Beric Robertson Tailings, 2020
Note:

* C=coarse, F=fine
Based on the above criteria, the design for the RTSF includes the following attributes

(
Table 19
):
Table 19: RTSF Design Criteria
Design Criteria
A 4th generation TSF
Low density slurry feed to an on wall upstream ring

dyke dam
A pumped decant system
The abstraction containment of the leachate plume
The progressive cladding and vegetation of the outer

slopes
Post closure water treatment designed for a non-consumable

agricultural product farming business
Source:

Beric Robertson Tailings, 2020
The proposed RTSF will

cover an area of

approximately 1,000ha with

a final surface top

area of around 600ha.

The RTSF has been

planned
within the original demarcated and authorised site area.
15.2.1. Geotechnical, Hydrological and Geohydrological Considerations
Geotechnical investigations

have

confirmed that

there are

no

related fatal

flaws. They

demonstrate that

the

RTSF site

is
suitable for

the construction of

a RTSF

and its related

infrastructure. The natural

material available on

site is

suitable, both
qualitatively and

quantitatively, for the

construction of the

various structures

including embankments, canals,

foundations,
roadways, compacted clay liners

and for use as

cover placement. In areas with

collapsible topsoil an allowance

was made to
excavate and use this material for general compacted fill, and to use an impact roller to compact the remaining

material from
surface in order to reduce its collapse potential to acceptable levels thereby forming a suitable foundation in these areas.
The current

legislation contains

mechanisms for

the classification

of processed

tailings, which

in the

case of

the approved
RTSF, called for

the use of a

liner (Class C barrier

or equivalent). This

legislation has been

reviewed by the

legislature to address
various shortcomings with one material change being that the remediation requirements will be informed by the outcome of
a comprehensive hazard

identification and risk

assessment approach, subject

to final approval

of this legislation.

The latest
design of the RTSF is aligned with the requirements of the pending changes to the legislation.
Hydrological studies have assessed

the impact of the RTSF on

the hydrology of the local area.

Mean average rainfall of around
600mm is noted. The area has exceptionally high evaporation rates of around 2,000mm and this will assist in removing water content from the tailings which will aid tailings stability. It is expected that climate change impacts are unlikely to be material over the next decade.
A consequence of the ring dyke dam design and the hydrological setting is that surface water will tend to flow away from the
RTSF surface footprint. As a consequence, the RTSF has no

direct riverine impact being well above the 1:100-year flood lines as confirmed in the most recent hydrological assessment.

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RTSF run-off impacts will be

managed through the progressive soil cladding and

grassing of the slopes with clear

water run-
off forecast after some four years from commissioning.
Overall water management

has been assessed through

the use of a

dynamic water simulation model

over the LoM. The

model
as expected

confirms low

average monthly

returns as

the return

water pumping

rate is

controlled. This

results in

seasonal
fluctuations in the RTSF pond volume driven

principally by reduced winter evaporation. The model outcomes imply that due
to the relatively high basin capacity of the RTSF, the risk of over topping due to hydro-meteorological events and operational practices is considered to be low.
Storm water management on the RTSF slopes between the crest of the basin and the perimeter toe is managed through the implementation of the following design approach:
● the slope is divided into 400m wide segments around the perimeter;
●
each 400m wide segment has a centrally located outlet down the slope consisting of precast concrete chutes;
●
the cross-section comprises a series

of 10m high, 35m wide

scallops forming a 1.6m high

(but could be reduced to

1.4m)
bund along the lower edge of each;
●
the scallops temporary buffer create capacity for run-off prior to discharge down the chutes; and
●
the

scalloped benches

are divided

into

paddocks by

cross-walls or

bunds

with

hydraulic links

to

control flow

between
paddocks.
The concrete chute system has been successfully used at other TSFs.
The geo-hydrological

impacts of

the RTSF

will be

managed through

the installation

of a

network of

abstraction wells.

The
regional water table is found at relatively shallow depths across the RTSF site of 3m to 8m. The impact of

tailings deposition
will be that a phreatic surface will merge

between the original water table setting and the TSF.

Seepage modelling has been
used to analyze

the impacts

on the geo-hydrology.

Input requirements

into this modelling

include, the

site geological structure
and the topology

of all the

materials in the

TSF. Each

material type or

zone is assigned

appropriate permeability properties
along with other factors

such as slurry water

inflow, rainfall, evaporation and run-off

rates. Further modelling describes

the
proposed zoning of the under and overflow from the cyclone disposal positions during the TSF operation.
The seepage modelling has confirmed that the stability

of the RTSF can be enhanced through the construction

of filter drains
integrated into the

underflow tailings walls

which protrude into

the basin of

the RTSF.

These underflow curtains

which are
described as

similar to

the “fins

of a

radiator”, draw

down the

phreatic surface

of the

underflow which

contributes to

the
enhancement of the wall stability.
Post

closure

modelling

indicates

that

drain

flows

of

up

to

700m
3
/d

may

need

will

need

to

be

treated

through

a

small
sustainable water treatment facility.
The primary

purpose of

the ground

water modelling

has been

to validate

the use

of a

scavenger well

network to

control
pollution impacts

on the

local aquifer

system. This

modelling has

been developed

from calibrating

existing boreholes

and
using an historical database established by the earlier investigators.
The geo-hydrological regime at the RTSF site consists of the stacking of a weathered aquifer over a deeper fractured aquifer
(
Figure 28
).

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Figure 28: Geo-hydrological Regime at the RTSF Site
Source:

Beric Robinson Tailings, 2020
The water table approximates the topography at a depth of 3m to 8m and the general ground water flow is from north west to south east

with local south

and eastward flows

to the adjacent

streams. Earlier studies

promoted the use

of a synthetic

liner
for ground water protection.

The use of a synthetic

liner, installed at the base

of the RTSF would be

to create a third ‘perched’
aquifer above the current

weathered zone aquifer.

Installing such a barrier

over a 1,000ha footprint

could result in a

design
which will ultimately

end up with

a compromised liner

integrity, requiring the

eventual implementation of a

well system to
contain the contaminant plume. In addition to this, the inclusion of a liner in the design significantly raises RTSF geotechnical risk.
The scavenger well system

generates a hydraulic barrier

around the RTSF

by directing ground water

flow towards the

RTSF
footprint (
Figure 29
).
Figure 29: Geo-hydrological Effects of Scavenger Wells beneath the RTSF
Source:

Beric Robinson Tailings, 2020
The deeper

fractured aquifer exhibits

low permeability characteristics

which promote the

flow of the

contaminated plume
towards the peripheral abstraction wells which recover

the polluted ground water and contain

the plume dispersion. All the
dirty water from these scavenger wells accumulates in large concrete sumps before being pumped back into the operational circuit whilst operating and post closure will be treated for either disposal or utilization.
Ground

water

modelling

was

carried

out

in

an

appropriate

software

package

and

confirmed

the

effectiveness

of

the
abstraction well system methodology. Numerous modelling iterations were carried out to identify optimal borehole spacing
and localities. The modelling has

indicated that a series of

abstraction wells drilled into the

weathered aquifer to a depth

of

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around 20m, arranged in

three rows around the

perimeter should effectively prevent the

lateral spread of any

contaminant
plume. Vertical

containment is

effectively achieved

at the

base of

the weathered

aquifer, the

underlying fractured aquifer
exhibiting low permeability characteristics.
A critical feature of

the implementation of the scavenger

well system methodology will be

the practice of systematic water
quality sampling and

it is proposed

that 25% of

all wells are

tested on

a monthly basis.

This will be

used for

the regular updating
and calibrating of

the ground water

model which will

enable, where necessary,

practical interventions

into the well

field design
to be implemented.
15.2.2. The RTSF Design
The RTSF design has been configured by assembling the following components or design elements:
Toe Wall Embankment and Cladding Stockpile:

the perimeter boundary of the RTSF is defined by a single Toe

Wall (3m high
by 6m wide). This serves as a containment barrier and as a perimeter access road. The tailings placement has been planned to
fill within 1.5

to 2.0m of

the Toe

Wall crest. Compacted

material for the

Toe Wall

will be borrowed

from a 2m

deep trench
excavated within the Toe Wall perimeter. This

trench will form a paddock for tailings run-off material at the toe of the slope.
A temporary cladding stockpile will be formed outside the Toe Wall.
Heel Wall

Embankment:

in the

case of

RTSF, an

upstream cyclone dam,

the containment

wall formed

from the

underflow
needs to

be established

on a

stable platform

for the

tailings placement

to be

ultimately stable.

The overflow

is therefore
contained behind an embankment upstream of the intended wall footprint and is called a Heel Wall. The Heel Wall therefore defines the initial division or separation of the under and overflow with the overflow area termed the Basin.
The height of

the Heel Wall

changes progressively

as the dam

is developed

and is

determined from

the availability

of underflow
and the relative rates

of rise of the

over and underflow. The

determination of the expected height

and position of the

Heel
Wall is

an iterative process

of trial and

optimization with the

base of the

wall being typically

selected at approximately

one
third of the horizontal distance of the base length of the final slope.
Heel Wall structure on a dam

the size of the RTSF represents

a substantial embankment structure

with a correspondingly high
level of material requirements.

This material has been

sourced within the

RTSF footprint which

reduces further environmental
degradation from

external borrow

pits

and

reduces

haul distance

costs.

A

further

feature

to

assist construction

material
placement is

the incorporation

of access

ramps onto

the Heel

Wall at

400m centers.

Geotechnical site

investigations have
verified the suitability and availability of material excavated from within the RTSF footprint for Heel

Wall construction.
Miscellaneous Embankments:

in order to control the run-off harvested

between the Heel Wall and Toe Wall on the low

south
side

of the

RTSF and

prevent an

overtopping of

the Toe

Wall,

it is

necessary to

construct a

series of

radial cross

walls at
approximately 400m centers. These compartments serve to

spread the containment of run-off material

over a broader area
and reduce the depth of material around the RTSF perimeter.
Where

necessary,

low

embankments

will

be

constructed

to

correct

the

gradients

of

filter

drains.

The

decant

pumping
arrangement will require an embankment on which the pumps can stand, which will also provide an access road facility.
Filter Drain

System:

the beneficial

reduction of

pore water

pressure in

the underflow

results in

a lowering

of the

phreatic
surface levels

and improved

tailings strength

development, along with

a reduction

in the

risk of

slope undercutting

at the
slope

toe.

This

is

achieved

through

the

use

of

a

filter

drain

network

which

promotes

high

permeability

conducts

which
evacuates pore water

while holding back solid

particles. The impact of

an effective drainage system

is to activate

the radial
flow of

water towards

the drain

centers. Various

drain configurations have

been incorporated

into the

RTSF design.

These
variations have been optimised through iterative stages of numerical seepage analysis.
Scavenger Well

System:

the scavenger

well system

is a

viable alternative

to managing

the inherent

geotechnical risks

and
financial burden of a synthetic barrier. The system exploits the existing geo-hydrological regime beneath the proposed RTSF, which

consists

of

an

aquifer

comprising of

two

horizons;

the

upper

20m

to

30m

a

weathered

aquifer and

an

underlying

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fractured aquifer. The transmissivity

of the fractured

aquifer is limited

to discontinuities in

the rock mass.

This confines ground
water flow almost entirely to the upper weathered aquifer.
A well system of three rows of scavenger wells is envisaged, consisting of an outer row along the Toe

Wall of the facility, the
Toe Wall Scavenger Wells (TWSWs), a middle row along the line of the Heel Wall Scavenger Wells (HWSWs) and an inner third row to be drilled after the fourth bench of the RTSF.
The HWSW and TWSW wells would

be installed from the outset, with

the TWSW wells being used initially

as monitoring wells.
As and where necessary, additional boreholes will be established downstream for additional scavenger well purposes.
Deposition System:

on-wall cyclones will be used to deposit the tailings pumped from the DP2 Plant some 46km to the RTSF
through 500mm high-density polyethylene (HDPE) lined steel pipelines. A relatively low target slurry density of 1.38t/m
3

has
been stipulated for the RTSF.
The slurry is

pumped in trains

of 600ktpm per

pipeline, starting with two

pipelines to accommodate the

production rate of
1.2Mtpm. The pipe servitude enters the RTSF site from the

north-east where the pipes will be taken through the pre-cast box culverts to the inside of the Toe Wall. One pipe will continue straight onto the dam with the pipe being extended up the side of

the

dam, suitably

profiled across

the

benches, as

the dam

develops in

height. Two

of

the slurry

pipes will

be

directed
clockwise along the

inside of the

Toe Wall, one extending

20% and the

second 40% around

the perimeter. The other

two slurry
pipes will be similarly routed, but anti-clockwise.
For the first three years of operation, 250mm cyclones will be deployed so as to ensure a maximum split of underflow during the period when

underflow demand is

greatest due to

wall construction requirements.

This cyclone arrangement has

been
deployed in the South African tailings environment since the 1980s.
A 600ktpm slurry stream will require some

20 to 25 cyclones to deposit material

based on a cyclone throughput of 40tph

to
45tph. The eventual layout of cyclones

will consider some 37 to

41 cyclones per dam sector of

around 1,000m to 1,100m. This
is estimated to service approximately 25% to 30% of

the dam perimeter with all five slurry streams operating (5% to

6% per
pipeline). This is expected

to deliver a deposition to

drying ratio of 1.3 to

1.4 which is considered

acceptable for sustainable
underflow consolidation.
Once the underflow

wall has been

established, consideration may be

given to changing

from the Multiple

Deposition Point
(MDP) 250mm cyclones to the less

efficient, but more economic Single Deposition Point

(SDP) system, in this case in the form
of Self-Propelled

Cyclone Units (SPCUs).

This system

has been

successfully deployed on

an East Rand

TSF for

the last

eight
years.
Decant System:

the decanting system handles the clear water from

the deposited slurry which separates into

clear water and
saturated solids on the TSF. The clear water accumulates in a supernatant pond or pool in the basin which becomes available
for decanting and re-cycling through the process. The selected decant system is a series of pumps which are commonly used
globally. In

the South

African mining space,

gravity penstocks

predominate in

decanting solutions,

however this

would not
provide the optimal solution for the RTSF case.
The pumping system to be deployed at the basin pond at RTSF will consist of a skid-mounted land-based pump with ancillary power and control equipment which will

be intermittently moved across the basin

from south east to the

middle and raised
vertically as the dam develops.
Return Water System:

the water recovered from the RTSF

will be returned to DP2 and any other

sites that may require water.
The return water system comprises

a decant water receiving stilling

chamber that overflows into twin

concrete lined silt traps
that in turn spill

over into twin HDPE lined

RWDs. Return water pumps at

the RWDs, pump water back

to DP2 through twin
overland pipes following the same servitude as the slurry delivery pipes.

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Other Supporting Infrastructure:

power will

be delivered to

the RTSF complex

via a

10km 33kV overhead

powerlines from
Kloof. The

power is first

stepped to 11kV

prior to transmission

to required locations

via overhead bundled

lines. Numerous
pole transformers step down the

power to 3.3kV for distribution to

the scavenger wells. Diesel back-up power

generators are
placed to sustain critical operability of seepage recycling as well as alternate powering of the decant pumps and return

water
pumps. Solar energy will be utilized to power the administrative buildings and external ergonomic lighting.
For security against

theft and destruction

against infrastructure, the entire

RTSF complex will

be surrounded by

a 2.1m tall
shotcrete wall with razor coil on

the top. Tamper sensors will be placed

on the wall that are wirelessly

linked to a permanently
manned security control room.
Figure 30

shows the layout of the RTSF.

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Figure 30: RTSF Layout
Source:

Beric Robertson Tailings, 2020
The

revised

design

of

the

RTSF

was

undertaken

by

Beric

Robinson

Tailings

for

the

current

configuration

of

the

FWGR
operations. This study was independently reviewed by a Sound Mining appointed specialists

who concluded that there are no
fatal flaws in the design.
15.2.3. Concluding Comments
Sound Mining has

reviewed the FWGR Regional

Tailings Dam Report

and design prepared by

Beric Robinson Tailings

(2020)
(costed by DRA) and

has concluded that

the report provides a

solid basis for

the future development of

a safe RTSF.

Sound
Mining believes that by following the principles and design

strategy outlined in the report, the chances of a TSF failure will be
unlikely. However, cognizance needs to be taken of the uncertainties discussed subjectively below.

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There are concept risks associated

with the recommended RTSF

tailings disposal solution which

proposes the implementation
of a fourth Generation, unlined, ring-dyke, upstream, on-wall cyclone dam with a pumped decant system, on a site with poor
to moderate soils and a high-water table. Furthermore, for risk analysis purposes it is noted that there is an absence of water courses

over

the

intended RTSF

site

area

and

that

the

operation of

the

on-wall

cyclone

disposal

method

will

initially

be
relatively labor intensive.
Based on the proposed RTSF solution, the following inherent risks are apparent:
●
the stability of upstream development;
●
the sufficiency of underflow to form an adequate wall around the perimeter ring dyke;
●
the capability of the management and labor force to perform as required;
●
the ability of a pumped system to decant adequately; and
●
undue impacts on the environment.
The proposed solution has

been operated on a

number of South African

TSFs over the last

three to four decades.

Each TSF has
performed as expected,

demonstrating stability

with the underflow

arisings. All these

TSFs have

and in some

cases still operate
without evidence of

overtopping with

pumped decants. In

these cases,

while water contaminant

plumes have been

generated,
their impact has not been shown to be significant.
The RTSF design has been undertaken

by a team of assembled experts

who are familiar with the application

of an upstream
cyclone method

delivering relatively

uniform sized

tailings in

the South

African context.

The

lead RTSF

designer has

over
30 years’ experience

in similar local

installations and operations. The

design work has

also been independently

reviewed by
two local tailings engineering specialists.
The effectiveness of the

proposed RTSF is dependent on

the delivery of acceptable underflow particle

quality and quantity.
Failure to deliver on either

of these parameters will compromise wall development and

stability. Historical observations of a
number of similar TSFs have shown

that TSF development has progressed

adequately with no significant

design risks realized.
Underflow demand is high during the initial development phase and increases as the dam elevation is increased and the dam perimeter is subsequently decreased. This has been accommodated in the RTSF design with the decision to deploy the more
efficient 250mm cyclones during the start-up period.
It is noted that the RTSF design is based on underflow splits currently achieved at the Driefontein 4 TSF. Although in the early years, the RTSF design underflow demand is close to these levels, this demand drops in the later years proving an acceptable error margin.
Hydrological risk

is managed

through the

provision of

a

substantial freeboard

over the

LoM

and the

verification through
modelling

that

the

storm

water

capacity

of

the

dam

is

in

excess

of

20Mm
3

which

compares

to

a

Probable

Maximum
Precipitation (PMP) event of around 1,600Mm
3
.
The requirement for the management of

tailings disposal operations is stipulated

in SANS 10286 which was initially

published
in 1998. Recent initiatives through ICMM and ICOLD have provided guidelines for corporate management. Despite this, it is a recognized fact that most TSF disasters have been attributable to management failures.
FWGR’s approach to the

management of surface mining risk

has been to adopt

a pro-active strategy, whereby

maintenance
and risk-reducing activities are carried out timeously. This operating philosophy is now being formalized and outlined in their management system.

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Effective

operational

performance

will

deliver

into

the

achievement

of

the

necessary

targets

of

appropriate

underflow
characteristics, wall

geometry and

consistently acceptable

freeboard. For

this risk

to

be managed

it

is

imperative that

all
involved operational parties including specialist

support services and equipment suppliers,

are appointed on the basis of

their
appropriate experience, capacity and competency.
Based

on FWGR’s

extensive

history of

operational experience

in

surface mining

and

tailings disposal,

it

is Sound

Mining’s
opinion that operational risks can be adequately controlled.
The current DP2 deposition at Driefontein 4 TSF (0.5Mtpm) can only continue until 31 December 2025, at current deposition rates. The commissioning

of the RTSF

has been delayed

until January 2030 while

approval for the

amended design is being
sought from the authorities.

Due to this delay, the Leeudoorn

TSF has to be converted to

a cyclone depositioning system to
accommodate

FWGR

deposition

requirement

between

January

2026

and

December

2029.

Any

delay

in

the

RTSF
commissioning may result in reduced production until such time as full capacity of the RTSF is available.

Sound Mining is of the opinion that the

selected site is appropriate for the intended construction and operation of the RTSF
and endorses the proposed scavenger well solution for ground water as this can provide a sustainable solution to the RTSF’s
future plume management requirements.
15.2.4. Technical Studies - Water
Water is required for the hydro-mining of the TSF’s and for the processing of the reclaimed material. FWGR commissioned an external

assessment

of

the

water

requirement

for

an

expanded

operation

in

2020.

The

work

involved

modelling

the
waterflows to establish a water balance for the operation at steady state. The inputs to the model were examined by

Sound
Mining and found to be appropriate.
The planned water supply will primarily be from the RTSF return water and from underground water sources (
Figure 31
).

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Figure 31: TSF Location, Make-up Water Shafts, Processing Plants and Pipeline Layouts
Source:

Sound Mining, 2022
Kloof 10 shaft,

which is located

at the Libanon

TSF, will supply

make-up water for

the hydro-mining of Kloof

1 TSF, Libanon
TSF, Venterspost North TSF

and Venterspost South TSF. Two WULs have

been granted for

the Kloof and

Driefontein operating
areas, which permit the pumping of water from nearby underground workings as presented in
Table 20.
Table 20: Underground Water Sources
Facility
Permitted Quantity
(m
3
/a)
Kloof 10 Shaft 9,487,500
Driefontein 10 Shaft 2,555,000
Source:

Sound Mining,

2022; and FWGR, 2020
Return

water

from

Driefontein

4

TSF

is

currently

re-used

for

the

reclamation

of

the

Driefontein

5

TSF

and

associated
processing at DP2. Make-up water is sourced from Driefontein 10 shaft (~6,000m
3
/d).
Water from

DP2, the

Leeudoorn TSF,

RTSF and

Kloof 10

shaft will

be pumped

to a

Central Water

Facility (CWF).

There are
currently four water tanks at the CWF used for water storage. Water will be pumped from the CWF to the necessary sites for hydro-mining and processing.
Water and slurry from

the hydro-mining of distal

TSFs will be pumped

to the pumping stations

closer to the hydro-mining

sites
to piggy-back off these sites to

avoid having to use additional Booster Pump Stations

(BPS). The water pumps at DP2 supply
sufficient pressure for the Driefontein 5 TSF hydro-mining operation.

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High-pressure water pumps will be placed at the various TSFs (i.e., excluding Driefontein 3 TSF) to avoid having high-pressure water pipelines between the hydro-mining

sites and the processing

plant. They will be utilized in

series to deliver the required
pressure of 25bar to 30bar, for hydro-mining.
The mining operation will pump approximately 42,000m
3
/d of water from the various mining sites to feed the DP2 expansion facility. Each production unit (or monitor) requires in

the order of 10,500m
3
/d for the hydro-mining of TSF material and each
site will have two monitor units

running and one on standby during

steady state operations. Water will be

recovered from the
various deposition

facilities and returned to the system.
Make-up water (i.e., 30%

- 40% of the

total water requirement)

will be required to

compensate after accounting

for losses and
rainfall (~18,000m
3
/d), with Kloof 10 shaft alone, having ample available capacity (~36,000m
3
/d).
15.2.4.1. Concluding Comments
The available water supply more than adequately meets the FWGR requirements including the make-up water during the dry season. The supply from

Driefontein 10 shaft and

Kloof 10 shaft do

not exceed the permissible

pumping rates approved in

the
WULs.
According to the

WULs the return

water will be treated

in an advanced

water treatment facility

and discharged into

Leeuspruit
or disposed to

dust suppression. Instead

of this open

configuration FWGR has

opted for a

closed water system

throughout
the LoM so no water treatment or discharge into the surface water courses will occur.

The final water still in use at the point
of closure will be deposited onto the RTSF for evaporation,

or an alternative water treatment and use will be considered.
15.2.5. Technical Studies - Power
The power supply and Point of Delivery

(PoD)

for the operations has been

determined by independent specialists.

These have
been reviewed and are deemed

appropriate for the operation.

Power is currently supplied

to transformers at the various

sites
(
Table 21
) from Eskom’s 132kV and 44kV grid, where the voltage is reduced to 6.6kV.
Table 21: Power Requirements for FWGR Operations
Site
Installed

(kVA)
Used

(kVA)
Available

(kVA)
Comments
Driefontein 8 Shaft 20,000 11,000 9,000
Sufficient for reclamation operations
Driefontein 13 Shaft 10,000 6,600 3,400
DP2 40,000 - 40,000 18,000kVA required by DP2 at 1.2Mtpm capacity
Libanon 40,000 22,000 18,000 Sufficient for reclamation operations
Kloof 4 Shaft 80,000 64,000 16,000
3,500kVA required by RTSF
Kloof Main Complex 140,000 81,000 59,000
Leeudoorn Shaft 100,000 61,000 39,000 2,500kVA required by Leeudoorn TSF
Total 430,000 245,600 184,400
Source:

FWGR, 2022; and Sound Mining, 2022
The capital estimates take account

of the available equipment at

the respective substations and

routing from the substations.
The PoDs feeding the substations are shown in
Table 22.
Table 22: Eskom Points of Delivery
Eskom PoD NMD
Maximum
Utilized NMD
Transformer Size Comments
Driefontein 8 Shaft 14.0MVA 11.0MVA 4 by 5MVA
Driefontein 13 Shaft 4.3MVA 6.6MVA 4 by 5MVA There are sufficient transformers
Kloof 1 Shaft (132kV) 81MVA 81MVA 7 by 20MVA
Libanon Shaft 5.2MVA 6.92MVA 1 by 20MVA FWGR to install 1 by 20MVA transformer
Libanon Gold 22MVA 19.3MVA 2 by 20MVA
Source:

FWGR, 2022; and Sound Mining, 2022

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Suitable PoDs have been

identified for the FWGR

operations, as shown in
Figure 31
. Eskom will

be notified of the

increased
load - Nominal Maximum Demand (NMD)

to be catered for within the

existing contracts - at the appropriate time. Overhead
lines will be utilized

as far as possible

to reduce the installation

costs and reduce the

risk of cable theft. The

aggregate load
requirement has been based on a conservative diversity

factor of 0.8 for the low voltage loads,

which represents a relatively
flat load profile.
The current Eskom supply is stable in that it is linked

to the main ring feed. There is a curtailment

agreement in place and only
under severe power disruption,

would the area

lose supply. In

this case there

is still sufficient

capacity to run

the vital plant
areas by shutting down

the milling section and

using diesel generators

which will provide enough

emergency power to

ensure
that selected

critical process plant equipment is able to re-start immediately in the event of a power failure.
15.2.5.1. Concluding Comment
It is noted by Sound Mining

that the power estimates determined

are considered appropriate for

the planned operations. The
power requirement

to the

various components of

the FWGR

operation is

within the

spare capacity

available to the

related
ongoing and current underground mining and

processing operations. Management will need to ensure

timely modifications
to the agreements with Eskom and sufficient allowance for the rising cost of power.
15.2.6. Technical Studies - Pipelines and Pumping
FWGR’s expansion planning requires a network of slurry pipelines from the TSF sites to DP2, and

tailings pipelines from DP2
to the Leeudoorn TSF

and to the RTSF.

Low-pressure return water pipelines

will be required from

the RTSF to the

CWF and
from the CWF back to the TSF sites. High pressure pumps

will provide the mining operations with the pressures they require
(25bar to 30bar). This eliminates having to install high-pressure pipelines from the processing plants to the TSF sites.
FWGR

worked

with

specialists

on

the

design

and

cost

estimates

for

the

pipelines.

Cognizance

was

also

taken

of

the
environment, mine owned

land and

already disturbed areas.

The pipeline layout

has been designed

to make use

of the shortest
possible routes, while also using existing

mine servitudes as far as possible. Use

was made of the road servitudes

to prevent
additional impacts associated with the

clearing and construction of the

pipelines, and to ensure that

the pipelines are easily
accessed for maintenance. Alternative routes were also considered to avoid wetland areas; and existing impacted land, in the
context of the effect on operating costs due to the influence of topographical and pumping costs. A summary of the current pipeline and pumping infrastructure
Figure 31
, is provided in
Table 23.
Table 23: Existing Pipeline and Pumping Infrastructure
Existing Pipeline and Pumping Infrastructure Approvals
Pre-screening and Slurry Pumping Reclamation

Station at Driefontein 5 TSF
Hydraulic Mining Site
Approved EA and Environmental Management
Plan (EMP)
Fine Screening and Slurry Transfer Pump Station at Mining

Site
Approved EA and EMP
Slurry Pipeline between Driefontein

5 TSF and DP2
Approved EA and EMP
Tailings Pipeline from DP2 to Driefontein 4 TSF Approved EA and EMP
Return Water Dam at Driefontein 4 TSF and Process Water Supply to

DP2
Approved EA and EMP
Process Water Make-up Storage and Pump Station at Driefontein

10 Shaft
Approved EA, Integrated Water Use Licenses
(IWUL) and EMP
Process Water from Driefontein 10 Shaft to DP2 Approved EA, IWUL and EMP
Source:

Sound Mining, 2022

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A summary of the additional piping requirements is presented in
Table 24.
Table 24: Phase 2 Pipeline and Pumping Infrastructure
Planned Pipeline and Pumping Infrastructure Approvals
Pre-screening and Slurry Pumping Reclamation

Stations at Driefontein 3 TSF
Approved EA and EMP
Pre-screening and Slurry Pumping Reclamation

Stations at Kloof 1 TSF
Approved IEA and EMP
Pre-screening and Slurry Pumping Reclamation

Stations at Libanon TSF
Approved IEA and EMP
Pre-screening and Slurry Pumping Reclamation

Stations at Venterspost
North TSF
Approved IEA and EMP
Pre-screening and Slurry Pumping Reclamation

Stations at Venterspost
South TSF
Approved IEA and EMP
Slurry Pipeline from Libanon TSF to DP2 Approved IEA and EMP
Slurry Pipeline from Venterspost South TSF to Libanon TSF Approved IEA and EMP
Slurry Pipeline from Kloof 1 TSF to DP2 Approved IEA and EMP
Return Water Pipeline from CWF to DP2 Approved IEA and EMP
Water Pipeline from DP2 to Driefontein 3 TSF Approved EA and EMP
Return Water Pipeline from CWF to Libanon TSF Approved IEA and EMP
Return Water Pipeline from CWF to Venterspost South TSF Approved IEA and EMP
Process Water Make-up Storage and Pump Station at Kloof

10 Shaft
Approved IEA, IWUL and EMP
Process Water from Kloof 10 Shaft to DP2 Approved IEA, IWUL and EMP
Slurry Pipeline from DP2 to the RTSF Approved IEA and EMP
Slurry Pipeline from Libanon TSF to DP2 Approved IEA and EMP
Source:

Sound Mining, 2022
The civil

infrastructure requirements

for pipeline

crossings of

road/rail, pipe

jack culverts,

open/minor culverts

have been
considered and amount to around 65 installations.
15.2.6.1. Concluding Comments
The QP

considers the

pipeline infrastructure design

to be

well-engineered and underpinned

by practical

experience. There
appear to be no fatal flaws in

the thinking behind amendments to various

EIAs and EMPs to accommodate

the changes to the
pipeline and pumping infrastructure.

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16. GOLD MARKET
Item 16 (i) and (ii)
All gold produced is delivered to the Rand Refinery for refining with no restrictions on the quantity or time frame. DRDGOLD has a long-
standing off take agreement with the Rand Refinery according to which gold is sold on the prevailing spot in South African Rands. When applying the 30

June 2022 spot exchange

rate (ZAR16.29/USD) to the

associated gold price of

USD1,819.06/oz Au, a real

gold price of
ZAR952,721.20/kg is computed.
Gold is

a precious

metal, refined

and sold

as bullion

on the

international market.

It is

traded on

the global

financial markets

and has
traditionally been used

for jewelry,

bartering or storing

wealth. Aside from

the gold holdings

of central banks,

current uses of

gold include
jewelry, private investment, dentistry, medicine and technology

(
Table 25
).
Table 25: Above Ground Gold Stocks in 2021
Description
Quantity
(t)
Contribution
(%)
Jewelry 94,464.0 46%
Private Investment 45,456.0 22%
Bank Holdings 34,592.3 17%
Other 30,726.0 15%
Source:

GoldHub, 2022
The largest use of gold is in jewelry, accounting for approximately 46% of the above-ground gold. Gold does not follow the usual supply and demand logic because

it is virtually indestructible

and can easily

be recycled. In addition,

gold stored in the

vaults of banks is

relatively
illiquid and subject to the vagaries

of global economies. These characteristics

of the gold market make it challenging to

forecast the gold
price.
16.1. Gold Price Trends
The QP considered a five-year period of historical analysis

to form an opinion of the gold price

and exchange rate to be expected going
forward because the

QP is

of the opinion

that a five-year

period sufficiently covers

the market

volatility seen in

the international gold
market. This is also consistent with the

five-year period of consensus pricing relied on for

the price forecast. The gold price increased in
2020

due

to

uncertainties

related

to

the

outbreak

of

Covid-19.

It

then

steadily

declined

to

a

spot

price

of

~ZAR945,295/kg

(i.e.,
USD1,806.89/oz at ZAR16.27/USD)

as at 30 June 2022

(
Graph 5
). After interrogating the

gold price, the QPs

are of the opinion

that a gold
price of ZAR914,294/kg,

provided by FWGR, is appropriate for use in the economic assessment.
Graph 5: Gold Price Historical Trendline
Source:

Sound Mining, 2022
The linear trendline indicates robust

gold price potential over the near to medium-term.

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16.2. Exchange Rate Forecast
The ZAR to USD exchange rate saw record breaking highs in the second quarter of 2020 (ZAR19.35/USD) but has subsequently dropped back to ZAR16.27/USD as at

30 June 2022. A

factor in the deterioration of

the local currency in 2020 was

the lockdowns and economic
volatility brought on by Covid-19.
The spot exchange rate of ZAR16.27/USD compares well with the six-year historical trendline as visually displayed in
Graph 6.
Graph 6: Exchange Rate Historical Trendline
Source:

Sound Mining, 2022
Various service providers and financial institutions are consulted to determine consensus forecasts of the gold price (
Table 26
).
Table 26: Long Term Consensus Forecasts in Nominal Terms
Description
Year 1
(FY2023)
Year 2
(FY2024)
Year 3
(FY2025)
Year 4
(FY2026)
Year 5
(FY2027)
Gold Price (USD/oz) 1,823 1,799 1,751 1,724 1,496
Exchange Rate (ZAR/USD) 15.60 15.74 15.77 15.79 15.20
Gold Price (ZAR/kg) 914,294 910,051 888,083 875,474 731,081
Source:

DRDGOLD, 2022
The economic assessment for the Mineral Reserve estimate relies on a real price of ZAR914,294/kg (i.e., USD1,823/oz at ZAR15.60/USD)
in 30 June 2022 terms

as provided by FWGR. The QP has

considered the consensus forecasts supplied by FWGR against

linear trends in
the demand and supply of gold as recorded over the period from 2012 to 2021 to examine whether these forecasts are reasonable.

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16.3. Global Demand
Graph 7

reveals a gradual reduction in demand (~14.2%) over the past ten years (2012 to

2021).
Graph 7: Global Gold Demand from 2012 to 2021
Source:

GoldHub, 2022
16.4. Global Supply
The global gold supply from mining and recycling activities over the same period is presented in
Graph 8.
Graph 8: Global Gold Supply from 2012 to 2021
Source:

GoldHub, 2022
While the graph suggests an overall upward trend from 2012 to 2021 (~2.6%), the supply generally levelled out over the past five years.
The supply from mining satisfied some 76% of the demand in 2021, with the balance met by recycled gold.

Gold supply

from mining increased

by approximately

106t during

2021 (3,582t) when

compared with 2020

(3,476t) despite an

overall
drop in supply since 2019 (GoldHub, 2022). Below are the top ten gold producing countries in 2021
Table 27.

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Table 27: Global Gold Production
Rank Country
Production
(t)
2016 2017 2018 2019 2020 2021
1 China 464 429 404 383 368 332
2 Russia 262 281 295 330 331 331
3 Australia 288 293 313 325 328 315
4 Canada 163 171 189 183 171 193
5 United States of America 229 236 225 200 190 187
6 Ghana 131 133 149 142 139 129
7 Peru 166 167 163 143 98 127
8 Mexico 131 120 118 109 102 125
9 Indonesia 118 118 153 92 101 118
10 South Africa 163 154 128 111 99 114
Source:

GoldHub, 2022
Even though China has experienced five

years of consecutive decline in annual gold

production, it remains the largest

producer of gold
(~10% of global gold production in 2021).
16.5. Concluding Comments
The QP notes a short term up-tick despite the long-term reduction in demand together with an essentially constant supply over the past
five years. These trends are

not inconsistent with the forecast price

trend in
Table 25
. The QP is

satisfied that a real 30

June 2022 gold
price of ZAR914,294/kg is a reasonably conservative assumption for examining the economic viability of the Mineral Reserve estimate.

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17.
ENVIRONMENTAL

STUDIES,

PERMITTING,

OR

AGREEMENTS

WITH

LOCALS,

INDIVIDUALS

OR
GROUPS
Item 17 (i); (ii); (iii); (iv); (v); (vi) and (vii)
A review of

the environmental status was

undertaken by Sound Mining.

It relies on

information provided by DRDGOLD and

FWGR. The
key environmental aspects are discussed below, along with any associated liabilities and risks. Risks or liabilities, that would generally be addressed in terms of accepted environmental practice and which do not have significant cost implications, have not been discussed.
17.1. Permitting Status
The environmental and social compliance status in relation to South African legislation is summarised in Item
21
. The following expands
on the relevant authorizations or permits required.
17.1.1. The National Environmental Management Act (NEMA)
EAs have been granted in

terms of NEMA and the

Environmental Impact Assessment (EIA) Regulations of 2014

as described
below.
Driefontein

Mining

Right

Area:

in

March

2016,

Sibanye

Gold

Limited

submitted

an

application

for

an

IEA

including

a
Waste

Management

License

(WML)

for

the

proposed

activities

on

the

Driefontein

Mining

Right

area

(DMRE

Ref.

No.:
GP 30/5/1/2/2 (51) MR. The DMRE granted the EA Ref. No.: GP 30/5/1/2/3/2/1 (51) EM on 11 May

2018.
The Driefontein MR

and EA are

in good legal

standing. Sibanye Gold

applied for a

Section 102 amendment

to the MR

to include
the Driefontein 4

TSF, which has

been granted.

FWGR has submitted

an application to

the DMRE for

the transfer of

the existing
Driefontein EA

(Ref.

No.: GP

30/5/1/2/3/2/1 (51)

EM)

as

well as

the inclusion

of

related activities

covered by

the

existing
Driefontein EMP relevant to the FWGR operation. The amendment was for the following:
●
the transfer of the Driefontein EA to FWGR;
●
a modification to scope of how the Phase 1 operations are currently being executed; and
●
to include DP2, DP3 and Driefontein 4 TSF.
Permission for depositing onto the

Driefontein 4 TSF is contained

in the original Driefontein

EMP associated with the

MR. This
EMP

is

needed

for

the

operation’s

waste

management

obligations.

The

pipelines

fall

within

the

scope

of

the

existing
infrastructure recorded

in the

current EA

and EMP.
Table 28

summarizes the

current environmental legal

standing for

the
Driefontein mining area.

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Table 28: Required Environmental Legislation and the Status for the Driefontein Mining Area
Act, Regulation or By-Law Requirements Status - Driefontein Area
MPRDA, 2002 (Act No. 28 of 2002) Mining Right This is currently in place.
Social and Labor Plan (SLP) FWGR has an internally signed-off SLP, however, an SLP is not required for FWGR.
NEMA, 1998 (Act No. 107 of 1998):
Environmental Impact Assessment
Regulations 2014 (GNR 982)
EA This is currently in place; an application has
been submitted for a name change to FWGR
and for the inclusion of the Driefontein 4 TSF.
EMPr/EIA Forms part of the Driefontein EMPr/EIA.
The Rehabilitation and Closure Cost plan
must be annually adjusted.
This is guaranteed through a Guardrisk Cell
Captive.
National Environmental
Management: Air Quality Act, 2004
(Act No. 39 of 2004) (NEM:AQA)
An Atmospheric Emissions License (AEL) is
required for any listed activity within this
Act.
N/A
NEM:WA, 2008 (Act No. 59 of
2008)
A WML is required for any listed activities
within the Act.
There is an EA in place for Driefontein. The
TSFs are currently managed under Sibanye
Gold’s existing EMPs which were in operation
prior to the legislation coming into effect.
National Heritage Resources Act,
1999 (Act No. 25 of 1999) (NHRA)
Permission from SAHRA is required for the
removal of graves.
This area is currently operational, and all
correct process have been followed.
NWA, 1998 (Act No. 36 of 1998) Any abstraction, storage, diversion, flow reduction and disposal of water and effluent
requires an IWUL.
This is included in the IWUL. An application

was
submitted for a name change and the transfer
of applicable water uses to FWGR.
The application to change the name from
WRTRP to FWGR has been approved.
Source:

FWGR, 2020; and Sound Mining, 2022
Kloof Mining Right Area: in March 2016,

Sibanye Gold submitted an application for an IEA including a

WML for the proposed
activities on

the Kloof

Mining Right

area (DMRE

Ref. No.:

GP 30/5/1/2/2

(66) MR).

The DMRE

granted the IEA

(Ref. No.:

GP
30/5/1/2/3/2/1 (66) EM on 11

May 2018.
Table 28

summarizes the current environmental legal standing

of the Kloof mining
area which includes the new pipelines and the RTSF.
The Kloof MR is

in good legal standing

and its IEA has

been transferred to FWGR.

Sibanye Gold has applied

for two Section 102
amendments to

the Kloof

MR for

the inclusion

of the

Venterspost North

and South

TSFs as

well as

land for

the RTSF.

The
Section

102

amendment for

Venterspost

North

and

Venterspost

South

TSFs

was

granted

at

the

end

of

2021.

The

RTSF
Section 102 amendment was granted but has not been executed by Sibanye Gold as yet.
17.1.2. National Environmental Waste Management Act (NEM:WA)
FWGR

has confirmed

that

their TSFs

have an

approved Code

of Practice

(CoP)

on

Mine Residue

Deposits in

terms of

the
MPRDA.

The

TSFs

on

the

Driefontein

MR

and

Kloof

MR

are

covered

under

this

CoP.

For

Phase

2,

the

following

waste
management activities have been granted

in terms of GNR 921 of 13

November 2013 (as amended) under the

NEM:WA, 2008
(Act No. 59

of 2008) (
Table 29
). The DMRE granted

the IEA Ref.

No.: GP 30/5/1/2/3/2/1 (66)

EM on 11 May

2018. The waste
management activities in Table 30 allow FWGR to construct the

RTSF and associated infrastructure. The requirements under
NEM:WA have been covered.
Table 29: Activities for Phase 2 Requiring a Waste Management License (WML)
Number of the Relevant
Government Notice
Listed Activity Number
Authorised
Description of Activity
GNR 921 Activity B (1)
Construction and operation of the RTSF and the sewage

treatment plant
GNR 921 Activity B (7) Operation of RTSF
GNR 921 Activity B (11) Establishment of the RTSF
Source:

FWGR, 2020
17.1.3. National Water Act (NWA)
FWGR

is

operating

under

two

authorised

IWUL,

FWGR

License

No.:

10/C22B/ACFGI/4976

and

Driefontein

License

No.:
10/C23E/ACEFGJ4527 both issued 9 March 2017.

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The FWGR IWUL is valid for a period of twenty years from

the date of issuance and may be reviewed at intervals of not more than five years. The Driefontein IWUL is valid for a period

of fourteen years from the date of issuance and may

be reviewed at
intervals of not more than five years. An application to transfer the applicable Driefontein uses to FWGR has been submitted.
Compliance is also required

with the general provisions

of the regulations on

the use of water for

mining and related activities
published under the NWA in GN 704 of 1999. Storm water needs to be managed in line with GN 704 of

1999.
FWGR has proposed

an amendment to

the conditions of

the WUL based on

a design that

includes a network

of intercept wells,
in lieu of a synthetic liner, and will apply for approval in terms of the Dam Safety Regulations (GNR 139 of 24 February 2012).
This approval will be required before

FWGR can construct the RTSF and

approval for this has to date, not

been forthcoming. It
is in

this context

that the

LoM plans

now include

interim deposition

onto the

Leeudoorn TSF,

to allow

time to

obtain the
requisite amendment of

the Leeudoorn TSF,

incorporated, to reduce

the load on the

Driefontein 4 TSF

and to allow more

time
for this approval to be obtained.
17.2. Environmental Considerations
The EIAs for the

Kloof and Driefontein operation

areas state that the

TSFs are permanent sources

of pollution. Dust from

the TSFs impact
on the ambient air

quality, the surrounding

soils and the wetlands

and surface water

resources. Ground water

is also significantly

affected
by leaching and

the seepage of pollutants

from the TSFs

that are located

over dolomitic aquifers. Any

seepage from the

Driefontein 3
TSF,

Driefontein

4

TSF,

Libanon

TSF,

Venterspost

North

TSF,

Venterspost

South

TSF

and

Driefontein

5

TSF

is

expected

to

migrate
downwards into the

aquifers. Monitoring data indicates

elevated concentrations of sulphate,

total dissolved solids (TDS)

and nitrate in
the groundwater which

are all typical

constituents associated with

contamination emanating

from gold mining

areas. The pH ranges

from
4.1 to 8.0 and is indicative of acid mine drainage, which is associated with seepage from existing tailings and surface mining facilities.
Underground

mining

in

these

areas

have

significantly

dewatered

the

dolomitic

systems

which

have

resulted

in

numerous

sinkhole
formations. Dewatering

reduces pressure

within the

dolomite and

this encourages

drainage from

the overlying

TSFs. The

removal of
these

TSFs

in

the

region will

result in

long-term

positive benefits

to the

region. It

is

expected that

the

removal of

the

TSFs

off

the
underlying dolomite will improve the ground water quality near the

TSFs. There is no dolomitic risk in the area of the RTSF. The RTSF site is underlain by Transvaal Supergroup Strubenkop

shale, Daspoort quartzite and Silverton

shale units. The baseline groundwater quality

is
good. However,

there will

be contamination

of the

ground water

quality in

the area.

The main

elements of

concern are

sulphate and
manganese, and to a lesser extent arsenic, uranium

and iron. These could potentially impact private boreholes and the Leeuspruit or its
tributary. TSFs will

be relocated to

the new RTSF

which is more

suitably located with

respect to ground

water. New environmental impacts
and risks associated with the RTSF will need to be adequately mitigated and appropriate measures implemented.
Dust measurements from the TSFs

are generally within the

limits specified by the National

Dust Control Regulations. However, the

EIA
found some sites to be a problem during the dry winter months.
Land is used in the region for mining activities, the

cultivation of crops, and for grazing. The pipeline routes

will utilize existing servitudes
and mine owned land.
Prior to final rehabilitation of reclaimed TSFs, and any subsequent development thereafter, a radiation assessment will be completed to determine if any radioactive hotspots exist

on the site. Should any exist, they

will be excavated and taken to the RTSF. If a

site falls within
the clearance requirements of

the NNRs, for

the proposed land use,

a report will need

to be submitted to

the NNR for

approval. Once
approved, the site will be rehabilitated with indigenous vegetation and handed back to the landowner.
The RTSF is

planned on agricultural

land over a

small wetland area.

The EA state

that a wetland

offset strategy must

be implemented
within one year of

the wetland being

impacted. These impacts will

be mitigated through the

correct and careful

stripping, stockpiling and
use of the soil resources. The impacts due to contaminated

water run-off and windblown dust, will be mitigated through

the use of wind
breaks, concurrent rehabilitation of the RTSF and the installation of silt traps.

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Clearing and grubbing

of the vegetation

for construction will

leave the soils

open to erosion which

could lead to sedimentation

of surface
water, wetlands, and the deterioration of aquatic habitats. These impacts will be mitigated through either silt curtains, cut off drains or siltation ponds.
Fauna and Flora Impact Assessments

formed part of the

EIAs. The vegetation comprises

of Carletonville Dolomite Grassland

and Gauteng
Shale Mountain

Bushveld (both

with a

vulnerable conservation status),

as well

as Rand

Highveld Grassland

(Endangered) and

Soweto
Highveld Grassland (Endangered).

There is

also other

vegetation namely: grasslands,

ridges and

wetland vegetation of

high-ecological
importance

due

to

their

influence on

the

overall

ecosystem. They

are

seen

to

be

valuable to

maintain the

biodiversity balance

and
therefore, should be conservation priorities.
Fauna expected to occur within

the area include

mammals, birds, reptiles,

amphibians and invertebrates.

Fauna species of importance

are
the White-Tailed Mouse (Endangered)

and Rough Haired Golden Mole (Vulnerable). Some thirty-seven bird species were identified with
some of

them being

the “Listed

Red Data”

bird species.

However, the Grass

Owl (Vulnerable)

is expected

to occur

within the

wetland
habitats. Red

Data reptile

species that

have a

low probability

of occurring

within the

operation area

include the

Giant Girdled

Lizard
(Vulnerable)

and

the

Striped

Harlequin

Snake

(Rare).

None

of

the

identified

amphibians

are

of

concern.

Red

Data

butterfly

species
expected to occur on site are the Marsh sylph, Roodepoort Copper and Highveld

Blue.
A consolidated Heritage

Resources Management process was

completed in 2016

for the Driefontein

and Kloof Mining

Right areas. No
fatal

flaws

were

identified

despite

the

fact

that

the

operation

is

situated

within

a

sensitive

cultural

landscape.

An

environmental
compliance audit of the

2019 EA and the

Driefontein EMPr in September

2020 recorded no major

issues with an overall

compliance of
88%. Construction on the Kloof area has not commenced, and so environmental compliance audits are not available.
17.3. Social and Political Considerations
The operation is located

in the vicinity of

the following four

local municipalities: Mogale

City, Westonaria, Randfontein

and Merafong City.
The

RTSF

is

in

the

Westonaria

and

Merafong

City

Local

Municipalities.

Local

towns

include

Fochville,

Carletonville,

Westonaria

and
Venterspost.

The

land

is

used

for mining,

agriculture, residential

and

businesses. Agriculture

covers the

largest

portion

of

the

area,
followed by mining and residential uses. Human settlements are relatively scattered due to the mining activities and impact of dolomite.
Two

thirds of the

local GDP is

from finance, personal services

and government services.

The Westonaria and

Merafong City economies
are more dependent on the mining

industry than the district in general.

Merafong City has an unemployment

rate of over 21%, while the
Westonaria unemployment

rate exceeds

42%. The

expansion is

expected to

improve the

socio-economic status with

new jobs

will be
created during construction.

Capital investment and contributions

to the GDP as

a consequence of

the FWGR operations,

and the obvious
multiplier effect, will have a positive impact in the area. Employment opportunities include direct employment by the operation, indirect employment will be created by

procuring local goods and services,

induced employment generated through

spending and associated job
creation in the economy.

Operation related employment has the potential

to considerably improve the livelihoods and

income stability
of employees and their dependents.
17.3.1. Discussions with Local Individuals or Groups
Interested and

Affected Parties

(I&APs)

raised concerns

during the

public

participation phase

of

the Kloof

EIA

process. A
petition

of

793

signatories was

compiled in

this

regard

by

the

“No for

Mega

Dump

Forum”

representing the

community
(farmers, business owners and residential areas). The concerns raised included:
●
environmental impacts from the existing TSFs and whether the FWGR operation would worsen the conditions;
●
dust being a major concern for health reasons;
●
safety and security on surrounding farms;
●
water quality;
●
population influx; and
●
reduced economic activity within the local community after the LoM.

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Some of the I&APs acknowledged that the FWGR operation would have a long-term positive impact by removing TSFs. Other positive impacts

expected skills

development, employment

creation and

the benefits

of the

multiplier effect

where, local
procurement of goods and services, as well as local and regional economic development would benefit.
Improved quality of life and increased availabilities of land were also cited as positive impacts. These will be managed

by the
FWGR Social and Labor Plan.
The

Social

Impact

Assessment

(SIA)

revealed

political

and

community

expectations

for

sharing

in

the

benefits

by

local
communities. Local municipalities sometimes claim

that they are disproportionally benefiting, or

not benefitting at all,

from
mining when compared with district

municipalities and the provinces at

large. It is not

the responsibility of FWGR to

control
informal settlements

or to

provide public

services and

facilities. However,

the existence

of informal

settlements near

the
operations

poses

a

risk

to

the

operation

in

terms

of

political

stability

and

community

relations/support. FWGR’s

internal
controls state that

the operation has

a shared responsibility

(together with the

relevant local authorities

and key stakeholders)
to address operational

induced in-migration to

affected communities.

Farmers in the area

are more hostile

towards the mining
industry and they contribute to poor community relations.
A social and labor plan exists to address any negative social impacts of the operation on host communities. Potential positive impacts

on

host

communities will

be

optimized

and

enhanced

in

a

sustainable

manner.

Emphasis will

be

placed

on

skills
development

and

local

economic

development

as

these

aspects

would

constitute

the

foundation

for

enhancing

the
operation’s social capital.

Moreover, negative

impacts, such as

increased pressure

on infrastructure

and services,

and economic
dependence

on

FWGR

can

be

more

effectively

mitigated

when

the

social

capital

of

the

operations

are

enhanced.

It

is
anticipated that the consequence and/or

probability of most negative

impacts can be reduced to

acceptable levels and that
the positive impacts of the operations will outweigh the negative effect.
17.4. Environmental Closure Liability Estimate
Sound Mining

has relied

on environmental

closure liability

estimates provided

by Digby

Wells. They

are experts

in this

field and

were
commissioned for the purpose. A review of the closure estimate and associated plans covered the following aspects:
●
discussion of the methodology used to derive the costs for demolition, closure and rehabilitation;

and
●
comment on the adequacy of the financial provisions made for the operation.
17.4.1. Basis of the Closure Liability Estimate
The closure

cost assessment

was conducted

according to

the requirements

of NEMA

as amended

(refer to

Section 13),

by
Digby Wells in

June 2022. The

purpose of the

financial provision assessment was

to revise the

existing estimate for closure
and rehabilitation to reflect current conditions as of June 2022.
17.4.2. Quantum of the Closure Liability
The closure cost estimate is for the purpose of reporting the liability in the annual financial statements of FWGR.
NEMA as amended,

requires the

holder of a

MR to make

full financial

provision for the

rehabilitation of

negative environmental
impacts. This liability is required to be updated annually and adjusted.
The

closure

costs

are

determined on

both

an

“unscheduled”

and

“scheduled”

basis.

Scheduled

costs

assume

that

mining
continues

and that

the final

rehabilitation will

be confined

to the

rehabilitation of

the TSF

footprints. Unscheduled

costs
assume the immediate termination of mining and provide

for rehabilitation of the area

in its current condition. The detailed
closure cost model calculates the cost of demolishing,

removing and rehabilitating each infrastructure

component which may
include (but is not limited to):
●
rehabilitation of the pump station and pipeline footprints;
●
generalized rehabilitation and vegetation management strategies;

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●
ensuring the reclaimed footprints are free draining;
●
vegetating the TSFs that will remain post closure;
●
radiation clearance for each rehabilitated footprint; and
●
post-closure maintenance and monitoring costs.
●
FWGR has provided for the quantum of the financial guarantees on an unscheduled estimate basis.
Table 30

presents the closure cost estimates of the June 2022 Digby Wells Annual Financial

Provision Assessment.
Table 30: Current Closure Cost Estimates for FWGR
Asset
Unscheduled Cost 2022
(ZAR M)
Scheduled Cost 2022
(ZAR M)
Driefontein 5 TSF 9.61 9.61
Driefontein 3 TSF 27.61 11.61
Kloof 1 TSF 14.71 11.87
Libanon TSF 21.03 14.84
Venterspost North TSF 23.59 12.33
Venterspost South TSF 6.87 4.82
DP2 14.36 14.36
DP3 11.54 11.54
Driefontein 4 TSF 19.87 20.38
Pipelines 3.35 3.35
Post Closure Aspects Driefontein 5 TSF 2.85 2.85
Post Closure Aspects Driefontein 3 TSF 9.17 3.62
Post Closure Aspects Kloof 1 TSF 24.45 3.70
Post Closure Aspects Libanon TSF 7.53 4.60
Post Closure Aspects Venterspost North TSF 41.16 3.84
Post Closure Aspects Venterspost South TSF 12.25 1.56
Post Closure Aspects DP2 2.42 2.42
Post Closure Aspects DP3 0.24 0.24
Post Closure Aspects Driefontein 4 TSF 14.34 6.35
Project Management 16.09 8.71
Contingency 26.82 14.51
Total 309.69 166.90
Source:

Digby Wells, 2022
Note: Apparent computational errors due to rounding
As mining of the TSFs progress, the liability for rehabilitation and closure will decrease from the current unscheduled cost of
ZAR309.69 M to a

final scheduled cost of

ZAR166.90 M. FWGR

will make appropriate application

to the DMRE for

adjustments
to the closure obligation to cater for this decreasing liability.

Guardrisk Insurance Company Limited (GICL) has issued financial guarantees in favor of the DMRE of ZAR169.0 M. An amount of ZAR444.1 M is also invested in Guardrisk Cell Captive

under the ring-fenced environmental rehabilitation insurance policy.
The

funds are

ring-fenced for

the sole

objective of

future rehabilitation

activities during

and

at

the end

of

the LoM.

The
financial guarantees and funds held with the

Guardrisk Cell Captive (30 June 2022)

is sufficient to cover the 2022

estimated
unscheduled liability of ZAR309.69 M as estimated for the operation.
Table 31

shows the closure liability for the RTSF calculated in the 2016 Digby Wells EIA and Environmental and Management
Program

Report

Under

Regulation

7

of

the

NEMA

Financial

Provision

Regulations

(2015)

which

states

that

the

financial
provision is, at any given time,

equal to the sum of the

actual costs of implementing the

plans for a period of at

least ten years
forthwith (this includes the annual

rehabilitation, final, decommissioning and closure

plans). Sound Mining has been informed
by FWGR that a ZAR169.0 M of the closure cost

estimate for the RTSF has been guaranteed by FWGR through Guardrisk and satisfies the IEA requirements. The 2022 closure cost estimate was normalized by inflating the 2016 estimate by 6%.

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Table 31: Closure Cost Estimates from Kloof EIA and Guaranteed through Guardrisk
Asset
Unscheduled Costs after
One Year 2016
(ZAR M)
Scheduled Costs 2016
(ZAR M)
Unscheduled Costs
30 June 2022
(ZAR M)
Scheduled Costs
30 June 2022
(ZAR M)
RTSF 77.17 172.31 116.04 259.09
Source:

Digby Wells, 2016
17.5. Concluding Comments
The FWGR IWUL of 9 March 2017 provides for this facility to be constructed on a synthetic liner. FWGR is pursuing an amendment of this condition following its latest design specification.
It is noted that the SAHRA issued a Final Statutory Comment supporting the requirements and conditions contained in the HIA Reports.
It is the opinion of the environmental specialist that the FWGR operations have been well planned and executed thus far. The legislative requirements have been identified and addressed and where

there are gaps, measures are being taken

to address them. The identified
risks are well understood by FWGR and at the time of this TRS are being addressed to avoid any significant impact to the operations. No fatal flaws were identified during this review.
An insurance policy

through Guardrisk of

ZAR169.0 M, combined

with the current balance

in the Guardrisk

Cell Captive of ZAR444.1

M (30
June 2022) is sufficient to cover the 2022 unscheduled liability of ZAR309.69

M as estimated for the operation.
Cognizance needs to be taken of the following:
●
a risk assessment should be

completed as per Government Gazette

No.: GNR 1147 the

NEMA Financial Provision Regulations (2015)
(as amended January 2020) to determine any residual or latent costs to be included;
●
FWGR has applied for amendments to the Driefontein EA, and is awaiting a response;
●
FWGR is in the process of amending and transferring its Driefontein IWUL to FWGR;
●
FWGR

is

in

the

process of

confirming

the

RTSF

design,

if

it

is

not approved

by

Department of

Water

Affairs

(DWA)

or

if

further
amendment to the FWGR’s IWUL or IEA are required it could impact the proposed timing of the operations;
●
numerous heritage sites and grave

sites have been identified across

the scope of the operations,

which require appropriate attention;
●
illegal mining

activities, and

nearby informal

settlements may

encroach on the

operations. In

terms of the

Extension of

Security of
Tenure Act,

1997 (Act

No. 62

of 1997)

(ESTA),

any illegal

land occupiers

may also

be entitled

to certain

tenure rights,

which could
prevent

landowners

and

government

from

evicting

them

unless

the

provisions

of

ESTA

have

been

met.

This

may

have

been
exacerbated during the Covid-19 restrictions as no evictions were allowed during this period;
●
dust resulting from the TSFs and the mining activities needs to be managed; and
●
the quality or quantity of water available to agricultural activities needs to be preserved.
These are being addressed according to the required timelines.

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18. CAPITAL AND OPERATING COSTS
Item 18 (i) and (ii)
The

capital

and

operating

cost

estimates used

to

examine

the

viability

of

the

estimated

Mineral

Reserve were

informed

by

current
operations

and

recent

feasibility

study

work

(i.e.,

2020

and

2021)

on

processing,

the

RTSF

and

associated

pumping

and

piping
infrastructure. The operating cost

estimates are supported by actual

on mine invoices received and

paid, while the capital estimates

have
been determined using unit rates (obtained from quotations or bench marked against recent installations)

and design quantities.
Although the previous feasibility study work

was in most instances to

a definitive level of accuracy, the

estimates are no longer current
and therefore deemed

to be at

a preliminary

feasibility level

of accuracy

(i.e., +/-25%). Where

necessary estimates

have been appropriately
inflated to June 2022 real terms and Sound Mining has included a 15% contingency on all costs to reflect the confidence expected for a
PFS level of study.
18.1. Capital Expenditure
The capital expenditure is estimated

in 30 June 2022 real terms and is summarized in
Table 32.
Table 32: Summary of Capital Expenditure
Description
June 2022
(ZAR M)
Property Purchases
Land (RTSF and Pipelines) 71
Total for Property Purchasing 71
DP2 Expansion
Equipment and Infrastructure 1,283
Total for DP2 Expansion 1,283
RTSF
RTSF Construction* 1,511
Total for RTSF 1,511
Pumping and Piping
RTSF 776
Driefontein 3 151
Kloof 1 444
Libanon 406
Venterspost South 462
Leeudoorn 525
Total for Pumping and Piping Capital Expenditure 2,765
Total Direct Capital Expenditure 5,630
Indirect Capital Expenditure
Rehabilitation Provision** -
Stay-in-Business (SiB) 254
Total Indirect Capital Expenditure 254
Contingency
Contingency (15%) 883
Total Capital Expenditure 6,767
Source:

Sound Mining,

2022; and FWGR, 2020
Note:

* RTSF Provision does not cater for a liner which

could amount to approximately ZAR1.5 Billion

** This rehabilitation requirement is currently exceeded

by the provisions in the associated trust fund

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An annual Stay-in-Business (SiB) provision

of ZAR8.7 M is considered

until 2030 after which it

is increased to ZAR16.0

M for the rest of the
LoM.

This

provision covers

maintenance and

the

replacement of

equipment across

the

operation. Sound

Mining

has

noted that

the
Guardrisk Cell Captive is in excess of the environmental liability and therefore no provision was included.
Graph 9

illustrates the resulting
annual capital expenditure requirement for the operation.
Graph 9: Capital Expenditure Forecast
Source:

Sound Mining, 2022
Early capital

will be

required to

access the

Leeudoorn TSF,

whereafter, DP2

will be

expanded (i.e.,

FY2025 and

FY2026). The

RTSF is
scheduled to be constructed over

four years (i.e., FY2027 to

FY2030) with the remaining

capital expenditure largely earmarked

for piping
and pumping infrastructure.
18.2. Operating Costs
The DP2 operating

cost estimate (
Table 33
) and forecast

(
Graph 10
) are based

on the actual

costs being incurred

by the current

operation.
Economies of scale were taken into consideration by applying a factor to the escalated budget as DP2 increases its throughput.
Table 33: Average DP2 Operating Cost over LoM
Description
Unit Costs
(ZAR/t)
Salaries and Wages 10.40
Contractors 8.89
Reagents 20.63
Other Engineering Stores 6.20
Electricity 15.56
Water 0.46
Machine Hire 1.51
Other 8.15
Other Corporate Costs 3.23
Contingency (15%) 10.20
DP2 Operating Costs 85.23
Source:

Sound Mining,

2022; and FWGR, 2022
A contingency of 15% was included for the assessment of economic viability.

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Graph 10: Operating Cost Forecast
Source:

Sound Mining, 2022
18.2.1. Concluding Comments
The impact of

a change in

the pumping

costs for longer

average distances between

the deposition

sites, current TSFs,

available
TSFs and DP2, is not fully captured in the operating cost estimates over the LoM.

There is a risk that the operating costs may
prove to be higher over time, but these are not expected to be material.

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19. ECONOMIC ASSESSMENT
Item 19 (i); (ii); (iii) and (iv)
A

Discounted

Cashflow

(DCF)

modelling

approach

was

adopted

to

assess

the

economic

viability

of

the

Mineral

Reserves

as

stated.
Considering the

stage of

development of

the operation

and the

uncertainties of

future global

economics,

as well

as exchange

rate,
interest rate and gold price uncertainties, a real DCF model is deemed more appropriate than a nominal DCF model. The DCF model was generated in June 2022 South African Rand (ZAR) real terms and is based on the revenue forecast, associated capital and operating cost forecasts, and on appropriate and reasonable economic assumptions

(
Table 34
).
Table 34: Inputs to the DCF Model
Description Quantum Unit
Key Dates
Money Terms 30 June 2022
Phase Description
Phase 2 Includes:
DP2 Expansion Mtpm 1.2
LoM
Phase 2 Years 20
Contingencies
Contingency % 15%
Gold Price
ZAR/USD ZAR/USD 15.60
USD/oz Gold USD/oz 1,823
ZAR/kg Gold ZAR/kg 914,294
Source:

Sound Mining,

2022; and FWGR, 2022
These assumptions

are based

on information

received from

FWGR and

from the

various consultants

who contributed

to the

Mineral
Resources, LoM

planning and

technical study

work that

underpin this

Mineral Reserve estimate.

The economic

assessment assumes

a
100% equity-based business and

ignores the effect of

working capital changes. The

QP is satisfied with

the quality of

this information,
including

the

revenue

and

cost

forecasts, and

considers

the

inputs

to

the

DCF

model

to

constitute an

overall

PFS

level

of

accuracy
(i.e., +/-25%).
19.1. Revenue Forecast
The revenue forecast is a

function of gold sales and

the pricing assumptions used

for the economic assessment.

The following processing
recoveries, which are supported by test work and current

plant performance data, were applied to the material from

the respective TSFs
to compute the amount of gold sold:
●
49.8% for Driefontein 5 TSF material;
●
56.6% for Driefontein 3 TSF material;
●
50.5% for Kloof 1 TSF material;
●
47.2% Libanon TSF material;
●
62.5% for Venterspost South TSF material; and
●
54.7% for Venterspost North TSF material.
Graph 11

shows the expansion of DP2 facilitates an increase in gold sales over time (refer to
Appendix 1)
.

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Graph 11: Gold Sales Forecast
Source:

Sound Mining, 2022
Processing throughput can

continue after 2042

when the available

TSFs are likely to

be incorporated into

the operation. At this

stage, the
economic assessment has

only considered the

depletion of the

TSFs that comprise

the current Mineral

Reserves. The gold

sold from these
TSFs equate to approximately 1.3Moz.
The real revenue forecast

relies on a gold

price of ZAR914,294 (i.e.,

USD1,823/oz at ZAR15.60/USD). Taxes

would be determined using
the gold mining tax formula with all unredeemed capital taken into account. The assets are part of the ongoing business of

FWGR, which
fall outside the ambit of the provision of the MPRDA that would place an obligation to pay royalties on the proceeds of the operations.
19.2. Cashflows
Graph 12

presents the post-tax cashflow for an

operation that excludes the benefits that

would eventually be derived from the Available
TSFs (refer to
Appendix 1)
.
Graph 12: Post-tax Discounted Cashflows
Source:

Sound Mining, 2022
The cumulative

post-tax cashflows

over the

LoM remain

positive. When

assuming a

discount rate

of 10%

the unleveraged

operation
reflects a Net Present Value (NPV) of ZAR2.32 Billion with. FWGR is an ongoing operation and thus the Internal Rate of Return (IRR) and a capital payback period are not applicable.

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19.3. Sensitivities
The achievability of the LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which
are beyond

the control

of the

company. Future

cashflows and profits

derived from

such forecasts

are inherently

uncertain and

actual
results may be significantly more or less favorable. The technical risks as identified by Sound Mining are provided in Item
12.1
. These and
other environmental risks can

impact the anticipated revenue and

cost forecasts and accordingly have

been assessed against upside

or
downside changes

of between

-20% and

+20%. The

consequential potential

impacts are

presented in
Table 35

and is

illustrated graphically
in
Graph 13.
Table 35: Sensitivity of Post-tax NPV
Variance
NPV
10
(ZAR Billion)
80% 90% 100% 110% 120%
Revenue (ZAR Billion) 0.12 1.23 2.32 3.36 4.41
Capital Expenditure (ZAR Billion) 3.11 2.71 2.32 1.92 1.53
Operating Costs (ZAR Billion) 3.81 3.06 2.32 1.57 0.83
Source:

Sound Mining, 2022
Graph 13

shows that changes to the revenue forecast will impact margins the most.
Graph 13: Sensitivity to Expected Revenue and Costs
Source:

Sound Mining, 2022
Table 36

shows the materiality of changes in the gold price.
Table 36: Sensitivity of Gold Price
Gold Price
ZAR/kg
700,000 800,000 900,000 1,000,000 1,100,000
NPV (ZAR Billion) (0.27) 0.96 2.15 3.30 4.45
Source:

Sound Mining, 2022
The

operation is

economically viable

above

a

gold price

of

ZAR721,264/kg. The

impact of

changes to

the

operating cost

forecast is
materially less, and any variance in capital expenditure being relatively insensitive.
A sensitivity on the discount rate is displayed in
Table 37.
Table 37: Sensitivity of the Discount Rate
Discount Rate 0% 5% 8% 10% 13%
NPV (ZAR Billion) 7.34 3.97 2.85 2.32 1.74

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Source:

Sound Mining, 2022
As a final sensitivity, the QP has

tested the impact of FWGR having to revert

to the use of a liner

for the RTSF as opposed to

the design
currently included in the LoM plan. The impact of this expenditure on the discounted post-tax cashflows is shown in
Graph 14.
Graph 14: Post-tax Discounted Cashflows (including liner)
Source:

Sound Mining, 2022
The NPV
10

still returns a positive number of ZAR1.58 Billion,

albeit the overall margins are reduced.
19.4. Concluding Comments
The QP is satisfied that the Mineral Reserves as stated are all economically viable.

20. ADJACENT PROPERTIES
Item 20 (i); (ii); (iii) and (iv)
A discussion of the characteristics of adjacent

properties is usually relevant for in situ

mineral deposits. The TSF assets are independent
from adjacent properties with no correlation in mineralization.

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21.
OTHER RELEVANT DATA

AND INFORMATION
Item 21
Information relevant to the Mineral Resource and Mineral Reserve statements will certainly include the prevailing legislative framework in South Africa.
21.1.
South African Minerals Policy and Legislative

Framework
The South African

Government has an

extensive legal framework

within which mining,

environmental and social

aspects are managed.
Inclusive within the

framework are international treaties

and protocols, and

national acts, regulations, standards,

and guidelines which
address

international,

national,

provincial

and

local

management

areas.

The

role

of

the

Government

and

the

relevant

regulatory
authorities can be summarised as follows:
●
the custodian of environmental and mining legislation as a Constitutional imperative;
●
a conduit between the public

and mining companies to ensure that mineral

rights holders satisfy the objectives of

transforming the
mining industry by, inter alia, increasing the number of black people in the industry to reflect the country’s population

demographics,
to empower and enable them to

meaningfully participate in and sustain the growth

of the economy; thereby ensuring transparency
to achieve accelerated and shared economic growth;
●
advocate of sustainable development, from a socio-economic and environmental management perspective; and
●
ultimate custodian of historical mining legacies, inclusive of abandoned mines.
The Government has significantly reformed its environmental legislation. The driving force behind this is the need to support the overall national

objective

of

sustainable

development.

Most

recently,

in

2015,

the

government

published

the

National

Environmental
Management Laws Amendment Bill for public comment and the Draft

Revised Financial Provision Regulations were published in General
Notice

No.:

R1228

of

10

November

2017

in

Government

Gazette

No.:

41236

in

respect

of

prospecting,

exploration

and

mining

or
production operations. The applicable laws are listed below:
●
The Constitution of South Africa (Act No. 108 of 1996);
●
Mines and Works Act, 1956 (Act No. 27 of 1956);
●
the Mine Health and Safety Act, 1996 (Act No. 29 of 1996);
●
the National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA);
●
National Water Act, 1998 (Act No. 36 of 1998) (NWA);
●
National Nuclear Regulator Act, 1999 (Act No. 47 of 1999) (NNRA);
●
National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004);
●
National Environmental Management: Air Quality Act, 2004 (Act No. 39 of 2004);
●
National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA);
●
the Competition Act, 1998 (Act No. 89 of 1998);
●
the Companies Act, 2008 (Act No. 71 of 2008);
●
Mineral and Petroleum Resources Development Act, 2002 (Act No. 28 of 2002) (MPRDA);
●
Mineral and Petroleum Resources Royalty Act, 2008 (Act No. 28 of 2008) (MPRRA);
●
Mining Titles Registration Act, 1967 (Act No. 16 of 1967);
●
Mining Titles Registration Amendment Act, 2003 (Act No. 24 of 2003);
●
Broad-Based Socio-Economic Charter (and associated amendments,

2010), also known as the Mining Charter;
●
National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA);
●
National Environmental Management: Protected Areas Act, 2003 (Act No. 57 of 2003)

(NEM:PAA);
●
National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004)

(NEM:BA);
● National Forests Act, 1998 (Act No. 30 of 1998) (NFA);

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●
Hazardous Substances Act, 1973 (Act No. 15 of 1973) (HSA);
●
Explosives Act, 1956 (Act No. 25 of 1956);
●
National Road Traffic Act, 1993 (Act No. 93 of 1996) (NRTA); and
●
New

Broad-Based

Black-Economic

Empowerment

Charter

for

the

South

African

Mining

Industry (also

known

as

the

New

Mining
Charter) published in September 2018.
21.2. South African Legislative Framework
South African

legislation applicable

to mining

related activities

and specifically

with regard

to environmental,

social and

community impact
issues are:
●
The Constitution of South Africa Act, 1996 (Act No. 108 of 1996);
●
Mineral and Petroleum Resources Development Act, 2008 (Act No. 28 of 2002) (MPRDA);
● National Environmental Management Act, 1998 (Act No. 107 of 1998) (NEMA);
● National Water Act, 1998 (Act No. 36 of 1998) (NWA);
● National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA);
● National Environmental Management: Air Quality Act, 2004 (Act No. 39 of 2004) (NEM:AQA);
●
Hazardous Substances Act, 1973 (Act No. 15 of 1973) (HSA);
●
National Heritage Resources Act, 1999 (Act No. 25 of 1999) (NHRA);
●
National Environmental Management: Protected Areas Act, 2003 (Act No. 57 of 2003)

(NEM:PAA);
●
National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of 2004); and
●
National Forests Act, 1998 (Act No. 30 of 1998) (NFA).
A brief description of the above Acts is summarised below:
The Constitution of South Africa

Act, 1996 (Act No. 108 of 1996):

Mines must comply with

South African constitutional and

common law
by conducting their operational and closure activities with due diligence and care for the rights of others.
Section 24(a) of

the Constitution states

that everyone has

the right to

(a) an

environment which is

not harmful to

their health or

well-
being; and (b) to have the environment protected, for the benefit of present and future generations, through reasonable legislative and other measures that:
●
prevent pollution and ecological degradation;
●
promote conservation; and
●
secure ecologically sustainable development and use of natural resources.
while promoting justifiable economic and social development.
Mineral and Petroleum Resources

Development Act, 2002 (Act No.

28 of 2002) (MPRDA):

The MPRDA provides a

holistic cradle-to-grave
approach to prospecting and mining by fully

considering economic, social and environmental costs to

achieve sustainable development
of South African Mineral Resources.

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National

Environmental

Management

Act,

1998

(Act

No.

107

of

1998)

(NEMA):

NEMA

was

promulgated

in

1998

to

replace

the
Environmental Conservation

Act, 1989 (Act

No. 73 of 1989)

(ECA) as the

overarching national environmental

legislative framework. NEMA
was promulgated

to give

effect to

the Environmental

Management Policy

(published in

2007), and

has been

subsequently amended,
including

the

National

Environmental Management

Amendment

Act

of

2003,

and

the

National

Environmental Management

Second
Amendment Act, 2004 (Act No. 8 of 2004).
The

requirements

for

financial

provisions

for

rehabilitation

and

closure

are

evolving.

Historically,

closure

and

rehabilitation

liability
calculations and financial provisions had to be determined and provided for in accordance with Regulations 53 and 54 under the MPRDA
(GN 527, April 2004), a guideline document for the evaluation of the quantum of closure-related financial provisions issued by the DMRE
in 2004/5, and a set of master rates updated from time to time by the DMRE based on inflation.
Financial provision regulations (GNR 1147) were

published on November 2015 (as amended

January 2020) to replace Regulations

53 and
54 under the MPRDA. The new regulations require the following:
●
annual rehabilitation, as reflected in an annual rehabilitation plan
;
●
final rehabilitation, decommissioning and closure of the prospecting, exploration, mining or production operations at the end of the
life of operations, as reflected in a final rehabilitation, decommissioning and mine closure plan
;

and
●
remediation of latent

or residual

environmental impacts

which may become

known in the

future, including

the pumping and

treatment
of polluted or extraneous water; as reflected in an environmental risk assessment report;

and
●
The applicant or holder

of a right or

permit must ensure that

the financial provision

is, at any given

time, equal to the

sum of the actual
costs

of

implementing the

plans and

report

contemplated in

regulation 6

and

regulation 11

(1)

for a

period

of

at

least 10

years
forthwith.
The NEMA Section 24P (as amended in April 2014) also applies. It requires:
●
financial provisions to be made in the prescribed manner before an environmental authorization is issued by the DMRE;
●
annual assessment of environmental liabilities; and
●
annual “increase” of available financial provisions to the satisfaction of the Minister of

Mineral Resources.
National Water

Act, 1998

(Act No.

36 of

1998) (NWA):

The NWA

stipulates that

a WUL

is required

for the

abstraction, storage,

use,
diversion, flow reduction and disposal of water and effluent in terms of Section 21 of the Act.
Use of water for

mining and related

activities is also regulated

through regulations that

were updated after

the promulgation of

the NWA
in 1999 -

GN 704. GN

704 addresses the

regulations on use

of water for

mining and related

activities aimed at the

protection of water
resources. Inclusive within

GNR 704 are

the control measures

for activities and

its regulation of

the sizing, control

and monitoring of

water
management measures.
National Environmental Management: Waste Act, 2008 (Act No. 59 of 2008) (NEM:WA):

Waste management activities listed in terms of
the NEM:WA (GN 921, 29 November 2013)

include: storage of waste; the

reuse, recycling and recovery

of waste; treatment of waste; and
disposal of waste at specified thresholds.

Historically, mine residues were managed in accordance with

the MPRDA and the NEMA. This
situation changed in

2014 with the

promulgation of the

National Environmental Management: Waste

Amendment Act of

2014 and its
inclusion of mine residue

as a Category

A (hazardous) waste, as well

as the addition of

mine residue stockpiles and

residue deposits to the
list of waste management activities requiring a WML.
In 2008 the Ministers of Mineral

Resources and Environmental Affairs concluded an agreement on the

“One Environmental System” for
the country with respect

to mining. Ministers adopted

an integrated mine environmental management system

and sought to align

the
MPRDA,

NEMA,

NEM:WA,

NEM:AQA

and

NWA.

In

short,

the

agreement

implied

that

environmental

issues

resulting

from

mining,
prospecting, production

and

related activities

will

be

regulated in

terms

of

the

NEMA, whilst

the

Minister of

Mineral

Resources will
become a competent authority in terms of NEMA.

Far West Gold Recoveries

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Document No: PR/SMI/1203/22
123
Following the acceptance of

the above-mentioned agreement various amendments

were made to environmental

legislation, inter alia,
the NEMA,

MPRDA and

NEM:WA. Significant to

these amendments were

the inclusion

of residue

stockpiles under

the NEM:WA

listed
activities as

well as

the publication of

regulations regarding

the planning and

management of

residue stockpiles and

residue deposits
from the prospecting, mining, exploration or production operation in GNR 632 of 2015 and GN 921 July 2015.
Transitional provisions specifically include the following:
●
any activity in terms of regulation 73 of the MPRDA relating to the management of residue stockpiles and residues deposits, that can be done in terms of a provision of GNR 632 of 2015, must be regarded as having been done in terms thereof;
●
management measures of residue stockpiles

and residue deposits approved

in terms of the

MPRDA, at the time

of the coming into
operation of GNR 632 of 2015, must be regarded as having been approved in terms thereof;
●
a holder of a right or permit in terms of the MPRDA must continue the management of the residue stockpiles and residue deposits in accordance with the approved management measures; and
●
a person who lawfully conducts a waste management activity listed in the NEM:WA Schedule on the date of the coming into effect of this Notice may continue with the waste management activity until such time that the Minister by notice in a Gazette calls upon such a person to apply for a WML.
National Environmental Management: Air Quality Act,

2004 (Act No. 39

of 2004) (NEM:AQA):

In terms of Section

21 of the NEM:AQA,
an Atmospheric

Emissions License

(AEL)

is required

for listed

processes that

may result

in atmospheric

emissions, which

may have

a
significant

detrimental

effect

on

the

environment,

health,

social

and

economic

conditions.

These

requirements

apply

to

smelters,
refineries and certain processing plants. NEM:AQA GN 283 April 2015 requires mines to register with the Department and submit results in line with the National Atmospheric

Emission Inventory System (NAEIS) requirements.

The National Dust Control Regulations

(GNR 827,
1

November 2013)

provides standards

for dust-fall

in

residential and

non-residential areas,

and the

requirements of

monitoring and
reporting to the air quality officer. Mining operations have the responsibility to comply with the standards.
Hazardous Substances Act,

1973 (Act

No. 15

of 1973)

(HSA):

The regulations relating

to Group IV

Hazardous Substances (GNR

247 of
26 February 1993) in

terms of the HSA apply

to the use and transportation

of radioactive nuclides used

in metallurgical processing plants.
National Heritage Resources Act, 1999 (Act No.

25 of 1999) (NHRA):

The NHRA requires that a heritage assessment be undertaken

for
developments listed in

the Act. The Act

prohibits the following: the

alteration, disturbance, damage or

demolishment of buildings and
structures

older

than

60

years;

archaeological

and

paleontological

artefacts;

cultural

significant

graves

and

burial

sites;

and

public
monuments, except for where a permit was issued by the relevant Provincial Heritage Resources

Authority.
National Environmental Management: Protected Areas Act, 2003 (Act No. 57 of 2003) (NEM:PAA):

The NEM:PAA regulates the system
of protected areas

in South Africa

and their management.

It distinguishes between

the following types

of protected areas:

national parks;
nature reserves; special nature reserves; and ‘protected

environments. Mining is prohibited in national parks, nature reserves and special
nature

reserves,

but

mining

in

‘protected

environments’

may

be

allowed

with

the

necessary

permission

from

the

Minister

of
Environmental Affairs as well as the Minister of Mineral Resources.
National Environmental Management: Biodiversity Act, 2004 (Act No. 10 of

2004) (NEM:BA):

Holders of a mining right need to comply
with

the

alien

and

invasive

species

regulations

(GNR

598

of

1

August

2014)

in

terms

of

NEM:BA

for

species

listed

in

GN

864,

of
29 July 2016, which deal with different categories of alien and invasive plant and animal species that are prohibited, must be combatted or eradicated, controlled, require a permit or are subject to certain exemptions and prohibitions.
National Forest

Act, 1998

(Act No.

84 of

1998) (NFA):

The NFA

prohibits the

cutting, disturbance,

damage or

destruction of

trees in
natural forests and trees included in the lists of protected tree species published in terms of the NFA, except where a license was issued by the Department of Agriculture Forestry and Fisheries (DAFF).

Far West Gold Recoveries

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Document No: PR/SMI/1203/22
124
22.
INTERPRETATIONS

AND CONCLUSIONS
Item 22
A

full

list

of

all

technical documents

used

in

the

compilation of

the

TRS

is

provided

in

Item
24
.

The

QP

has

interrogated all

of

this
information

in

the

process

of

generating

the

Mineral

Resource

and

Mineral

Reserve

estimates

and

remains

satisfied

with

the
technoeconomic merits of the LoM planning and of the integrity of the information and study work performed.
The QP’s are of the

opinion that the operations

of FWGR are reasonably robust

in the context of the

current methodologies and systems.
These operations are

ongoing with an

experienced management team,

skilled employees and

a mining contractor

whose track record
demonstrates the

required competence.

Apart from

the uncertainties

identified herein,

which risks

are manageable,

no factors

of an
operational

or

geo-metallurgical

nature

have

been

identified

that

could

significantly

impact

the

prospects

for

eventual

economic
extraction, or the validity of the Mineral Reserves as stated.
The QP is comfortable

with the gold price of

ZAR914,294.00/kg used for the

economic assessment.

This price was provided

by DRDGOLD
and is not inconsistent with the spot price as at 30 June 2022 of ZAR945,295/kg (i.e., USD1,806.89/oz

at ZAR16.27/USD).
Sound Mining

has reviewed

the EIA

and Environmental

Management Plan

(EMP) that

were provided.

The assets

held by

FWGR were
acquired from Sibanye Gold, a subsidiary of

Sibanye-Stillwater, in a transaction in which common law ownership was established over the
various tailings dams containing

the Mineral Resources and

Mineral Reserves. FWGR conducts its

activities inter alia in

accordance with
EAs and the provisions of the Mine Health and Safety regulations. A

Use and Access Agreement with Sibanye Gold articulates the various rights, permits

and licenses

held by

Sibanye Gold

in terms

of which

FWGR operates,

pending the

transfer to

FWGR of

those that

are
transferable.
The drilling,

sampling, analytical processes

and governance of

the exploration programs

are appropriate and

in-line with industry

best
practice. They

are considered to

be of

high confidence. The

density used to

determine quantities from

volumes has

been determined
from both in situ measured values and empirical data and is considered reliable. Sound Mining concludes that the estimations are based on a suitable database of reliable information.
Scrutiny of

the LoM

plan has

shown that

the recoveries

coincide with

the recoveries

achieved in

the metallurgical

test work

and the
quantities and grades

used are consistent with

those estimated in the

Mineral Resource estimation. A

review of the

processing at DP2
reveals that the plant

has performed in-line

with expectations and

with further modifications

will adequately handle

the planned increase
in

throughput to

1,200ktpm for

Phase

2.

The design

for

the expansion

is based

on

representative and

adequate metallurgical

data,
knowledge and insights. The mass balance for the plant is appropriate.
The tailings material arising

from DP2 will be

stored at the Driefontein

4 TSF and Leeudoorn

TSF before being rerouted

to a RTSF that

will
have excess

capacity from

both a

depositional rate

(3.0Mtpm) and

final capacity

perspective (800Mt). Sound

Mining has

reviewed the
design for the RTSF

prepared by FWGR’s

specialists and has concluded

that the detailed design

report provides a

solid basis for the

future
development of a safe RTSF.
The capital provision for

all of the necessary

infrastructure requirements have

been reviewed and are

considered appropriate. The capital
expenditure estimates for the expansion

of DP2 and the RTSF were

undertaken independently and are currently

presented at a PFS level
of accuracy. The operational expenditure

has been estimated from actual

data at the current operations.

These estimates are considered
appropriate and in-line with industry standards.
The QP while cognizant of

the risks identified in Item
12.1
, remains satisfied that Mineral

Resources and Mineral Reserves of FWGR are
not likely to change materially as a consequence of these uncertainties.

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
125
23. RECOMMENDATIONS
Item 23
The QPs recommend that FWGR continues to proactively seek the necessary regulatory approvals for the RTSF timeously to ensure that forecast production can continue uninterrupted.

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
126
24. REFERENCES
Item 24
The sources of data and information used in preparation of this TRS are presented in
Table 38.
Table 38: TRS Data and Information Sources
Source Date File Type Title
Engineering
Beric Robinson Tailings
(Proprietary) Limited
September
2020
pdf FW Regional Tailings Dam Model - Detail Design Report (BRT-10-2020)
DRA SA (Proprietary) Limited May 2011 pdf
DRDGOLD - Far West Gold Recoveries Phase 2 Expansion Project Feasibility
Study - Major Pipeline Routes
DRA SA (Proprietary) Limited May 2011 pdf FWGR Phase 2 Process Flow Diagrams IZADBR4544
DRA SA (Proprietary) Limited August 2020 pdf RTSF Hazard and Operational Study 2 Report
DRA SA (Proprietary) Limited August 2020 pdf
Far West Gold Recoveries RTF FS RTSF Complex Infrastructure Fencing

2.1m
High Shotcrete Perimeter Wall Layout & Details
DRA SA (Proprietary) Limited
September
2020
pdf Far West Gold Recoveries Regional Tailings Facility - Basis of Estimate
DRA SA (Proprietary) Limited
September
2020
pdf Far West Gold Recoveries Regional Tailings Facility Basis of Estimate
DRA SA (Proprietary) Limited June 2020 pdf Plant layout DRD FWGR Phase 2 Expansion Project (CPP)
DRA SA (Proprietary) Limited June 2020 pdf
DRD FWGR Phase 2 Expansion Project Feasibility Study

Process Design Criteria
(CPP)
DRA SA (Proprietary) Limited June 2020 pdf
DRD FWGR Phase 2 Expansion Project Feasibility Study

Mechanical Equipment
List (CPP)
DRA SA (Proprietary) Limited November 2020 pdf
DRD FWGR Phase 2 Expansion Project Feasibility Study

Executive Summary
DRA SA (Proprietary) Limited November 2020 pdf
DRD FWGR Phase 2 Expansion Project Feasibility Study

Opex (CPP)
DRA SA (Proprietary) Limited November 2020 xlsx
Phase 2 Expansion Project Feasibility Study Capital Cost

Estimate (CPP and
Piping Rev 6)
DRA SA (Proprietary) Limited October 2020 xlsx
Far West Gold Recoveries Regional Tailings Facility Capital Cost Estimate:
Scenario 2
DRA SA (Proprietary) Limited October 2020 xlsx
DRDGOLD - Far West Gold Recoveries Phase 2 Expansion Project Feasibility
Study OPEX
DRA SA (Proprietary) Limited August 2022 pdf 00301-Blockplan with Google Overlay
DRA SA (Proprietary) Limited 2022 pdf 00301-Blockplan
DRA SA (Proprietary) Limited 2022 xlsx DP2 - expansion capital spend
DRA SA (Proprietary) Limited March 2022 pdf
Far West Gold Recoveries DP2 Expansion Project
Feasibility Study Basis of Estimate
DRA SA (Proprietary) Limited 2022 pdf FZADBR6245-PROC-PDC-005-Rev B_PDC
DRA SA (Proprietary) Limited 2022 xlsx FZADBR6245-PROC-PDC-005-Rev B_PDC
DRA SA (Proprietary) Limited May 2022 pdf
Far West Gold Recoveries Dp2 Expansion Project
Feasibility Study Process Flow Diagram
DRDGOLD Limited August 2020 docx
Manual for the Management of the Disposal of

Tailings on the Far West Gold
Recoveries Regional Tailings Facility
DRDGOLD Limited August 2020 pdf Electrical Point of Delivery Meeting minutes
Geo Tail SA (Proprietary) Limited June 2022 pdf Leeudoorn TSF Cyclone Conversion Design
Geo Pollution Technologies -
Gauteng (Proprietary) Limited
August 2021 pdf
Kloof Gold Mine Leeudoorn Return Water Dam Strategy

Highlands Hydrology
(Proprietary) Limited and Water
Hunters
August 2020 pdf
Hydrological Assessment for the Proposed Regional

Tailings Facility, Far West
Gold Recoveries Version 1
Knight Piesold (South Africa)
(Proprietary) Limited
August 2021 pdf
Geotechnical Investigation for Leeudoorn Active

TSF
Mintek and DRDGOLD Limited
September
2020
xlsx
Predicted yields from the various dams based

on test work results at September
2020
Water Hunters January 2020 xlsx WRTRP Output Analysis v 0.5e2 Base Case
Water Hunters August 2020 pdf
Far West Gold Recoveries - Regional Tailings Facility - Updated Ground Water
Model Report
Environmental/Legal
Department of Minerals
Resources and Energy
May 2018 pdf WRTRP Driefontein Environmental Authorization GP30/5/1/2/3/2/1(51)EM

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
127
Department of Minerals
Resources and Energy
May 2018 pdf
WRTRP Kloof Integrated Environmental Authorization

GP30/5/1/2/3/2/1 (66)EM
Department of Water and
Sanitation
March 2017 pdf WRTRP Integrated Water Use License. License No.: 10/C22B/ACFGI/4976
Department of Water and
Sanitation
March 2017 pdf Driefontein Water Use License. License No.: 10/C23E/ACEFGIJ/4527
Digby Wells Environmental
(South Africa) (Proprietary)
Limited
July 2022 pdf
Far West Gold Recoveries Closure Cost Assessment 2022. Financial Provision
Assessment Report
Digby Wells Environmental
(South Africa) (Proprietary)
Limited
March 2016 pdf
Environmental Impact Assessment and Environmental

Management
Programme for the Amendment of the existing EMP

and Inclusion of Listed
Activities Associated with Operations at Driefontein

Mining Right Area, Sibanye
Gold Limited
Digby Wells Environmental
(South Africa) (Proprietary)
Limited
March 2016 pdf
Environmental Impact Assessment and Environmental

Management
Programme for the Amendment of the existing EMP

and Inclusion of Listed
Activities Associated with Operations at Kloof

Mining Right Area, Sibanye Gold
Limited
Digby Wells Environmental
(South Africa) (Proprietary)
Limited
May 2020 pdf Far West Gold Recoveries Closure Costs Assessment 2020 (ERG6453)
Digby Wells Environmental
(South Africa) (Proprietary)
Limited
September
2020
pdf Driefontein Environmental Authorization Audit
Digby Wells Environmental
(South Africa) (Proprietary)
Limited
July 2022 pdf
Far West Gold Recoveries Closure Cost Assessment 2022
Financial Provision Assessment Report
Kongiwe Environmental
(Proprietary) Limited
October 2019 docx
The reclamation and reprocessing of the Soweto Cluster

dumps in the City of
Johannesburg, Gauteng. Draft Environmental

Impact Assessment Information
Malan Scholes Inc November 2017 pdf
Due Diligence Report for DRDGOLD Limited in respect

of the West Rand
Tailings Retreatment Project
National Nuclear Regulator July 2019 pdf
Certificate of Registration in terms of the National

Nuclear Regulator Act, 1999
(Act No. 4T of 1999)
Sibanye-Stillwater Limited December 2019 xlsx
19128093_SS_RUSO CC 2019_20191118_FINAL_09_03_20

(Consolidated)
Sibanye-Stillwater Limited December 2019 xlsx 19128093_SS_RUSO CC 2019_20191118_FINAL_V1
Werksmans Attorneys November 2017 pdf
Exchange agreement between Sibanye Gold Limited

and K2017449061 (WRTRP
to be renamed) and including DRDGOLD
Schedule and Economics
DRDGOLD Limited 2022 xlsx
SK1300 - DP2 Expansion LOM plan_13Jul22_Option 3_REAL_Blended_50_MT
Edited_Rev3
DRDGOLD Limited July 2022 pdf
DRDGOLD Group Information Sharing Document

– Financial Reporting
DRDGOLD Limited 2022 pdf Annual Integrated Report
DRDGOLD Limited 2022 xlsx Production information_Jun22
Financial Times 2022 https https://www.ft.com/content/be9c5a5e-1280-4281-8b28-04717d2c7e66
GoldHub 2022 https
World Gold Council, Gold supply and demand statistics -
https://www.gold.org/goldhub/data/gold-supply-and-demand-statistics
GoldHub 2022 https
https://www.gold.org/goldhub/research/gold-demand-trends/gold-demand-
trends-q2-2022
GoldHub 2022 https https://www.gold.org/goldhub/data/historical-mine-production
GoldHub 2022 https
Gold Supply and demand statistics 30 July
2022https://www.gold.org/goldhub/data/gold-supply-and-demand-statistics
Sibanye-Stillwater Limited 2019 pdf
Mineral Resources and Mineral Reserves

Report
Sound Mining December 2017 pdf
Competent Persons' Report on the West Rand Tailings Retreatment Project for
DRDGOLD Limited
Sound Mining December 2020 pdf
PR SMI 0921 20 DFS Report for FWGR - Phase 2 Expansion

Project
USGS 2017 https
https://s3-us-west-2.amazonaws.com/prd-
wret/assets/palladium/production/mineral-pubs/gold/mcs-2017-gold.pdf
USGS 2018 https
https://s3-us-west-2.amazonaws.com/prd-
wret/assets/palladium/production/mineral-pubs/gold/mcs-2018-gold.pdf
USGS 2019 https
https://prd-wret.s3-us-west-
2.amazonaws.com/assets/palladium/production/s3fs-public/atoms/files/mcs-
2019-gold.pdf
USGS 2020 https https://pubs.usgs.gov/periodicals/mcs2020/mcs2020-gold.pdf
World Gold Council 2022 https
Gold Demand Trends Q2 2022 - https://www.gold.org/goldhub/research/gold-
demand-trends/gold-demand-trends-q2-2022/supply

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
128
Geology
Frimmel et al 2005 pdf
The Formation and Preservation of the Witwatersrand

Goldfields, the World’s
Largest Gold Province
Geographicx Surveys CC July 2022 dwg Driefontein 5 02072022 Merge R1
Geographicx Surveys CC July 2022 pdf Quantity Report of Driefontein 5 02072022 R1
Geoplan Materials Engineering
(Proprietary) Limited
November 2020 xlsx DRDGOLD Density Data
McCarthy and Rubidge 2005 Book The Story of Earth and Life
Minxcon (Proprietary) Limited June 2009 pdf
Technical Report on the Surface Mineral Resource Estimation, Scheduling

and
Financial Valuation of the West Wits HTO Project, Gold Fields (Pty) Ltd.

South
Africa
Minxcon (Proprietary) Limited February 2013 pdf A Technical Report on The Gold1 TSFs in the Gauteng Province, South Africa
Minxcon (Proprietary) Limited 2013 dm d4_e_krig_all1
Minxcon (Proprietary) Limited 2013 dm d4_w_krig_all1
Minxcon (Proprietary) Limited 2009 dm drth_krig_allfinal2b
Minxcon (Proprietary) Limited 2009 dm DTOPO_pt/tr
Minxcon (Proprietary) Limited 2009 dm dr5_krig_all fin
Minxcon (Proprietary) Limited 2009 dm dtopo_pt/tr
Minxcon (Proprietary) Limited 2009 dm kl1_krig_all_final3c
Minxcon (Proprietary) Limited 2009 dm DTOPO_pt/tr
Minxcon (Proprietary) Limited 2009 dm lib_krig_all1_2010c
Minxcon (Proprietary) Limited 2009 dm dtopo_pt/tr
Minxcon (Proprietary) Limited 2009 dm vn_krig_all1_fin2d
Minxcon (Proprietary) Limited 2009 dm vn_fin_pt/tr
Minxcon (Proprietary) Limited 2009 dm vs_krig_all1_final2c
Minxcon (Proprietary) Limited 2009 dm vs_fin_pt/tr
The RVN Group (Proprietary)
Limited
July 2020 pdf Density Measurements and Supervision DRDGOLD
The glossary of terms, units and abbreviations used in this TRS are presented in
Table 39.
Table 39: Glossary and Abbreviations
Term Explanation
Archaean Geological eon from 2,500Ma - 4,000Ma
Assay
The chemical analysis of ore samples to determine their

metal content
Auriferous Containing, or producing, gold
Basin A geological basin is a large low-lying area, often below sea level
Clastic
A rock or sediment composed principally of transported

broken fragments derived from pre-existing rocks or
minerals
Conformable
A sequence of beds is said to be conformable when they represent an unbroken period of deposition
Conglomerate
A coarse-grained clastic sedimentary rock composed

of rounded to subangular fragments set in a fine-grained
matrix
Craton
An old and stable section of the continental lithosphere which has survived cycles of merging and

rifting
continents. Cratons are today generally found in the interior of tectonic plates
Cut-off grade
The lowest grade of mineralized rock that determines as to

whether or not it is economic to recover its gold
content by further concentration
Density
Measure of the relative “heaviness” of objects with a constant volume, density = mass/volume
Deposit
Any sort of earth material that has accumulated through the

action of wind, water, ice or other agents
De-survey
Mathematical reconstruction in 3D space of a borehole

trace using azimuth and dip survey data
Detrital Formed from eroded loose rock and mineral material
Dilution
Waste or material below the cut-off grade that contaminates the ore during the course of mining operations

and
thereby reduces the average grade mined
Definitive Feasibility
Study (DFS)
A definitive engineering estimate of all costs, revenues,

equipment requirements and production at a -5% to +10%
level of accuracy. The study is used to define the

economic viability of a project and to support the search

for
project financing
Distal
Relating to or denoting the outer part of an area affected

by geological activity
Dolomite
Carbonate mineral, CaMg(CO
3
)
2
. The word dolomite is also used to describe the sedimentary carbonate rock,
which is composed predominantly of the

mineral dolomite

Far West Gold Recoveries

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Document No: PR/SMI/1203/22
129
Term Explanation
Doré
An unrefined, therefore impure, alloy of gold with variable

quantities of silver and smaller quantities of base
metals, which is produced at a mine before passing on to a refinery for upgrading to London Good Delivery
standard, which usually consists of 85% gold on

average
Drillhole
Exploration hole drilled for the purposes of exploring

for and evaluating sub-surface geology, in this instance

the
presence and distribution of gold
Dyke
A tabular vertical or near-vertical body of igneous

rock formed by magmatic injection into planar

zones of
weakness such as faults or fractures that is discordant to the bedding or foliation of the country rock
Estimation The quantitative judgement of a variable
Exploration
Prospecting, sampling, mapping, drilling and other work

involved in the search for mineralization
Facies
The sum total of sedimentary features that characterize a

sediment as having been deposited in a given
environment; an assemblage of metamorphic rocks

which are considered to have formed under similar

conditions
of temperature and pressure
Fault
A fracture in earth materials, along which the opposite

sides have been displaced parallel to then plane

of the
movement
Fire Assay
The assaying of metallic ores by methods requiring

the use of furnace heat
Fluvial Produced by the action of a stream or river
Footwall The underlying side of a stope or ore body
Goldfield
An auriferous deposit defined in a geographically

distinct sub-basin
Granite An intrusive felsic rock which is granular in texture
Hydrothermal
The circulation of hot water. Hydrothermal circulation occurs most often in the vicinity of sources of heat within
the Earth's crust. In general, this occurs near volcanic activity
Indicated Mineral
Resource
Is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of adequate
geological evidence and sampling. The level of geological

certainty associated with an indicated

Mineral Resource
is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning

and
evaluation of the economic viability of the deposit.

Because an indicated Mineral Resource has

a lower level of
confidence than the level of confidence of a measured

mineral resource, an indicated Mineral Resource

may only
be converted to a probable Mineral Reserve.
Inferred Mineral
Resource
Is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited
geological evidence and sampling. The level of geological

uncertainty associated with an inferred Mineral

Resource
is too high to apply relevant technical and economic factors likely to influence the prospects of economic
extraction in a manner useful for evaluation of economic

viability. Because an inferred Mineral Resource has

the
lowest level of geological confidence of all Mineral

Resources, which prevents the application of the

modifying
factors in a manner useful for evaluation of economic

viability, an inferred Mineral Resource may

not be
considered when assessing the economic viability

of a mining project, and may not be converted to a

Mineral
Reserve.
Karoo
A large semi-desert natural region of South Africa which lends its name to the geological Karoo Supergroup which
is often used as an age description for the eon from

145Ma - 360Ma
Kriging
An interpolation method that minimizes the estimation

error in the determination of a mineral resource.

Kriging is
a method of interpolation for which the interpolated

values are modelled by a Gaussian process governed

by prior
covariances
License, Permit, Lease or
other similar entitlement
Any form of license, permit, lease or other entitlement

granted by the relevant Government department

in
accordance with its mining legislation that confers

on the holder certain rights to explore for and/or extract
minerals that might be contained in the land, or ownership

title that may prove ownership of the

minerals
Life-of-Mine (LoM)
Number of years in the current mine plan that an operation

will extract and treat ore
Measured Mineral
Resource
is that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of conclusive
geological evidence and sampling. The level of geological

certainty associated with a measured Mineral

Resource is
sufficient to allow a qualified person to apply modifying

factors, in sufficient detail to support detailed

mine
planning and final evaluation of the economic viability

of the deposit. Because a measured Mineral Resource

has a
higher level of confidence than the level of confidence

of either an indicated Mineral Resource or an inferred
Mineral Resource, a measured Mineral Resource

may be converted to a proven Mineral Reserve

or to a probable
Mineral Reserve.
Mineable
That portion of a mineral resource for which extraction

is technically and economically feasible
Mineral Asset(s)
Any right to explore and/or mine which has been granted

(“property”), or entity holding such property

or the
securities of such an entity, including but not limited to all corporeal and incorporeal property, mineral rights,
mining titles, mining leases, intellectual property, personal property (including plant equipment and
infrastructure), mining and exploration tenures and

titles or any other right held or acquired in connection

with
the finding and removing of minerals and petroleum

located in, on or near the Earth’s crust. Mineral Assets

can be
classified as Dormant Properties, Exploration Properties,

Development Properties, Mining Properties or Defunct
Properties
Mineral Reserve
Is an estimate of tonnage and grade or quality of indicated

and measured Mineral Resources that, in the opinion

of
the QP, can be the basis of an economically viable project.

More specifically, the economically mineable part

of a
measured or indicated Mineral Resource, which includes

diluting materials and allowances for losses that

may
occur when the material is mined or extracted.

The determination that part of a measured or indicated

Mineral
Resource is economically mineable must be based on a

preliminary feasibility or feasibility study conducted

by a

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Term Explanation
QP applying the modifying factors to indicated

or measured Mineral Resources. The study

must demonstrate that,
at the time of the reporting, extraction of the Mineral Reserve is economically viable under reasonable investment
and market assumptions. The study must establish a life of

mine plan that is technically achievable and
economically viable, which will be the basis of determining

the Mineral Reserve. And the term “economically
viable” means that the QP has determined, using

a discounted cashflow analysis, or has otherwise

analytically
determined that the extraction of the mineral reserve

is economically viable under reasonable investment

and
market assumptions.
Mineral Resource
Is a concentration or occurrence of material of economic

interest in or on the Earth's crust in such form, grade or
quality, and quantity that there are reasonable prospects

for economic extraction. A Mineral Resource

is a
reasonable estimate of mineralization, taking into account

relevant factors such as cut-off grade, likely mining
dimensions, location or continuity, that, with the

assumed and justifiable technical and economic

conditions, is
likely to, in whole or in part, become economically extractable.

It is not merely an inventory of all mineralization
drilled or sampled.
Modifying Factors
Are the factors that a qualified person must apply to indicated

and measured Mineral Resources and then

evaluate
in order to establish the economic viability of Mineral

Reserves. A qualified person must apply and

evaluate
modifying factors to convert measured and indicated

Mineral Resources to proven and probable Mineral Reserves.
These factors include, but are not restricted to:

Mining; processing; metallurgical; infrastructure;

economic;
marketing; legal; environmental compliance; plans, negotiations,

or agreements with local individuals or groups;
and governmental factors. The number, type and

specific characteristics of the modifying

factors applied will
necessarily be a function of and depend upon the

mineral, mine, property, or project.
Reef
A precious metal bearing stratiform tabular ore

body
Run-of-Mine (RoM)
Means the mineralized, raw unprocessed or uncrushed

material obtained after blasting or excavating
Shale
A fine-grained detrital sedimentary rock formed

from clay, mud or silt
Strike
Refers to the orientation of a geologic feature

which is a line representing the intersection of that feature with a
horizontal plane. This is represented as a compass

bearing of the strike line
Syncline
A fold with strata sloping upward on both sides from a common valley/base
Tailings Material remaining after ore has been processed
Unconformity
A surface between successive strata representing

a missing interval in the geologic

record of time and produced
either by an interruption in deposition or by the erosion

of lithology followed by renewed deposition
Uraninite A black, brown or grey uranium ore mineral, UO
2
Variogram
A measure of the average variance between sample locations

as a function of sample separation
Wireframe
A 3D surface constructed from vertices with connecting

straight lines or curves
Term Description
% percentage
% Au percentage gold
% mass percentage mass
~ approximate
‘ minutes
‘000m
3
thousand cubic metres
“ seconds
° Degree
°C Degrees Celsius
µm micrometer
3D three dimensional
AEL Atmospheric Emissions License
ALS ALS Chemex South Africa (Proprietary) Limited
AMIS African Mineral Standards
ANC African National Congress
Au Gold
Au(CN)
2
gold cyanide complex
bar metric unit of pressure
Beric Robinson Tailings Beric Robinson Tailings (Proprietary) Limited
BPS Booster Pump Stations
CaSO
4
Calcium sulfite (gypsum)
CC coarse coarse
CF coarse fine
CIL Carbon-in-Leach
CIP Carbon-in-Pulp

Far West Gold Recoveries

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CLR Carbon Leader Reef
cm centimeter
CoP Code of Practice
COP Cooke Optimization Project
CoR Certificate of Registration
Covid-19 Coronavirus Disease 2019
CPP Central Processing Plant
CRM Certified Reference Material
CTSF Central Tailings Storage Facility
CUP Cooke Uranium Project
CWF Central Water Facility
DAFF Department of Agriculture Forestry and Fisheries
DCF Discounted Cashflow
DFS Definitive Feasibility Study
Digby Wells
Digby Wells Environmental (South Africa) (Proprietary)

Limited
DMRE
Department of Mineral Resources and Energy (Department

of Mineral Resources prior to 2019)
DP2 Driefontein Plant 2
DP3 Driefontein Plant 3
DRA DRA SA (Proprietary) Limited
DRDGOLD DRDGOLD Limited
DWA Department of Water Affairs
DWS Department of Water and Sanitation
E east
EA Environmental Authorization under NEMA
ECA Environmental Conservation Act
ECSA Engineering Council of South Africa
EIA Environmental Impact Assessment
EMP Environmental Management Plan
EMPr Environmental Management Program Report
EPCM
Engineering, Procurement and Construction

Management
Ergo Ergo Mining (Proprietary) Limited
Eskom Electricity Supply Commission
ESTA Extension of Security of Tenure Act
Ezulwini Ezulwini Mining Company (Proprietary) Limited
FC fine coarse
FEED Front End Engineering Design
FF fine fine
FSAIMM
Fellow of the Southern African Institute of Mining and

Metallurgy
FW Footwall
FWGR Far West Gold Recoveries (Proprietary) Limited
FY Financial Year
g gram
g/cm
3
grams per cubic centimeter
g/t grams per tonne
g/t Au grams per tonne gold
Ga Giga annum (a period of 1 billion years)
GDP Gross Domestic Product
GICL Guardrisk Insurance Company Limited
GISTM Global Industry Standard on Tailings Management
GISTM Global Industry Standard for Tailings Management
GN Government Notice
GNR Government Notice Regulation
Gold Fields Gold Fields Limited
Gold One Gold One International Limited
GPS Global Positioning System
GSSA Geological Society of South Africa

Far West Gold Recoveries

(Proprietary) Limited
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GTSA Geo Tail SA (Proprietary) Limited
H
2
SO
4
sulfuric acid
ha Hectare
Harmony Harmony Gold Mining Company Limited
HDPE high-density polyethylene pipe
HIA Heritage Impact Assessment
HIV/AIDS
Human Immunodeficiency Viruses/Acquired Immunodeficiency

Syndrome
HNO
3
nitric acid
hr Hour
HSA Hazardous Substances Act
HWSW Heel Wall Scavenger Wells
I&APs Interested & Affected Parties
ICMM International Council for Mining and Minerals
ICOLD International Council for Large Dams
IEA Integrated Environmental Authorization
IEC International Electrotechnical Commission
iLanda iLanda Water Services CC
IRR Internal Rate of Return
ISO International Organization for Standardization
IWUL Integrated Water Use License
JSE Johannesburg Stock Exchange Limited
JV Joint Venture
kg kilogram
kHz kilohertz
km kilometre
koz kilo ounce
ktpm kilotonne per month
kV kilovolt
kVA kilovolt-ampere
LIDAR light detection and ranging
LoM Life-of-Mine
m metres
M million
m/yr metres per year
m
2
square meter
m³ cubic meter
m³/a cubic meter per annum
m³/d cubic metres per day
m³/hr cubic meter per hour
Ma Mega annum (a period of 1 million years)
mamsl metres above mean sea level
MCNCF Maximum Cumulative Negative Cashflow
MDP Multiple Deposition Point
MHSA Mine Health and Safety Act
Minxcon Minxcon (Proprietary) Limited
mm millimeters
Mm
3
Million cubic meters
Mm
3
/a Million cubic meters per annum
Moz Millions of ounces
MPRDA Mineral and Petroleum Resources Development Act
MPRRA Mineral and Petroleum Resources Royalty Act
MR Mining Right
Mt Million tonnes
Mtpm Million tonnes per month
MVA Mega Volt Ampere
N north

Far West Gold Recoveries

(Proprietary) Limited
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NAEIS
National Atmospheric Emission Inventory

System
NEM:AQA
National Environmental Management

Air Quality Act
NEM:BA
National Environmental Management

Biodiversity Act
NEM:PAA
National Environmental Management: Protected

Areas Act
NEM:WA
National Environmental Management

Waste
NEMA
National Environmental Management

Act
NFA National Forests Act
NGL Nominal Ground Level
NHRA National Heritage Resources Act
NMD Nominal Maximum Demand
NNR National Nuclear Regulator
NNRA National Nuclear Regulator Act
NPV Net Present Value
NPV
10.17
Net Present Value at 10.17%
NRTA National Road Traffic Act
NWA National Water Act
NYSE New York Stock Exchange
oz troy ounce (conversion to troy ounces is 31.10348)
oz Au gold ounces
PAR Population at Risk
PFS Preliminary Feasibility Study
pH
scale used to specify the acidity or basicity of an aqueous

solution
PLL Potential Loss of Life
PMP Probable Maximum Precipitation
PoD Point of Delivery
PSD particle size distribution
QA/QC Quality Assurance and Quality Control
QP Qualified Person
Rand Uranium Rand Uranium Limited
RoM Run-of-Mine
RTSF Regional Tailings Storage Facility
RWD return water dams
S south
S
2
sulfur
SABS South African Bureau of Standards
SACNASP South African Council for Natural Scientific Professions
SADPMR The South African Diamond and Precious Metals Regulator
SAHRA South African Heritage Resources Agency
SAIMM Southern African Institute of Mining and Metallurgy
SANAS South African National Accreditation System
SDP Single Deposition Point
SEC Securities Exchange Commission
Set Point Set Point Laboratories
SG Specific Gravity
SGS SGS South Africa (Proprietary) Limited
SI Système Internationale
SIA Social Impact Assessment
SiB Stay-in-Business
Sibanye Gold Sibanye Gold Limited
Sibanye-Stillwater Sibanye-Stillwater Limited
S-K 1300
Subpart 1300 of Regulation S-K under the U.S.

Securities Exchange Act of 1934
SLP Social and Labor Plan
SLR SLR Consulting (Africa) (Proprietary) Limited
Sound Mining
Sound Mining International SA (Proprietary)

Limited
SPCU Self-Propelled Cyclone Units
SPLUMA Spatial Planning and Land Use Management Act,

Far West Gold Recoveries

(Proprietary) Limited
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SPV Special Purpose Vehicle
SRK SRK Consulting (Proprietary) Limited
SVOL1 first search volume
SVOL2 second search volume
SWD storm water dam
t metric tonne
t/m
3
tonnes per cubic meter
TDS total dissolved solids
the Trust DRDSA Empowerment Trust
ToR Terms of Reference
tpa tonnes per annum
tph tonnes per hour
tpm tonnes per month
TRS Technical Report Summary
TSF Tailings Storage Facility
TWSW Toe Wall Scavenger Wells
U uranium
U/O Underflow/Overflow
U
3
O
8
triuranium octoxide
USD United States Dollars
USD/oz United States Dollars per ounce
V1 Version 1
V2 Version 2
VCR Ventersdorp Contact Reef
W west
Witwatersrand Basin Witwatersrand Supergroup
WML Waste Management License
WRTRP
West Rand Tailings Retreatment Project (Proprietary)

Limited
WUL Water Use License
WWP West Wits Project
WWTTP West Wits Tailings Treatment Project
ZAR South African Rands
ZAR Billion Billion South African Rands
ZAR M Million South African Rands
ZAR M/yr Millions of South African Rands per year
ZAR/kg South African Rands per kilogram
ZAR/t South African Rands per tonne
ZAR/USD
South African Rands and United States Dollars

exchange rate

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
135
25. RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT
Item 25
The information and conclusions

within this TRS are based on

information made available to the

QPs by DRDGOLD and FWGR

at the time
of the

preparation of

this TRS

as noted

in this

item. The

QPs have

relied on

this information

with respect

to legal

matters (Item
3
),
Environmental Studies, Permitting, or Agreements with locals or Individuals or Groups (Item
17
) and the economic Assessment (Item
19
).
The QPs have not

independently conducted any title or

litigation searches but have relied

upon FWGR for information on

the property
title, agreements and other pertinent conditions (throughout Item
3)
.

The QPs have reviewed this information at face value and are satisfied that it is both reasonable and appropriate. The QPs

believe that it
is reasonable to rely

on the information provided by

FWGR as identified in

this item because they

are intimately more familiar with

the
operations and ongoing

progress of FWGR

since inception,

and as a consequence

this provides the

QPs with an enhanced

level of comfort
with respect to the management,

processes, procedures and quality of planning at FWGR.

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
136
26. QUALIFIED PERSONS DISCLOSURE CONSENT
Item 26
We, the

signees, in

our capacity

as Qualified

Persons in

connection with

the Technical

Report Summary

of Far

West

Gold Recoveries
Proprietary Limited dated 28

October 2022 (The Technical Report

Summary) as required by

Item 601(b)(96) of Regulation S-K

and filed as
an exhibit

to DRDGOLD

Limited’s (DRDGOLD)

annual report

on Form

20-F for

the year

ended 30

June 2022

and any

amendments or
supplements and/or exhibits thereto (collectively, the “Form 20-F”) pursuant to Subpart 1300 of Regulation S-K promulgated by the U.S.
Securities and Exchange Commission (1300 Regulation S-K), each hereby consent to:
●
the public filing and use by DRDGOLD of the Technical Report Summary for which I am responsible as an exhibit to the Form 20-F;
●
the use and

reference to my name,

including my status as

an expert or Qualified

Person (as defined by

SK-1300) in connection

with
the Form 20-F and Technical Report Summary for which I am responsible;
●
use of

any extracts

from, or

summary of, the

Technical Report

Summary in

the Form

20-F and

the use

of any

information derived,
summarized, quoted

or

referenced from

the

Technical

Report Summary,

or

portions thereof,

that

is included

or

incorporated by
reference into the Form 20-F; and any amendments or supplements thereto.
I am responsible for authoring,

and this consent pertains

to, the Technical Report Summary

for which my name appears

below and certify
that I

have read

the 20-F

and that

it fairly

and accurately

represents the information

in the

Technical Report

Summary for

which I

am
responsible.
Table 40: QP Area of Responsibility and Disclosure Consent
Property Name TRS Effective Date QP Name
Affiliation to
Registrant
Field or Area of
Responsibility
Signature
Far West Gold Recoveries
Proprietary Limited (A subsidiary
of DRDGOLD Limited)
30 June 2022 Mr Vaughn Duke
Independent
Consultant
Mineral Reserves /s/ Vaughn Duke
Far West Gold Recoveries
Proprietary Limited (A subsidiary
of DRDGOLD Limited)
30 June 2022 Mrs Diana van Buren
Independent
Consultant
Mineral Resources /s/ Diana van Buren
Far West Gold Recoveries
Proprietary Limited (A subsidiary
of DRDGOLD Limited)
30 June 2022 Mr Keith Raine
Independent
Consultant
Environmental and
Social Governance
/s/ Keith Raine

Far West Gold Recoveries

(Proprietary) Limited
Document No: PR/SMI/1203/22
137
Appendix 1: Summary of the DCF Model (excluding liner)
Description Unit
Total/
Average
2023
FY
2024
FY
2025
FY
2026
FY
2027
FY
2028
FY
2029
FY
2030
FY
2031
FY
2032
FY
2033
FY
2034
FY
2035
FY
2036
FY
2037
FY
2038
FY
2039
FY
2040
FY
2041
FY
2042
FY
Reclaimed Tonnes kt 229.371 6,044 6,044 6,044 7,546 9,048 9,048 9,048 11,148 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 14,400 7,000
Head Grade g/t 0.33 0.48 0.47 0.47 0.41 0.36 0.36 0.36 0.37 0.37 0.37 0.32 0.30 0.30 0.30 0.30 0.30 0.28 0.27 0.27 0.27
Recovery % 53% 50% 54% 57% 55% 53% 53% 53% 53% 53% 53% 51% 49% 49% 49% 54% 58% 55% 55% 55% 55%
Gold Sold kg 40,409 1,404 1,528 1,592 1,674 1,740 1,740 1,740 2,216 2,840 2,840 2,369 2,105 2,105 2,105 2,322 2,532 2,190 2,159 2,159 1,049
Revenue ZAR M 36,946 1,284 1,397 1,455 1,531 1,591 1,591 1,591 2,026 2,597 2,597 2,166 1,924 1,924 1,924 2,123 2,315 2,003 1,974 1,974 959
Operating Costs ZAR M 19,550 838 538 538 773 868 868 868 995 1,168 1,168 1,168 1,168 1,168 1,168 1,168 1,168 1,168 1,168 1,168 717
Capital Expenditure ZAR M 6,767 326 61 1,595 957 300 589 1,120 565 18 402 146 18 18 416 152 18 18 18 18 20
Post-tax Free Cashflow ZAR M 7,338 288 555 (678) (199) 424 118 (397) 404 987 714 600 525 525 242 567 794 579 559 559 171
Cumulative Post-tax Free
Cashflow
ZAR M
7,338 288 843 165 (34) 389 507 110 514 1,501 2,216 2,816 3,341 3,867 4,108 4,675 5,469 6,049 6,608 7,167 7,338
Post-tax Discounted Cashflow ZAR M 2,318 262 459 (509) (136) 263 66 (204) 189 419 275 210 167 152 64 136 173 115 101 91 25
Cumulative Post-tax Discounted
Cashflow
ZAR M 2,318 262 721 211 75 338 405 201 389 808 1,083 1,294 1,461 1,613 1,677 1,813 1,986 2,100 2,201 2,292 2,318
Notes:

Apparent computational errors due to rounding